Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.31

Execution Version

DATED APRIL 13, 2011

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, NOT IN ITS

INDIVIDUAL CAPACITY, BUT SOLELY

AS OWNER TRUSTEE

LESSOR

AND

CONCESIONARIA VUELA COMPAÑIA DE AVIACIÓN S.A.P.I. DE C.V.

LESSEE

AIRCRAFT OPERATING LEASE

AGREEMENT (MSN 4741)

ONE (1) AIRBUS A320-233 AIRCRAFT [GENERIC

MODEL AIRBUS A320-200 AIRCRAFT] WITH

MANUFACTURER’S SERIAL NUMBER 4741

- i -

34.	Statements of Owner Trustee	80

35.	Know Your Customer/OFAC Compliance	81

36.	USA Patriot Act and Other Information:	82

Schedule 1 Definitions and Interpretation		83

Part A Definitions		83

Part B Interpretation		101

Schedule 2 Aircraft Particulars		102

Schedule 3 Conditions Precedent		103

Part A Lessee Conditions Precedent		103

Part B Lessor Conditions Precedent		109

Schedule 4 Aircraft Specification and Deliver		110

Part A-1 Aircraft Specification		110

Part B Delivery Procedure		120

Part C Delivery Condition		121

Schedule 5 Form of Acceptance Certificate		122

Schedule 6 Payment		125

Part A Rent		125

Part B Maintenance Payments		126

Part C End of Lease Maintenance Payment Adjustments		133

Part D Other Economic Terms		134

Part E Airworthiness Directive Cost Sharing Formula		135

Schedule 6 [To Be Intentionally Left Blank in the FAA-Filed Version]		136

Schedule 7 Reporting & Notice		137

Part A Form of Technical Report		137

Part B Notices		141

Schedule 8 Insurance Requirements		142

Schedule 9 Redelivery		147

Part A Redelivery Procedure		147

Part B Redelivery Condition		149

Schedule 10 Form of Notice and Acknowledgement		155

Schedule 11 Subleasing Requirements		166

Schedule 12 List of Agreed Modification for FAA Registration		171

- ii -

AIRCRAFT OPERATING LEASE AGREEMENT (MSN 4741)

THIS AGREEMENT is made as of April 13, 2011

BETWEEN

(1)

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, whose address and principal place of business is at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, United States of America, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, as defined below (the “Lessor”); and

(2)

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V., a company (sociedad anónima promotora de inversión de capital variable) incorporated under the laws of México, whose registered office is at Prolongación Paseo de la Reforma 490, 1er piso, Col. Santa Fe Peña Blanca, 01210 México, D.F.,] México (the “Lessee”).

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement capitalised words and expressions have the meanings set out in Part A of Schedule 1 (Definitions and interpretation). The rules of interpretation and construction set out in Part B of Schedule 1 (Definitions and interpretation) shall apply to this Agreement.

2.	AGREEMENT TO LEASE

2.1	Lease

Subject to the terms of this Agreement, the Lessor agrees to lease the Aircraft to the Lessee and the Lessee agrees to take the Aircraft on lease for the Lease Period. The Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Clause 2.6, for a Renewal Lease Term. This Agreement is effective on the date that it is signed but the Lessor will have no obligation to deliver the Aircraft to the Lessee unless the Lessee has performed all the actions and the Lessor has received each of the documents and evidence listed in Part A of Schedule 3 (Conditions precedent) in a form and substance satisfactory to the Lessor and the Owner Participant on or before the Scheduled Delivery Date unless deferred by the Lessor and the Owner Participant in their absolute discretion.

2.2	No Default

The Lessor will not have to deliver the Aircraft to the Lessee if, on the Scheduled Delivery Date, a Default has occurred and is continuing or would occur as a result of Delivery.

2.3	Lessee’s obligations

The Lessor will not be responsible for any delay in Delivery if the Lessee fails to satisfy all its obligations listed in Part A of Schedule 3 (Conditions precedent) on the required date.

2.4	Deferral of conditions precedent

If the Lessor delivers the Aircraft to the Lessee even though it has not received all the documents and evidence referred to in Clause 2.1 (Lease) on or prior to the date specified, the Lessor may defer any of the obligations of the Lessee listed in Schedule 3 (Conditions precedent) on specific conditions and at the Lessor’s and the Owner Participant’s sole discretion.

2.5	Waiver of Default

The Lessor reserves all of its rights under this Agreement and pursuant to all Applicable Regulations in connection with any Event of Default even if it delivers the Aircraft to the Lessee whilst a Default is continuing.

2.6	Renewal Option

2.6.1	Renewal Notice

(a)	At least eighteen (18) months prior to the Scheduled Expiry Date, the Lessee may provide notice to the Lessor that the Lessee will extend the leasing of the Aircraft for a Renewal Lease Term (a “Renewal Notice”).

(b)	Notwithstanding anything to the contrary in this Agreement or any other Transaction Document:

(i)	No Renewal Notice shall be binding on the Lessor or oblige the Lessor to extend the leasing of the Aircraft hereunder for a Renewal Lease Term, and shall be considered not to have been given, if the Renewal Notice is received after the date eighteen (18) months prior to the Scheduled Expiry Date or if any Default shall have occurred and be continuing (y) on and as of the date of any such notice, which Default shall not have been subsequently cured or (z) on the date of the commencement of the Renewal Lease Term, and the occurrence of an Event of Default shall automatically terminate the Lessee’s rights hereunder to extend the Lease Period (but not its obligations hereunder if a Lease Amendment, as provided in Clause 2.6.2(a) below, for such extension has been executed).

(ii)	A Renewal Notice shall be irrevocable and shall constitute an unconditional obligation of the Lessee and the Lessor to extend the leasing of the Aircraft hereunder for the Renewal Lease Term in accordance with the terms hereof and contained in any Lease Amendment contemplated under Clause 2.6.2(a) below.

2.6.2	Renewal Rent and Documentation

(a)	Upon receipt of the Renewal Notice, as provided in Clause 2.6.1 (Renewal Notice) above and provided no Default has occurred and is continuing, the Lessee and the Owner Participant shall enter into good faith negotiations, but otherwise with the right to act in their sole and absolute discretion, with respect to the amount to be paid by the Lessee as Rent during the Renewal Lease Term. If the amount of the Rent is agreed between the Lessee and the Owner Participant within sixty (60) days of the receipt of the Renewal Notice, such agreement of the Lessee and the Owner Participant shall be documented in a Lease Amendment within a further period of thirty (30) days, which subject to sub-clause (c) below, shall be in form and substance reasonably acceptable to the Lessee and the Owner Participant. Thereupon, each party hereto shall promptly execute and deliver to the other party such Lease Amendment and provide (i) written evidence of appropriate corporate action authorizing the execution, delivery and performance of such Lease Amendment, (ii) evidence of the issue of each approval, license and consent which may be required in connection with such Lease Amendment, and (iii) such other documents and filings as either of the parties (acting reasonably) may request.

(b)	If the Lessee and the Owner Participant are unable to reach an agreement as to the amount to be paid by the Lessee as Rent in respect of the Renewal Lease Term within the period permitted under Clause 2.6.2(a), the option to extend the leasing of the Aircraft provided herein shall be deemed to be terminated and the Renewal Notice shall be considered not to have been given and the Lessee’s rights under this Clause 2.6 shall be deemed to be terminated.

(c)	Except for the Rent payable during the Renewal Lease Term as provided above, all terms and conditions of this Agreement during the Base Lease Term shall remain in full force and effect during the Renewal Lease Term.

2.7	Parent Guaranty

The Lessee will cause the Parent to execute and deliver the Parent Guaranty on or before the date of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties

Each party is making the statements in this Clause 3.1 in order to induce the other party to enter into this Agreement. Each party understands that the statements it makes in this Agreement must be true, when this Agreement is signed and on the Delivery Date. Pursuant to the Owner Participant Letter Agreement, the Owner Participant hereby makes the representations and warranties set out in this Clause 3.1 and the Clause 3.4. On this basis each party represents and warrants to the other that:

3.1.1	in the case of the Lessor, it is a national banking association, validly existing and in good standing under the laws of the United States of America, and since the date of its formation, it has been maintained in accordance with all Applicable Regulations; in the case of the Lessee, it is a sociedad anónima promotora de inversión de capital variable duly organized, validly existing and in good standing under the laws of the State of Incorporation and since the date of its organization, it has been maintained in accordance with all Applicable Regulations and in the case of the Owner Participant, it is a company incorporated under the laws of Cayman Islands, and since the date of its incorporation, it has been maintained in accordance with all Applicable Regulations;

3.1.2	in entering into each Transaction Document to which it is a party and performing its obligations thereunder, it does not contravene, nor in respect of any Transaction Document to which it is a party which is entered into after the date of this Agreement will it contravene, any Applicable Regulations;

3.1.3	all necessary corporate actions have been taken and all authorisations have been obtained for the execution by it of each Transaction Document to which it is a party and the performance of its obligations thereunder, it has the power to enter into the Transaction Documents to which it is a party and perform its obligations thereunder and this Agreement has been duly executed and delivered by it; and

3.1.4	its obligations under each Transaction Document to which it is a party are, or if any Transaction Document to which it is a party is entered into after the date of this Agreement will be, from the date of execution of such Transaction Document to which it is a party, legal, valid and binding, enforceable against it in accordance with their respective terms (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, examination, reorganization, concurso mercantil or other similar law, and (ii) general principles of equity).

3.2	Lessee’s representations and warranties

The Lessee further represents and warrants to the Lessor that:

3.2.1	no Default has occurred and is continuing or would occur as a result of Delivery;

3.2.2	it is not involved in any litigation or other dispute nor is there (to its knowledge) any claim pending against it, the outcome of which could have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

3.2.3	the Original Financial Statements and its most recently prepared management financial statements (subject to normal year-end adjustments) (which have been delivered to the Lessor):

(a)	have been prepared in accordance with Mexican GAAP;

(b)	fairly represent the financial condition of the Lessee as at the date to which they were drawn up; and

(c)	do not contain any untrue statement or omit to state a material fact which could make them misleading;

3.2.4	since the preparation of the financial statements referred to in (c) above, there has been no material adverse change in the Lessee’s ability to perform its obligations under this Agreement or its financial condition;

3.2.5	all licences, authorisations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, the Transaction Documents and the transactions contemplated therein, have been (or will promptly following the Delivery Date be) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

3.2.6	it has paid or caused to be paid, all fees or charges assessed and due against it by any airport or air navigation authority assessing landing or navigation fees or charges in respect of aircraft operated by the Lessee the failure of which would have a material adverse effect on the Lessee’s ability to perform its obligations hereunder or which could reasonably be expected to result in a material risk of the sale, forfeiture, detention, impoundment or other loss of the Aircraft or the use thereof;

3.2.7	it does not hold a contract or other obligation to operate the Aircraft to or from an Excluded Country;

3.2.8

where the State of Registration is México, except for (1) the Lessor’s (or the Security Trustee’s) taking possession in New York of the tangible chattel paper original copy of this Agreement (insofar as this Agreement constitutes tangible chattel paper (as such term is defined in the UCC)), (2) the registration of a certified Spanish language translation of this Agreement and the Bill of Sale and the registration of the Aircraft with the Aviation Authority, (3) the effectuation of the Pre-Delivery Authorizations and Filings and the Post-Delivery Authorizations and Filings and the filing of any relevant document evidencing the interests of the Security Trustee (if any) with the DGAC, (4) the recordation of the International Interests arising hereunder and thereunder (if any) with the International Registry pursuant to the Cape Town Convention, (5) the issuance of a permanent certificate of airworthiness, (6) the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Clause 12.1.1), (7) the import of the Aircraft into México and the payment of any applicable import duties related to such import and (8) the filing of UCC 1 financing statements in the District of Columbia, it is not necessary under the laws of the State of New York, the State of Registration, the State of Incorporation or the Habitual Base in order to:

(a)	ensure the legality, validity, effectiveness, enforceability or admissibility in evidence; or

(b)	establish, protect or perfect the rights and interests of the Lessor, the Owner and any Security Trustee in the Aircraft or any Engine or Part,

that this Agreement or any other Transaction Document or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States of America, the State of Incorporation, the Habitual Base or, if different, the State of Registration or that any other action be taken or that any stamp, registration or similar tax or charge be paid in the United States of America, the State of Incorporation, the Habitual Base or, if different, the State of Registration on or in relation to any of the Transaction Documents:

3.2.9	where the State of Registration is the United States of America, except for (1) the Lessor’s (or the Security Trustee’s) taking possession in New York of the tangible chattel paper original copy of this Agreement (insofar as this Agreement constitutes tangible chattel paper (as such term is defined in the UCC)), (2) the registration of the Aircraft with the FAA, (3) the filing of the FAA Filed Documents and any relevant document evidencing the interests of the Security Trustee (if any) with the FAA, (4) the recordation of the International Interests arising hereunder and thereunder (if any) with the International Registry pursuant to the Cape Town Convention, (5) the issuance of a permanent certificate of airworthiness, (6) the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Clause 12.1.1) and (7) the filing of UCC-1 financing statements in the District of Columbia, it is not necessary under the laws of the United States of America, the State of Incorporation or the Habitual Base in order to:

(a)	ensure the legality, validity, effectiveness, enforceability or admissibility in evidence; or

(b)	establish, protect or (if possible under applicable law) perfect the rights and interests of the Lessor, the Owner Participant and any Security Trustee in the Aircraft or any Engine or Part,

that this Agreement or any other Transaction Document or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States of America, the State of Incorporation or the Habitual Base or that any other action be taken or that any stamp, registration or similar tax or charge be paid in the United States of America, the State of Incorporation or the Habitual Base on or in relation to any of the Transaction Documents;

3.2.10	it is subject to civil commercial law with respect to its obligations under the Transaction Documents to which it is a party, neither it nor any of its assets is entitled to any right of immunity and the entry into and performance by it of the Transaction Documents to which it is a party constitute private and commercial acts;

3.2.11	the choice by the Lessee of New York law to govern the Transaction Documents to which it is a party and the submission by the Lessee to the jurisdiction of the New York courts specified in Clause 25.1, hereof is valid and binding on the Lessee;

3.2.12	its obligations under the Transaction Documents to which it is a party rank at least pari passu with all of its present and future unsecured and unsubordinated obligations (including contingent obligations) with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

3.2.13	it has duly appointed and registered with the International Registry an administrator to act on behalf of the Lessee as a transacting user entity;

3.2.14	it holds all licenses, certificates, permits and approvals necessary for the conduct of its business as a passenger commercial carrier and to operate on the routes that it currently operates and for the performance of its obligations under this Agreement and each other Transaction Document to which it is a party;

3.2.15	its “location”, for purposes of Section 9-307 of the UCC, is the District of Columbia and the full and correct legal name and mailing address of the Lessee as of the Delivery Date are correctly set forth in Part B of Schedule 7 (Reporting & notices), and the Lessee is situated for the purposes of Article 3(1) of the Cape Town Convention in a “contracting state”, as such term is defined in the Cape Town Convention.

3.2.16	no approvals, licenses or consents are necessary to enable the Lessor to export the Aircraft from the Habitual Base and to deregister the Aircraft from the State of Registration upon the termination of the leasing of the Aircraft under this Agreement.

3.2.17	all required import licenses and all customs formalities relating to the import of the Aircraft into the Habitual Base have been obtained or complied with or shall be obtained or complied with within the timeline provided in the definition of Post-Delivery Authorizations and Filings and all Taxes payable in connection with the import of the Aircraft into the Habitual Base have been paid or shall be paid when due;

3.2.18

the Lessee is not required to deduct, from any payment hereunder, any Taxes other than applicable withholding tax at a rate, as of the date of this Agreement, of 5% (which may effectively be reduced by a Tax credit available to the Lessee equivalent to 80% of the applicable withholding Tax and, without limiting Clause 3.1.4 the provisions of Clause 14.2 and Clause 14.4 requiring the Lessee to “gross-up” the Lessor for such withholding Tax and any applicable rate after the date of this Agreement, are legal, valid, binding and enforceable obligations of the Lessee in accordance with their terms.

3.3	The Lessor’s representations and warranties

The Lessor further represents and warrants that:

3.3.1	it is a Citizen of the United States:

3.3.2	it is subject to civil commercial law with respect to its obligations under the Transaction Documents to which it is a party, neither it nor any of its assets is entitled to any right of immunity and the entry into and performance by it of the Transaction Documents to which it is a party constitute private and commercial acts;

3.3.3	the choice by the Lessor of New York law to govern the Transaction Documents to which it is a party and the submission by the Lessor to the jurisdiction of the New York courts is valid and binding on the Lessor; and

3.3.4	the Lessor has not received a notice from the Seller claiming that a “default” has occurred and is continuing under the Purchase Agreement and does not reasonably believe that it is in “default” under the Purchase Agreement.

3.4	Owners Participant’s representation and warranties

The Owner Participant further represents and warrants that:

3.4.1	it is an Irish resident corporation for Irish Tax purposes (by virtue of being managed and controlled in Ireland;

3.4.2	it is entitled to treaty benefits under the Mexico-Ireland income Tax treaty;

3.4.3	its or the OP Guarantor’s tangible net worth is at least *****.

3.5	Survival of representations and warranties

The representations and warranties given by the Lessor in Clauses 3.1 (Representations and warranties) and Clause 3.3 (Lessor’s representations and warranties) shall survive the execution of this Agreement and shall be deemed to be repeated by the Lessor on the Delivery Date.

3.6	Repetition of representations and warranties

The representations and warranties given by the Lessee in Clause 3.1 (Representations and warranties) and Clause 3.2 (Lessee’s representations and warranties) will survive the execution of this Agreement and shall be deemed repeated by the Lessee on the Delivery Date.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

4.	DELIVERY AND ACCEPTANCE

4.1	Delivery and Acceptance

4.1.1	The Lessee acknowledges that the condition of the Aircraft on delivery to the Lessee, and its compliance or otherwise with the Purchase Agreement shall be the sole responsibility of the Lessee, and that the Lessor has agreed to purchase the Aircraft pursuant to the Purchase Agreement at the request of the Lessee and for the sole purpose of the Lessor leasing the Aircraft to the Lessee pursuant to this Agreement. Accordingly the Lessee acknowledges that neither the Lessor nor the Owner Participant shall have any responsibility whatsoever in respect of the condition of the Aircraft at Delivery and that the Lessee shall not be entitled for any reason whatsoever to refuse to accept the leasing of the Aircraft under this Agreement once the Lessor is obliged to accept title to the Aircraft under the Purchase Agreement. The Lessor hereby agrees that provided that the Lessee has executed the Indemnity Letter, the Lessee shall have a right to inspect the Aircraft on or prior to Delivery and to attend and observe the acceptance tests of the Aircraft on or prior to the Delivery, in each case pursuant to the Delegation Letter. Neither the Lessor nor the Owner Participant shall be liable for any Loss resulting directly or indirectly from any defect or alleged defect in the Aircraft or any failure or alleged failure of the Aircraft to comply with the Purchase Agreement.

4.1.2	The Aircraft shall be new ex factory, as described in more detail in Part A of Schedule 4 provided that the Lessee hereby agrees that to the extent the modifications listed in Part A-2 of Schedule 4 (Aircraft specifications and delivery) have not been completed by the Manufacturer on or before the Delivery Date (such non-completed modifications hereinafter referred to as the “Post Delivery Modifications”), such Post Delivery Modifications shall be completed by the Lessee after Delivery but on or before the C Check Date and the Lessee shall be solely responsible for effecting and managing the implementation of such Post Delivery Modifications. Except as expressly set forth in the next sentence of this Clause 4.1.2, it is hereby agreed that that neither the Lessor nor the Owner Participant shall bear any risk or liability therewith. Notwithstanding the foregoing, the Lessor hereby agrees to pay the cost for installation of such Post Delivery Modifications, which shall be deemed to be a part of the FAA Modification Amount and shall be paid in accordance with the provisions of Clause 11.1.4. For the avoidance of doubt, it is hereby agreed that the Lessee shall not be entitled to terminate this Agreement or reject the Aircraft when it is offered for Delivery solely because of the non-completion of any Post Delivery Modifications on or before the Delivery Date.

4.2	Acceptance Certificate

The Lessee shall evidence its acceptance of the Aircraft by executing the Acceptance Certificate and delivering it to the Lessor.

4.3	Risk

As from Delivery, the Lessee shall bear all risks associated with any loss of or damage to the Aircraft until Redelivery, except solely during any periods during which the Lessor or the Security Trustee (or any person lawfully claiming by or through either) is in possession of the Aircraft as a result of a breach of the Lessor’s or the Security Trustee’s covenant of quiet enjoyment as contained herein in the case of the Lessor or in case of the Security Trustee, as contained in the quiet enjoyment letter provided by the Security Trustee, substantially in the form attached as Annex 2 of Schedule 10 (Confirmation of quiet enjoyment). In recognition of the foregoing, and notwithstanding the Lessor’s rights under this Agreement, including under Clause 13.4, the Lessee acknowledges and agrees that, as between the Lessor and the Lessee, the Lessee (a) is in sole operational control of the Aircraft and is in the business of operating commercial aircraft, (b) it is solely responsible for the condition, maintenance and repair of the Aircraft in accordance with this Agreement and for the security of the Aircraft and compliance with all requirements of the Applicable Regulations, and (c) has not relied upon, and shall not rely upon, any statement, act, or omission of the Lessor in connection with the use, operation, maintenance, repair, condition or security of the Aircraft.

4.4	Failure to take Delivery

4.4.1	If the Lessee fails:

(a)	to comply with the conditions contained in this Agreement so as to allow Delivery to take place immediately following tender of delivery of the Aircraft by the Manufacturer pursuant to the Purchase Agreement; or

(b)	to take delivery of the Aircraft when tendered for delivery by the Lessor in accordance with the terms of the Transaction Documents,

the Lessee will indemnify the Lessor for all costs and expenses, including Break Costs, incurred by the Lessor as a result of such failure.

4.4.2	The Lessor shall provide to the Lessee reasonable evidence of such costs and expenses.

4.5	Delayed Delivery

It is intended that Delivery shall occur on the Scheduled Delivery Date. If Delivery takes place after the Scheduled Delivery Date or not at all:

4.5.1

the Lessor will not be responsible for any Losses, including loss of profit, costs and expenses, the Lessee suffers resulting from Delivery taking place after the Scheduled Delivery Date or non delivery of the Aircraft, except for direct out-of-pocket costs incurred by the Lessee which result from a breach by “buyer” of its obligations under the Purchase Agreement that does not relate to or arise out of any breach by the Lessee of its obligations hereunder or any other Transaction Document (including any failure on the part of the Lessee to fulfill any condition precedent to the leasing of the Aircraft hereunder or under the Indemnity Letter);

4.5.2	the Lessee will not, except in the circumstances described in Clause 4.5.3 below, be entitled to terminate this Agreement or to reject the Aircraft when it is offered for Delivery on the grounds of the delay; and

4.5.3	if for any reason other than the Lessee’s failure to satisfy any of the conditions precedents provided in Part A of Schedule 3 (Conditions precedent) or an Event of Default hereunder, the Aircraft has not been offered for Delivery in the condition required hereunder by the Cut-Off Date and the parties have not otherwise agreed in writing to extend the Cut-Off Date, either party may terminate this Agreement by serving notice to the other party within ten (10) days of such Cut-Off Date, at which time the obligations of each party will end from the date of that notice and the Lessor will have no liability to the Lessee arising from the non-delivery of the Aircraft except that, provided no Event of Default has occurred, the Lessor will promptly repay to the Lessee an amount equal to the Security Deposit and any Rent paid in advance by the Lessee under this Agreement and return to the Lessee, or agree to the cancellation, of any Security Deposit Letter of Credit.

5.	PAYMENTS

5.1	Rent and Maintenance Payments

5.1.1	On each Rent Date (commencing on the Delivery Date) the Lessee will pay Rent to the Lessor as set out in Part A of Schedule 6.

5.1.2	The Lessee will pay to the Lessor the Maintenance Payment amounts as set out in, and at the times specified in, Part B of Schedule 6 (Payments). The Lessee acknowledges and agrees that Maintenance Payments are additional payments for the leasing of the Aircraft and not cash collateral or other collateral security for the Lessee’s maintenance obligations under this Agreement. Once paid, all Maintenance Payment amounts are the sole and exclusive property of the Lessor and may be commingled by it with its and its Affiliates’ other funds, with no interest payable with respect thereto. Maintenance Payments shall otherwise be treated for all purposes of this Agreement as Rent, and the Lessor shall have the same remedies in respect of the Lessee’s failure to pay Maintenance Payment amounts when due as the Lessor has for the Lessee’s failure to pay Rent when due. For purposes of clarification, the foregoing shall not derogate from the Lessor’s independent, separate obligations to make a Maintenance Contribution.

5.1.3

Without limiting or prejudicing Clause 5.1.2 above in any way, if and to the extent that in any jurisdiction any Maintenance Payment amounts paid by the Lessee, or any obligation of the Lessor or the Owner Participant, to make a Maintenance Contribution in respect thereof, is held to be the property of the Lessee, or if it is so determined that all or any part of the Maintenance Payment amounts or the Maintenance Contribution obligations are a debt owed to the Lessee or that the Lessee shall have any interest in all or any part of the Maintenance Payment amounts or the Maintenance Contribution obligations, to the fullest extent permitted by any Applicable Regulations and by way of continuing security, the Lessee hereby charges and grants a security interest in the Maintenance Payments and all rights of the Lessee to payment of any Maintenance Contributions hereunder, and any proceeds thereof, general intangibles relating thereto, the debt represented thereby and/or any and all interest of the Lessee therein to the Lessor as secured party for itself under this Agreement and for its Affiliates under the Other Agreements, as applicable, and for the Owner Participant and its Affiliates by way of a first priority security interest, pledge and a first fixed charge as security for the Lessee’s and the Lessee Affiliates’ obligations under this Agreement and all Other Agreements (including any and all Losses suffered or incurred by the Lessor or any of its Affiliates in respect of which the Lessee or any the Lessee Affiliate is obligated under this Agreement or any Other Agreement). The Lessee acknowledges and agrees that the Lessor has complete dominion and control over the foregoing collateral (within the meaning of the UCC) and possession thereof. The Lessee hereby agrees that the Lessee shall at its own expense take all such steps and enter into any additional documents and instruments necessary or reasonably requested by the Lessor and the Owner Participant, including the Mexican Pledge, to evidence, create or perfect the Lessor’s rights in the Maintenance Payment amounts and the Maintenance Contribution obligations granted hereunder.

5.2	Rent Periods

The first Rent Period will commence on the Delivery Date and each subsequent Rent Period will commence on the numerically corresponding day in the next calendar month throughout the Lease Period. Each Rent Period will end on the day preceding the numerically corresponding day in the next month, except that:

5.2.1	if there is no such numerically corresponding day in that month, it will end on the last day of that month; and

5.2.2	if a Rent Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3	Security Deposit

5.3.1	The Lessee shall pay to the Lessor, the Security Deposit no later than two (2) Business Days prior to the Delivery Date.

5.3.2

The Lessor (or its designee) may co-mingle the Security Deposit with its own funds, the Lessor will not hold such funds as agent or on trust for the Lessee or in any similar fiduciary capacity, the Lessee may not create security over such funds. The Security Deposit (and any interest accrued thereon) will be the sole and absolute property of the Lessor and the Lessor will only be obligated to pay amounts in respect thereof to the Lessee as set out in this Agreement. Except as otherwise expressly provided in this Agreement, the Security Deposit shall be non-refundable. Notwithstanding the above and without prejudice to the rights and interests of the Lessor in the Security Deposit, if and to the extent the Security Deposit, under any Applicable Regulations or otherwise, is determined to be the property of the Lessee, the Lessee hereby grants a security interest in and first fixed charge and pledge of the Security Deposit to the Lessor as security for the Lessee’s and the Lessee Affiliates’ obligations under this Agreement and all Other Agreements (including any and all Losses suffered or incurred by the Lessor or any of its Affiliates in respect of which the Lessee or any Lessee Affiliate is obligated under this Agreement or any Other Agreement). The Lessee acknowledges and agrees that the Lessor has complete dominion and control over the foregoing collateral and the collateral under Clause 5.3.7 (within the meaning of the UCC) and possession thereof. The Lessee hereby agrees that the Lessee shall at its own expense take all such steps and enter into any additional documents and instruments necessary or reasonably requested by the Lessor and the Owner Participant, including the Mexican Pledge, to evidence, create or perfect the Lessor’s rights in the Security Deposit granted hereunder or the Lessor’s rights in any amount drawn under any Security Deposit Letter of Credit, granted pursuant to Clause 5.3.7.

5.3.3	The Lessor agrees that the Lessee may, by irrevocable notice in writing to the Lessor, from time to time, elect to substitute for the Security Deposit described in Clause 5.3.1, a letter of credit in form and substance satisfactory to the Lessor, the Owner Participant and any Security Trustee (the “Security Deposit Letter of Credit”). The Security Deposit Letter of Credit shall:

(a)	be issued or confirmed and payable by a Permitted LC Bank and be denominated in and payable in Dollars in an amount of not less than the Security Deposit;

(b)	name the Lessor or its nominee (including the Servicer) as the beneficiary;

(c)	be a first demand, transferable, irrevocable and absolute payment undertaking of the Permitted LC Bank payable on written demand (without proof or evidence of entitlement, loss or cause required), presentable for payment at sight, by facsimile at an office of the Permitted LC Bank in New York or such other office of the Permitted LC Bank as the Lessor shall agree (in its reasonable discretion); and

(d)	have a non-cancellable term up to the date falling thirty (30) days after the Expiry Date provided that such Security Deposit Letter of Credit may have a term expiring prior to such date provided that the Lessee shall either:

(i)	renew, extend or cause to be reissued such Security Deposit Letter of Credit not later than thirty (30) days prior to its expiry; or

(ii)	substitute such Security Deposit Letter of Credit with a cash Security Deposit no later than thirty (30) days prior to its expiry,

and, if such Security Deposit Letter of Credit is not so renewed, extended, reissued or substituted with cash by such time, an Event of Default shall be deemed to have occurred and be continuing and the Lessor shall be entitled to draw on all or any part of such Security Deposit Letter of Credit).

5.3.4	If the Lessee at any time elects, pursuant to Clause 5.3.3, to provide the Lessor with a Security Deposit Letter of Credit and the Lessee does so provide the Lessor with a Security Deposit Letter of Credit complying with the terms of Clause 5.3.3, then on receipt and acceptance of such Security Deposit Letter of Credit, the Lessor shall, promptly upon the cure of any Default and, provided no other Default has occurred and is then continuing, return to the Lessee the balance of the Security Deposit paid in cash pursuant to Clause 5.3.1 after such receipt and acceptance.

5.3.5	If at any time:

(a)	any events of the nature specified in Clauses 19.1.14 (Insolvency) or 19.1.15 (Insolvency proceedings) occur with respect to the bank issuing or confirming the Security Deposit Letter of Credit; or

(b)	the rating of the bank issuing or confirming the Security Deposit Letter of Credit falls below the Minimum LC Rating; or

(c)	a Security Deposit Letter of Credit ceases to constitute the legal, valid and binding obligations of the issuer thereof enforceable in accordance with its terms, or amounts payable under a Security Deposit Letter of Credit shall cease to be freely available for drawing, the Lessee shall promptly, and in any event within ten (10) Business Days, either:

(i)	provide the Lessor with a replacement Security Deposit Letter of Credit issued or confirmed, as the case may be, by a Permitted LC Bank that meets the requirements of Clause 5.3.3; or

(ii)	provide a cash security deposit in the amount of the Security Deposit,

in which event, upon receipt of such cash security deposit or replacement Security Deposit Letter of Credit, the Lessor will, promptly upon the cure of any Default and provided that no other Default has occurred and is then continuing, cause to be returned to the Lessee the original Security Deposit Letter of Credit.

5.3.6	The Lessor may assign or pledge its interest in or otherwise create a Security Interest in respect of the Security Deposit or a Security Deposit Letter of Credit to the Security Trustee or to any permitted transferee or assignee (and the Lessee shall, at the cost and expense of the Lessor, perform such acts and deliver such instruments as the Lessor may reasonably request in order to carry out and effect any such assignment or pledge or Security Interest).

5.3.7	Any amount drawn by the Lessor under a Security Deposit Letter of Credit shall, pending application and/or set-off in the manner contemplated hereunder be the absolute and unconditional property of the Lessor (but to the extent that in any jurisdiction any such amounts would be held to be the property of the Lessee, the Lessee hereby grants to and confers upon the Lessor, a Security Interest in the same to secure performance of its obligations and its Affiliates’ under this Agreement, the other Transaction Documents and any Other Agreement).

5.3.8	In addition to all the rights and remedies under this Agreement, the Transaction Documents, any Other Agreement or under any Applicable Regulations, the Lessor may (in its absolute discretion) immediately or whenever it chooses, following the occurrence and during the continuation of any Event of Default, set-off against, use, retain, or apply all or any part of the Security Deposit, and/or draw under any Security Deposit Letter of Credit and apply the amounts drawn, in or towards the payment or discharge of any obligation owed by the Lessee or any Affiliate of the Lessee to the Lessor, the Owner Participant or any Affiliate of the Lessor or the Owner Participant under this Agreement, the other Transaction Documents or any Other Agreement, in such order as the Lessor chooses. The Lessor shall promptly notify the Lessee in writing following the exercise of any of its rights under this Clause 5.3.8 (but a failure to notify shall not affect the effectiveness of the set-off).

5.3.9	If as a result of the exercise by the Lessor of its rights under this Agreement the Security Deposit is reduced or the Security Deposit Letter of Credit is drawn, the Lessee will either pay to the Lessor on demand an amount equal to such reduction or drawing, or, if applicable, otherwise procures the reinstatement of the full face value of the Security Deposit Letter of Credit, as applicable. Application of the Security Deposit or a drawing under the Security Deposit Letter of Credit shall not be deemed to cure any Event of Default otherwise cured by the application of such monies, unless and until the Lessee pays to the Lessor, within five (5) Business Days, an amount equal to the reduction in the Security Deposit, or the drawing under the Security Deposit Letter of Credit (or otherwise procures the reinstatement of the full face value of the Security Deposit Letter of Credit).

5.3.10	Without prejudice to its rights under this Clause 5.3, the Lessee acknowledges and agrees that it is not located in the State of New York within the meaning of Section 7-101 1-c.(b) of the New York General Obligations Law and, therefore, the requirements of Section 7-101 of the New York General Obligations Law, including to the effect that the Lessor hold the Security Deposit in a separate interest bearing account do not apply.

5.3.11	Subject to no Default having occurred and then continuing under this Agreement, the Lessor will return an amount equal to any balance of the Security Deposit (without interest) not applied in accordance with this Agreement or, as the case may be, shall cause to be returned any Security Deposit Letter of Credit, within ten (10) Business Days following the Expiry Date.

5.4	Manner of payments

All sums payable by the Lessee to the Lessor in the performance of its obligations under the Transaction Documents will be paid on or prior to the due date, in Dollars and in immediately available funds not later than 12.00 p.m. (Noon) New York City time for value on the due date of payment into the account in New York provided in the Notice and Acknowledgment (or such other account as the Lessor may notify in writing to the Lessee at least three (3) Business Days prior to the date such payment is due). The Lessee must make reference to the Aircraft in the payment instructions to enable the payment to be more easily traced and any payment will only be considered as having been paid when it has been credited to the account of the Lessor.

5.5	Late payments

If the Lessee fails to pay any amount payable under this Agreement or any other Transaction Document on the due date, it will pay default interest on the overdue amount at the Default Rate from (and including) the due date to (but excluding) the date on which such overdue amount is paid in full. Default interest will be payable at intervals as demanded by the Lessor (irrespective of whether the Lessor obtains a court judgment for sums owed to it in the meantime; provided, however, that there shall be no duplication of payment of Default interest) and any interest which remains unpaid after such interval shall thereafter bear interest at the Default Rate. All default interest will be calculated on the basis of the actual number of days elapsed and a 360 day year.

5.6	Payments on Business Days

If any payment of Rent, Security Deposit, Maintenance Payments or Agreed Value under this Agreement would otherwise be due on a non-Business Day, it will be due on the preceding Business Day. If any other payment falls due on a non-Business Day, it will be due on the succeeding Business Day.

6.	ABSOLUTE AND UNCONDITIONAL OBLIGATIONS

The Lessee’s obligations to pay Rent, Agreed Value, Maintenance Payments and any other amounts due under this Agreement and to perform all of its other obligations punctually under this Agreement and any other Transaction Document, are absolute and unconditional and shall be paid and performed in full when due without reduction, deduction, set-off, recoupment, claim or counter claim, and the Lessor shall have all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the UCC applies as provided therein; and the Lessee may not regard its obligations as cancelled, terminated, suspended, reduced or altered (and waives to the greatest extent permitted by the Applicable Regulations any rights which it may have at any time to cancel, terminate, suspend, reduce or alter such obligations), no matter what happens and no matter how fundamental or unforeseen the event and regardless of any partial or total failure of consideration, including without limitation:

6.1.1	any unavailability of the Aircraft for any reason, including, but not limited to, any defect in the airworthiness, merchantability, satisfactory condition, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft; or

6.1.2	the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction; or

6.1.3	the Total Loss (except as provided herein upon payment of the Agreed Value and all other amounts then due and payable hereunder) of, or any damage to, the Aircraft, Airframe or any Engine; or

6.1.4	any set off, counterclaim, recoupment, reduction, reimbursement, withholding defence or other rights which the Lessee may have against the Lessor, the Owner Participant, any Financier or any other person, including without limitation, rights pursuant to Sections 2A-401 or 2A-402 of the UCC; or

6.1.5	any failure or delay on the part of any party hereto in performing or complying with any of the terms or conditions of this Agreement or any other Transaction Document; or

6.1.6	any insolvency, bankruptcy, administration, reorganisation, concurso mercantil, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Owner, the Lessor, any Financier or the Lessee; or

6.1.7	any lack of due authorisation of, or other defect in, this Agreement or any other Transaction Document.

Nothing in this Clause 6 will be construed to extinguish or otherwise limit the Lessee’s right to institute legal proceedings against the Lessor or any other person in the event of the Lessor’s or such other person’s breach of its obligations under this Agreement or the other Transaction Documents.

7.	LESSOR’S OBLIGATIONS

7.1	Quiet enjoyment

(a)	So long as no Event of Default has occurred and is continuing, the Lessor will not interfere, and will not permit any person lawfully claiming by or through the Lessor to interfere, with the Lessee’s quiet use, enjoyment and possession of the Aircraft during the Lease Period. The exercise by the Lessor of its rights under or in connection with this Agreement or any other Transaction Document, in each case in accordance with the relevant provisions hereof or thereof (as applicable), will not constitute such interference.

(b)	The Lessor shall cause the Owner Participant to provide the Lessee on or prior to Delivery a letter of quiet enjoyment containing a covenant of quiet enjoyment substantially as provided by the Lessor in Clause 7.1(a) above and, if applicable, the Security Trustee to provide the Lessee on or prior to Delivery a letter of quiet enjoyment substantially in the form of Annex 2 of Schedule 10 (Confirmation of quiet enjoyment) hereto.

7.2	Warranties

7.2.1	The Lessee shall, during the Lease Period, enjoy the benefit of the Airframe Warranties and the Engine Warranties pursuant to the terms of the Airframe Warranties Agreement and the Engine Warranties Agreement respectively.

7.2.2	Save as provided below, during the Lease Period, the Lessor will allow the Lessee to have the use and benefit of any other existing and transferable manufacturer, vendor or supplier warranties relating to the Aircraft in each case subject to any necessary consents of the relevant manufacturer, vendor or supplier. The Lessor agrees to take such steps at the cost and expense of the Lessee, as are reasonably necessary to enable the Lessee to receive the benefits of such warranties. The Lessee will have the benefit of any such warranties subject to any terms that the relevant manufacturer, vendor or supplier may require and the Lessee will enter into such agreements as may be reasonably required with such relevant manufacturer, vendor or supplier. The Lessee will diligently and promptly pursue and valid claims that it may have against any such relevant manufacturer, vendor or supplier and will give the Lessor prompt written notice of the same.

7.2.3	The Lessee shall give the Lessor prompt written notice of any warranty claim in respect of the Aircraft in excess of ***** which is settled with the Lessee on the basis of a total or partial cash payment other than cash payments constituting reimbursements for work performed on the Aircraft by or at the direction of the Lessee. Any cash payments to the Lessee in respect of warranty claims concerning the Aircraft which are not applied to repair or remedy of defects in the Aircraft and which are not in respect of compensation for the condition of or loss of use of the Aircraft, an Engine or Part during the Lease Period due to a defect covered by such warranty, shall be for the Lessor’s account and shall to the extent received by the Lessee be promptly paid by the Lessee to the Lessor.

7.2.4	The Lessee agrees promptly to apply any proceeds of any claims other than to the extent that they relate to compensation for the condition or loss of use of the Aircraft during the Lease Period or are to be paid to the Lessor in accordance with Clause 7.2.3 under any warranty relating to the Aircraft, any Engine or any Part received by the Lessee to remedy the defect, if any, in the Aircraft, any Engine or any Part giving rise to such claim or toward reimbursement for such remedy with any excess to be retained by the Lessee.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

7.2.5	Following an Event of Default which has occurred and is continuing, the Lessee’s authorization to exercise the Lessor’s warranty rights shall automatically terminate, and the Lessor may immediately:

(a)	retain for its own account any such proceeds previously paid to the Lessor which would have been remitted to the Lessee under this Clause 7.2 in the absence of such Event of Default;

(b)	cause any proceeds of any pending claims to be paid to the Lessor, rather than to the Lessee; and

(c)	recover from the Lessee the proceeds of any such claims previously paid to the Lessee to the extent that such claims relate to any defect in the Aircraft, any Engine or any Part not rectified by the Lessee in accordance with the requirements of this Agreement and applicable manufacturer’s guidelines before such Event of Default;

provided that, upon cure of any such Event(s) of Default, the Lessor shall promptly pay or return such proceeds to the Lessee.

7.2.6	On the Expiry Date, the Lessee’s rights under the warranties referred to in Clause 7.2.2 (excluding the Lessee’s rights to receive payments thereunder for claims previously made by the Lessee) shall immediately revert to the Lessor.

7.2.7	On the Expiry Date, the Lessee will at its own cost and expense, take all steps necessary to ensure that the benefit of any unexpired warranties relating to the Aircraft shall vest in the Lessor pursuant to the terms of the applicable warranties assignment.

7.3	Maintenance Contributions

Notwithstanding references herein to the non-refundability of Maintenance Payment amounts, the Lessor shall pay Maintenance Contributions in respect of the Aircraft as a separate obligation not constituting a refund of Maintenance Payment amounts. Such Maintenance Contributions shall be calculated and paid in accordance with the relevant provisions of Part B of Schedule 6 (Maintenance Payments).

8.	INFORMATION

8.1	Financial information

During the Lease Period, the Lessee will deliver to the Lessor and any Security Trustee:

8.1.1

as soon as available, but, in any event, no later than one hundred twenty (120) days after the last day of each financial year of the Lessee or the Parent, as the case may be, the audited financial statements of the Lessee and the Parent, in each case prepared in accordance with IFRS or Mexican GAAP, as the Lessee may elect (provided that once the Lessee has elected to use IFRS, such election shall be final and the Lessee shall not then revert to Mexican GAAP to fulfill its reporting obligations hereunder) as of such day and the audited consolidated profit and loss statement of the Lessee and the Parent for the year ending on such day (each may be in Spanish and in Mexican currency so long as such financial statements and the auditor’s opinion thereon shall be provided in English and in Dollars within forty-five (45) days thereof) certified by a reputable firm of accountants. The financial statements will fairly and accurately present the financial position of the Lessee and the Parent, as the case may be, as at the end of such financial period and the results of its operations for such financial period and will disclose all material liabilities (contingent or otherwise) of the Lessee and the Parent, as the case may be;

8.1.2	copies of every report, notice or like document generally issued by the Lessee or the Parent to its creditors at the time that it is so issued;

8.1.3	within forty-five (45) days after the end of each three (3) month period, the consolidated management prepared financial statements (in Dollars) of the Lessee and the Parent in English prepared for the most recent previous financial quarter certified by a qualified financial officer of the Lessee and the Parent, as the case may be, as being true and correct;

8.1.4	to the extent that the Lessee and the Parent are permitted by the Applicable Regulations and are not prohibited therefrom by confidentiality undertakings to third parties, with reasonable promptness, such other financial, operational and other information and data with respect to the Lessee and the Parent as the Lessor and the Owner Participant may from time to time reasonably request in the context of the transactions contemplated hereby; and

8.1.5	the Lessee’s obligations hereunder shall be deemed satisfied should the Lessee or the Parent publish, on a website generally available free of charge to the public, the equivalent of the information required to be provided by the Lessee hereunder. The Lessee shall notify the Lessor in writing of the website address.

8.2	Technical Information

Throughout the Lease Period, the Lessee will:

8.2.1	provide the Lessor within ten (10) days after the end of each calendar month, a technical report for the Aircraft in the form of Schedule 7 (Reporting and notices) which must have all requested information completed (to the extent applicable) and show whether an Engine, APU or Landing Gear has been removed (specifying the reason for any such removal) and the details of the airframe on which it has been installed or the actual physical location if not so installed and the address and contact details of the maintenance organisation responsible for the safekeeping and/or maintenance of such Engine, APU or Landing Gear;

8.2.2	give the Lessor at least forty-five (45) days written notice as to the time and location of all major checks and all scheduled Qualifying Work;

8.2.3	give notification to the Lessor, as soon as reasonably possible, of any unscheduled Qualifying Work; and

8.2.4	provide to the Lessor all information the Lessor may reasonably request from time to time regarding the maintenance of the Aircraft.

8.3	Other information

Throughout the Lease Period, the Lessee shall:

8.3.1	notify the Lessor and any Security Trustee as soon as practicable of any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed *****;

8.3.2	notify the Lessor and any Security Trustee of any Default promptly after it occurs; and

8.3.3	provide the Lessor, the Owner Participant and any Security Trustee, on request (not more frequently than twice annually), with evidence that all Taxes and charges incurred and payable by the Lessee in connection with the Aircraft and its operation and which, if unpaid, could give rise to Security Interest on the Aircraft, have been paid in full.

9.	CONTROL OF THE AIRCRAFT

9.1	No disposal or parting of possession

The Lessee shall not, and shall not attempt or hold itself out as having any power to, sell, charge, lease or otherwise dispose of or part with possession of the Aircraft or any part thereof except as expressly provided herein.

9.2	Subleasing

The Lessee will not, without the prior written consent (not to be unreasonably withheld) of the Lessor and any Security Trustee (and then subject to such terms and conditions as the Lessor or any Security Trustee may reasonably stipulate), sublease, or otherwise part with possession of the Aircraft, except that the Lessee may:

9.2.1	charter or wet lease the Aircraft in accordance with Clause 9.3 (Charter or wet leasing);

9.2.2	sublease the Aircraft in accordance with Clause 9.4 (Permitted subleasing);

9.2.3	part with possession of the Aircraft, an Engine or Part to the relevant manufacturer for testing or similar purposes or to the Maintenance Performer for service, repair, maintenance or overhaul work or alterations, modifications or additions to the extent required or permitted by this Agreement; and

9.2.4	part with possession with respect to an Engine or Part as permitted by Clause 10 (Engines and Parts).

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

9.3	Charter or wet leasing

The Lessee shall be permitted to charter or wet lease the Aircraft in the ordinary course of the Lessee’s business on a short-term basis (and in any event for a period no greater than twelve (12) months and so that it does not extend beyond the Expiry Date) provided such charter or wet lease constitutes an arrangement whereby the Lessee agrees to furnish the Aircraft to a third party pursuant to which the Aircraft:

9.3.1	shall be operated solely by cockpit personnel under the operational control of the Lessee, possessing all current certificates and licences that are required by Applicable Regulations;

9.3.2	shall remain subject to the insurance coverage required under Clause 17 (Insurance);

9.3.3	shall be maintained and operated by the Lessee in accordance with this Agreement;

9.3.4	shall not be operated to or from an Excluded Country; and

9.3.5	shall remain registered in the State of Registration,

and provided always that such arrangement is expressly subordinated to this Agreement, the rights of the Lessor and any Security Trustee under this Agreement (and, if applicable, to the rights of any Security Trustee as assignee of the Lessor) and to the Aircraft. The Lessee’s obligations under this Agreement shall continue in full force and effect notwithstanding any such charter or wet lease and in no event shall any chartering or wet leasing of the Aircraft extend beyond the Expiry Date.

9.4	Permitted subleasing

The Lessee may sublease the Aircraft to a Permitted Sublessee (such sublease, a “Permitted Sublease”) without the prior consent of the Lessor and any Security Trustee, upon and subject to the terms and conditions set out in Schedule 11.

9.5	Continuing obligations

The Lessee acknowledges and agrees that, notwithstanding any sublease of the Aircraft, the Lessee will remain fully liable to perform its obligations under this Agreement and the other Transaction Documents to which it is a party but to the extent the relevant Permitted Sublessee properly performs an obligation under the sublease, the Lessor agrees that such performance shall be regarded as discharging (to such extent) any corresponding obligations of the Lessee under this Agreement.

9.6	Sublease Event of Default

If an event of default (howsoever described) is continuing under a sublease whilst a Permitted Sublessee is in possession of the Aircraft, the Lessee shall promptly notify the Lessor and the Security Trustee of the steps that it is proposing to take to enforce the terms of the sublease or recover possession of the Aircraft.

10.	ENGINES AND PARTS

10.1	With The Lessor’s Consent

Save as permitted in this Clause 10, the Lessee must not replace any Part or install any Engine or Part on any other aircraft whether by way of permanent title swap or for operational short term exchange without first obtaining the Lessor’s prior written consent, which consent shall not be unreasonably withheld.

10.2	Without The Lessor’s Consent

10.2.1	The Lessee may permanently replace Parts (but not Engine modules without the Lessor’s prior written consent if:

(a)	the replacement part was manufactured by the same manufacturer of the Part it replaces;

(b)	the replacement part is in as good an operating condition, has as much useful life available until the next scheduled maintenance procedure, has the correct effectivity in accordance with the latest revision of the Manufacturer’s illustrated parts catalogue, is of the same or a more advanced make and model, is of the same interchangeable and mixable modification status as the replaced Part and is of equivalent or greater value and utility as the replaced Part;

(c)	the replacement part must not have elapsed Flight Hours, Cycles or calendar time (whichever is limiting) in excess of 110 percent (110%) of the Flight Hours, Cycles or calendar time (whichever is limiting) for the Aircraft as a whole;

(d)	the replacement part is not a PMA Part;

(e)	the Lessee has full details in accordance with the FAA Regulations as to the source and maintenance records of the replacement part and in the case of life limited parts that a complete service-history is available (including traceability “back to birth”);

(f)	the Part to be replaced is unserviceable, the servicing of the same is not cost effective, or the replacement part is required in order for the Aircraft to meet the redelivery condition or is an improvement to the Aircraft permitted in accordance with the terms of this Agreement;

(g)	the replacement part is free and clear of all Security Interests (other than Permitted Security Interests); and

(h)	the replacement part meets all Applicable Regulations.

10.2.2	Upon the replacement part being installed on the Aircraft, it shall automatically and without further act:

(a)	become and remain the property of the Lessor free from Security Interests (other than Permitted Security Interests) and without any obligation and/or liability on the part of the Lessor, the Owner Participant and/or the Financiers, whether as to Taxes and/or otherwise; and

(b)	become subject to this Agreement and the Financing Documents as if it had been attached to the Aircraft on Delivery.

10.2.3	If the Lessor so requests, the Lessee shall, at its own cost, provide such documentary evidence and take such other action as the Lessor may reasonably request to evidence the transfer to the Lessor of full ownership of the replacement part (including the provision if requested by the Lessor or the Owner Participant of bills of sale, to the extent available).

10.3	Temporary Installation of Parts on other aircraft

A Part may be temporarily installed on an aircraft owned by or leased to the Lessee without the Lessor’s, the Owner Participant’s or any Security Trustee’s prior written consent if:

10.3.1	no Event of Default has occurred and is continuing;

10.3.2	the Lessee has operational control over that aircraft and the terms of this Agreement will continue to apply to the Part as if it were still installed on the Aircraft;

10.3.3	the Lessor retains title to the Part concerned;

10.3.4	the Part does not become subject to a Security Interest (other than a Permitted Security Interest); and

10.3.5	that Part is removed from that aircraft and reinstalled on the Aircraft as soon as practicable but no later than the earlier to occur of (A) the next “C” check or equivalent and (B) the Expiry Date.

10.4	Temporary Installation of Parts

If necessary to avoid the grounding of the Aircraft, the Lessee may temporarily install any part on the Aircraft by way of short term replacement without the Lessor’s prior written consent if:

10.4.1	no Event of Default has occurred and is continuing;

10.4.2	as soon as practicable after installation of the part on the Aircraft but, in any event, no later than the earlier to occur of (A) the next “C” check or equivalent and (B) the Expiry Date, the Lessee removes that part and replaces it with the Part replaced by it or, in the case of a part, by a part complying with Clause 10.2.1 above; and

10.4.3	the Insurance for the Aircraft is not affected.

10.5	Removal and Interchange of Engines

10.5.1	The Lessee will ensure that no Engine is removed from the Airframe unless it is promptly replaced on the Airframe by an engine complying with the following conditions:

(a)	it is of the same manufacture and model as the original Engine (or an improved model), it has not been involved in any incident or accident as defined in the FARs, it is certified in accordance with FAA rules and regulations for installation on the Aircraft, it is suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and it is compatible with the remaining installed Engine, it has equivalent interchangeable modification status, equivalent or lower time elapsed since Engine Performance Restoration, equivalent or lower time Life Limited Parts life used and equivalent remaining warranty status as the original Engine, and it is of an equivalent or greater value and utility as the original Engine;

(b)	the Lessee has full details of its source and maintenance records with back-to-birth traceability of LLPs;

(c)	the original Engine is reinstalled on the Airframe on or prior to the Expiry Date unless replaced with a Replacement Engine as required hereunder; and

(d)	the Insurance for the Aircraft is not affected.

provided that if an engine complying with the conditions in Clause 10.5(a) is not available at the time and/or place where the engine is required to be installed on the Airframe and it would result in unreasonable disruption of the operation of the Aircraft and/or business of the Lessee to ground the Aircraft until an engine complying with Clause 10.5(a) becomes available for installation on the Aircraft, the Lessee may install any suitable engine on the Airframe by way of temporary replacement. As soon as reasonably practicable after the installation of the engine but in any event no later than one twenty days (120) days after such installation, the Lessee shall remove the engine and replace it with the original Engine or an engine complying with Clause 10.5.1(a) and (b), subject always to the requirement of Clause 10.5.1(c) and Clause 10.5.1(d).

10.5.2	The Lessee will:

(a)	ensure that any Engine which is not installed on the Airframe if unserviceable is promptly delivered to the Maintenance Performer for repair with such repairs to be completed prior to the Expiry Date;

(b)	ensure that any Engine which is not installed on the Airframe (or another aircraft permitted by Clause 10.5.3) is properly and safely stored and insured in accordance with this Agreement, free from Security Interests (other than Permitted Security Interests); and

(c)	on request by the Lessor, procure that any person to whom possession of an Engine is given acknowledges in writing to the Lessor and any Security Trustee, that it will respect the interests of the Lessor as owner and lessor of the Engine and any Financiers under any Security Interest (or assignment) in respect of the Engine and will not seek to exercise any rights whatsoever in relation to such Engine.

10.5.3	The Lessee will be permitted, if no Default has occurred and is continuing, to install any Engine on an airframe owned by or leased to the Lessee and under the operational control of the Lessee, provided that:

(a)	neither:

(i)	the provisions of any Applicable Regulations; nor

(ii)	the terms of any lease or other agreement or Security Interest to which such airframe is subject,

prohibit such installation or will have the effect at any time of divesting or impairing the title and interests of the Lessor or owner of the Engine and/or any Financiers under any Security Interest or assignment in respect of the Engine;

(b)	the terms of any lease, agreement or Security Interest to which such airframe is subject contain an undertaking for the benefit of the Lessor that neither the relevant lessor, owner, seller or the holder of any Security Interest under such lease, agreement or Security Interest nor their successors or assigns will acquire, as against the Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe;

(c)	the Lessor retains title to the Engine;

(d)	the other aircraft is being operated at the same or lower engine thrust;

(e)	the terms of this Agreement (including Insurance) will continue to apply to the Engine as if it were still installed on the Airframe; and

(f)	such Engine is reinstalled on the Airframe on or prior to the Expiry Date.

The Lessor hereby agrees for the benefit of any lessor or holder of any Security Interest in an engine which may be installed on the Airframe during the Lease Period, that the Lessor shall not, and shall not permit any person lawfully claiming by or through it to, acquire, as against such lessor or holder of such Security Interest in the engine, any right, title, or interest in such engine as a result of such engine being installed on the Airframe.

11.	REGISTRATION, CERTIFICATION, FILING

11.1	Registration with Aviation Authority

11.1.1	Subject to Clause 11.1.3, during the period the Aircraft is to be registered with the DGAC, the Lessee will, save as provided in Schedule 11 (Subleasing requirements), register and maintain the registration of the Aircraft with the Aviation Authority throughout the Lease Period on terms satisfactory to the Lessor. The Lessor agrees to provide such assistance, at the Lessee’s cost and risk, as may be reasonably requested by the Lessee in order to enable the Lessee to comply with its obligations hereunder. Except as expressly provided in Clauses 11.1.3 and 11.1.4 below, all expenses associated with such registration shall be at the sole cost, expense and responsibility of the Lessee.

11.1.2	Throughout the Lease Period, the Lessee will to the maximum extent within its control or will assist the Lessor in:

(a)	if allowed under Applicable Regulations at its own cost, (i) record on the relevant register of the Aviation Authority that the Lessor is the owner of the Aircraft and, if applicable, that the Financiers have a Security Interest in the Aircraft and (ii) file this Agreement, the Bill of Sale and each Financing Document (or their main details) on that register;

(b)	at the Lessee’s cost, make any changes to any registration or filing that may be necessary or advisable to take account of any change in any modification to the Aircraft (such as the permanent replacement of any Engine or Part) in accordance with this Agreement or of any change in any Applicable Regulations; and

(c)	at the Lessor’s request and cost, make any changes to any registration or filing that may be necessary or advisable to take account of any change in the ownership of the Aircraft or the interests of any Financier in the Aircraft, save where such change in registration of filing is required as a result of a change of law which adversely effects the interests of the Lessor or the Financiers in the State of Registration or the Habitual Base, if different, in which case such change shall be made at the Lessee’s cost.

11.1.3

From the Delivery Date until the FAA Registration Date, the Aircraft shall be registered with the DGAC. On and from the FAA Registration Date and for the duration of the remainder of the Lease Period, the Lessee shall, to the maximum extent within its control, cause the Aircraft to be registered with the FAA, which registration shall show the Lessor as the owner and the Lessee as the lessee and shall be effected at the Lessee’s expense except as expressly provided in Clause 11.1.4 below. The foregoing obligation of the Lessee to register and maintain the registration of the Aircraft with the FAA is subject to the Lessor being and remaining eligible for such registration and to the Lessor renewing the registration of the Aircraft with the FAA as contemplated by 14 C.F.R § 47. The Owner Participant shall at its own cost and expense instruct the Lessor to take such actions, including execution and delivery of documents to the Lessee, that are required by the FAA to maintain (including renew) the registration of the Aircraft and the Lessor hereby agrees to take all such actions as are so instructed by the Owner Participant in connection with the foregoing. The Lessee shall cooperate with the Lessor at the Lessee’s expense to take such action as the Lessor may reasonably request in connection with such registration or any renewal thereof, provided that the Lessor shall be responsible for all of the Lessor’s legal costs in connection with such registration including all costs associated with perfecting and recording the Lessor’s, the Owner Participant’s and any Financier’s interests in the Aircraft and/or the Agreement, including the cost of the legal opinions of the FAA Counsel. The Lessee shall be solely responsible for and shall obtain at its cost a delegation for the DGAC of airworthiness surveillance of the Aircraft from the FAA. For the avoidance of doubt, except as expressly provided in Clause 11.1.4 below, it is hereby agreed that the Lessee shall be solely responsible for all costs and expenses associated with the registration of the Aircraft with the DGAC and with the perfecting and recording of the Lessor’s interests in the Aircraft and/or this Agreement, where the State of Registration of the Aircraft is México, including the cost of all legal opinions in form and substance and from counsel reasonably acceptable to the Lessor, while the Lessor shall be solely responsible for all costs and expenses associated with registering, perfecting and recording any Financier’s interest in the Aircraft and/or this Agreement.

11.1.4	The Lessee shall be solely responsible for managing the implementation of the technical and specification modifications (as listed in Schedule 12) required to make the Aircraft eligible to be registered with the FAA and neither the Lessor nor the Owner Participant shall bear any risk or liability therewith. Notwithstanding the foregoing, once the Aircraft is registered with the FAA and the installation of the requisite modifications completed, the Lessor hereby agrees to pay the FAA Modification Amount promptly to the Lessee upon receipt of (i) evidence of payment of invoices for such modifications by the Maintenance Performer in accordance with the specifications therefor, and (ii) evidence reasonably satisfactory to the Lessor of the absence of any Security Interests on the Aircraft in favour of the Maintenance Performer or any supplier that could reasonably be expected to be claimed by the Maintenance Performer or such supplier in connection with such modifications, provided that in no event shall the Lessor be liable to, and nothing contained in this provision shall be construed as creating an obligation on part of the Lessor to, pay any amount in excess of the Lessor Cap. It is hereby agreed that any such excess amount shall be paid solely by the Lessee.

11.2	Certification

The Lessee will take all actions needed to ensure that a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) is maintained in full effect throughout the Lease Period.

11.3	Filings and Documentary Taxes

The Lessee will file or record each of the Transaction Documents and Financing Documents which can be filed or recorded by the Lessee and will pay any stamp duty or other documentary Taxes to which any of the Transaction Documents or Financing Documents are or may become subject, in each case punctually and as may be necessary or considered by the Lessor to be advisable under Applicable Regulations.

11.4	Cape Town Convention

11.4.1	If the state in which the Lessee and/or a Permitted Sublessee is situated, the location of the Lessee’s principal place of business or registered office, or the State of Registration has, or at any time brings into force, any legislative or other provisions giving effect to the Cape Town Convention and/or the Protocol, the Lessee (i) shall immediately after Delivery, register any international interests with the International Registry with respect to the Aircraft and/or any Engine and constituted by this Agreement and/or the Transaction Documents, and (ii) at the Lessee’s cost and expense shall from time to time, do or cause to be done (and hereby consents to the Lessor, the Owner Participant or any Financier doing or causing to be done) any and all acts and things capable of being done by the Lessee which may be required or desirable (in the discretion of the Lessor (acting reasonably)) to ensure that the Lessee, the Lessor and any Financier has the full benefit of the Cape Town Convention and/or the Protocol in connection with the Aircraft and any Engine, including:

(a)	any matters connected with registering, perfecting, and/or preserving and/or enhancing any international interest(s) vested in the Lessor, as owner and lessor, or any Financier with respect to the Aircraft and/or any Engine and constituted by this Agreement;

(b)	constituting any international interest(s) to be vested in the Lessor or any Financier with respect to the Aircraft and/or any Engine in connection with this Agreement;

(c)	entry into agreements (subordination or otherwise) to protect the priority of any international interest(s) referred to in the foregoing paragraph;

(d)	agreeing to, consenting to and acknowledging any assignment the Lessor enters, or has entered, into with a Financier in connection with this Agreement;

(e)	excluding in writing the application of any provisions of the Cap Town Convention and/or Protocol that the Lessor may deem desirable in connection with the foregoing;

(f)	executing and delivering an irrevocable de-registration and export request authorisation in the form set out in the annex to the Cape Town Convention; and

(g)	not registering, or consenting to the registration of, any conflicting interests (whether or not taking priority over the Lessor’s or any Financier’s international interests) at the International Registry without the Lessor’s prior written consent.

11.4.2	The Lessee and the Lessor agree that for all purposes of the Cape Town Convention, this Agreement upon its execution will constitute a separate International Interest with respect to the Airframe and/or each Engine identified in the Acceptance Certificate, (ii) the Airframe and each Engine constitute Aircraft Objects and (iii) this Agreement will constitute an agreement for the registration of the Airframe and Engines identified in the Acceptance Certificate.

In this Clause 11.4 (Cape Town Convention), the following terms have the following meanings:

(a)	international interest has the meaning as expressed in the Cape Town Convention and Protocol;

(b)	state has the meaning as expressed in the Cape Town Convention and Protocol; and

(c)	state in which the Lessee is situated shall be construed in accordance with the expression “state in which the debtor is situated in” as set out in Article 4 of the Cape Town Convention.

11.5	Status

The Lessee shall at all times during the Lease Period maintain (i) its business as a commercial scheduled air carrier; (ii) its corporate existence; and (iii) in full force and effect, all consents, licenses, authorizations, approvals, permits, rights and privileges material to its business or to the performance of its obligations under this Agreement.

11.6	Lessee’s Jurisdiction

The Lessee is a “foreign air carrier” within the meaning of the Act, it will cause itself to be located (as defined in Section 9-307 of the UCC) in the District of Columbia, and will not change such location except upon thirty (30) days prior written notice to the contrary to the Lessor.

12.	TITLE PROTECTION AND OPERATION

12.1	Title protection

Throughout the Lease Period, the Lessee will at its own cost:

12.1.1	install (or cause Manufacturer to install) and maintain fireproof nameplates not less than 7 cm by 5 cm affixed in a prominent position in the cockpit or cabin of the Aircraft and on each Engine showing the following:

“THIS [AIRCRAFT][ENGINE] IS OWNED BY WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, [IS

MORTGAGED TO [THE BANK OF NEW YORK MELLON, AS SECURITY TRUSTEE]] AND IS LEASED TO CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V., [AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE BANK OF NEW YORK MELLON, AS SECURITY TRUSTEE]];

or such other legend as the Lessor may notify the Lessee from time to time; provided that, any cost related to a change in the nameplates not requested by the Lessee, or not following and resulting from an Event of Default which is continuing, shall be borne by the Lessor.

12.1.2	take all reasonable steps to ensure that the interests of the Lessor and the Security Trustee in the Aircraft are, when appropriate, made known to third parties dealing with the Lessee and the Aircraft and the Lessee will not:

(a)	hold itself out as owner of the Aircraft or as having an economic interest in it equivalent to ownership (whether to obtain a particular Tax treatment or otherwise);

(b)	take or refrain from any action if, as a consequence, the rights of the Lessor, as lessor and owner, or any Financier in the Aircraft or the validity, enforceability or priority of this Agreement or of any of the Financing Documents could be jeopardised;

(c)	represent to third parties that the Lessor, the Owner Participant or any Financier is in any way associated with or responsible for the business activities of the Lessee; or

(d)	pledge the credit of the Lessor, the Owner Participant or any Financier.

12.2	Lessee’s rights

The Lessee shall have no right, title or interest in or to any part of the Aircraft except the rights expressly set out in this Agreement, it being expressly agreed and acknowledged by the Lessee that title to the Aircraft shall remain vested in the Lessor subject to any Security Interests arising under the Financing Documents in favour of the Financiers (or any of them).

12.3	Operation

12.3.1	The Lessee will not use or operate the Aircraft, or permit the Aircraft to be used or operated:

(a)	in breach of any Applicable Regulations, or, knowingly, in a manner causing the Lessor, the Owner Participant or any Financier to be in breach of any Applicable Regulations;

(b)	for any purpose for which the Aircraft was not designed or contrary to any recommendation of the Manufacturer, the Engine Manufacturer or the Aviation Authority;

(c)	for the carriage of:

(i)	whole animals living or dead except in the cargo compartment according to IATA regulations (except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal);

(ii)	acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assembles or components, except as permitted for passenger aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

(iii)	any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

(iv)	any illegal items or substance;

12.3.2	in any circumstances or geographic location where the Aircraft is not covered by the Insurance; or

12.3.3	or permit the Aircraft to proceed to, or remain at, or operate from any location in an Excluded Country;

12.3.4	for any training, demonstration or test flights but the Lessee will be entitled to undertake flight deck crew training of its own personnel (or any Permitted Sublessee’s personnel pursuant to a Permitted Sublease) provided that the use of the Aircraft for such crew training is not disproportionate to the amount of such crew training on other aircraft of the same type as the Aircraft operated by the Lessee.

12.3.5	The Lessee will:

(a)	base the aircraft at the Habitual Base;

(b)	use the Aircraft solely in commercial or other operations for which the Lessee is duly authorised by the Aviation Authority and Applicable Regulations;

(c)	ensure that the crew and engineers employed by the Lessee in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licences required by the Aviation Authority and Applicable Regulations; and

(d)	obtain and maintain in full force any certificates, licences, permits and authorisations for the time being required for the use and operation of the Aircraft and for the making of payments required by, and the compliance by the Lessee with its other obligations under, this Agreement.

12.4	Operational Costs

The Lessee will pay or cause to be paid all costs of operating the Aircraft, and, to the extent failure to pay the same could result in a Security Interest upon the Aircraft, all other aircraft operated by the Lessee, including all air navigation charges (including, to the extent applicable, Eurocontrol charges and the equivalent), licenses and other overflight and airport fees and charges and passenger Taxes when due.

13.	TECHNICAL

13.1	Maintenance, overhaul and repair

13.1.1	Throughout the Lease Period, the Lessee will at its own cost and provided it qualifies as a Maintenance Performer, maintain, overhaul and repair the Aircraft (or arrange for the Aircraft to be maintained, overhauled and repaired by a Maintenance Performer), so that:

(a)	the Aircraft is kept safe for operation and airworthy in all respects in accordance with the requirements of the Aviation Authority and FAA Regulations and in as good operating condition and state of repair as on the Delivery Date (normal wear and tear excepted) and in compliance with all requirements of the FAA or EASA and the Aviation Authority;

(b)	all maintenance is conducted in accordance with the Maintenance Programme by a Maintenance Performer; and

(c)	the Aircraft is not discriminated against, in respect of modification status, maintenance or operation, as compared with any other aircraft of the same type in the Lessee’s fleet.

13.1.2	No agreement relating to work done on the Aircraft may give the Maintenance Performer the right to hold the Aircraft in respect of work done on any other aircraft in the Lessee’s fleet.

13.1.3	Any structural repairs required or allowed will be performed in accordance with the provisions of the most recent iteration of the Manufacturer’s structural repair manual applicable to the Aircraft or, if outside the scope of the such structural repair manual, in accordance with an FAA or EASA approved Manufacturer’s written instruction, and shall be permanent in nature. The Lessee will keep detailed records and associated maintenance data relating to such repairs in accordance with the requirements of the Aviation Authority and the FAA or EASA.

13.2	Configuration

The Lessee will not make any change to the configuration of the Aircraft other than those that may be required to comply with its obligations under Clause 13.5 (Airworthiness Directives) or, if the cost thereof exceeds *****, for which it has obtained the prior written consent of the Lessor. The Lessee will promptly report any change in configuration of the Aircraft to the Lessor. Notwithstanding the foregoing, the Lessor may require the Lessee to return the Aircraft hereunder in its original configuration.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

13.3	Aircraft Documents

13.3.1	The Lessee will maintain the Aircraft Documents throughout the Lease Period:

(a)	in the English language;

(b)	in accordance with customary major international airline industry practice; and

(c)	so as to comply with the requirements of the FAA, the Aviation Authority, all Applicable Regulations, the Maintenance Programme and the mandatory requirements of the original equipment manufacturer (as the case may be); and

(d)	up to date to reflect the operation of the Aircraft and the current configuration of the Aircraft including all maintenance, repair and work performed and all “approved data” required by the FAA and the Aviation Authority.

13.3.2	Except as required by applicable Regulation or the Manufacturer, the Maintenance Programme may not be changed without the prior written consent of the Lessor, except for any change which is more restrictive than the Manufacturer’s MPD.

13.4	Inspection

13.4.1

On request from the Lessor or the Owner Participant, the Lessee shall arrange that at any reasonable time during the Lease Period, the Lessor, the Owner Participant, any Financier and any prospective purchaser of the Aircraft or their authorized representatives may inspect the Aircraft and the Aircraft Documents and the Lessee shall provide reasonable assistance and co-operation in connection with such inspection (including facilitating access to the Aircraft and the Aircraft Documents) provided that, unless a Default and/or an Event of Default shall have occurred and be continuing, the Lessor shall give the Lessee reasonable notice of such inspection and shall ensure that such inspections shall be coordinated with the Lessee so as not to cause unreasonable interference with or delay to the Lessee’s operation of the Aircraft. The inspection of the Aircraft shall be limited to a visual, walk around inspection, which may include access to cargo bay areas, electronic bay, opening of Engine cooling and APU access panels as reasonably required by the inspecting person, and inspection of the Aircraft Records. The Lessee shall comply with the reasonable requests of the Lessor’s representatives during the course of an inspection including any request to open quick release panels or to travel on the flight deck of the Aircraft as an observer, subject to any Applicable Regulations or insurance restrictions. Any such inspection shall be conducted not more than once during any calendar year provided that while any Default and/or an Event of Default has occurred and is continuing the number of inspections shall be unlimited and provided further that any follow-up inspection pursuant to Clause 13.4.2(ii) shall not be construed to be an exercise of the right of the inspection provided herein.

13.4.2	The cost of conducting an inspection (including all reasonable out-of-pocket expenses) shall be borne by the Lessor unless: (i) an Event of Default has occurred and is continuing, in which case the cost shall be borne by the Lessee; or (ii) an inspection reveals that the Lessee has failed to comply in any material way with its obligations under this Agreement, in which case any follow-up inspection required to verify that remedial work has been completed will be at the Lessee’s cost.

13.4.3	The Lessor, the Owner Participant and the Financier shall have no duty or obligation to inspect the Aircraft or arising out of such inspection and the Lessor, the Owner Participant and the Financier shall incur no liability as a result of exercise or non-exercise of any inspection rights in this Clause 13.4. In addition, any inspection of the Aircraft (including any Aircraft Documents) shall be solely for the Lessor’s, the Owner Participant’s or such Financier’s information and failure to notify the Lessee of any discrepancies thereafter shall not imply that the Lessee is in compliance with this Agreement, its Maintenance Programme or the Applicable Regulations.

13.4.4	All repairs agreed at such inspection or required by this Agreement shall be made at the Lessee’s expense and shall be commenced and completed as soon as practicable after the date on which the Lessee receives notice from the Lessor or the Owner Participant requiring it to do so.

13.4.5	The Lessee agrees that it will co-operate in all reasonable respects with the efforts of the Lessor to lease or sell the Aircraft (subject to the provisions of Clause 23 of this Agreement), including, without limitation, permitting potential lessees or purchasers to inspect the Aircraft and the Aircraft Documents provided that the same shall not interfere with the Lessee’s use or maintenance of the Aircraft or require the Lessee to incur out-of-pocket expenses for which it is not reimbursed by the Lessor.

13.5	Airworthiness Directive

The Lessee will incorporate in the Aircraft all Airworthiness Directives and mandatory Service Bulletins which apply to the Aircraft and which have a compliance date during the Lease Period or, to the extent the same exist as of the Expiry Date, which require compliance within one hundred and eighty (180) days after the Expiry Date.

14.	INDEMNITIES

14.1	General Indemnity

14.1.1	Subject to the exclusions set out in Clause 14.1.2, the Lessee shall immediately upon demand, indemnify and hold harmless each of the

Indemnitees against any and all Losses which an Indemnitee may suffer or incur, whether directly or indirectly (and regardless of when the same are suffered or incurred) as a result of or in connection with:

(a)	the ownership, purchase, sale, control, management, service, maintenance, repair, overhaul, delivery, possession, transfer of title or possession, import, export, storage, modification, leasing, inspection, refurbishment, transportation, storing, testing, design, sub-leasing, pooling, wet-leasing, charter, interchange, replacement, condition, environmental damage, use, operation, registration or redelivery of the Aircraft, any Engine, any Part and/or which otherwise relate to the Aircraft whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(b)	any act or omission which invalidates or which renders voidable any of the Insurances;

(c)	preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft or in securing its release;

(d)	any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person in respect of any of the matters referred to in this Clause 14.1.1;

(e)	any latent or other defects or deficiencies therein, whether or not discoverable, known or unknown, apparent or concealed, exterior or interior;

(f)	any breach by the Lessee of its obligations under the Transaction Documents; or

(g)	any Security Interest (other than a Lessor Lien).

Notwithstanding anything to the contrary herein, the foregoing shall not be construed as requiring the Lessee to indemnify the Indemnitees for the residual value of the Aircraft except to the extent provided here as a result of an Event of Default.

14.1.2	The Lessee will not be required to indemnify any Indemnitee under Clause 14.1.1 to the extent the Loss for which the indemnity claim is made:

(a)	is caused by such Indemnitee’s fraud, wilful misconduct or Gross Negligence; or

(b)	is caused by a breach or default by such Indemnitee of its express obligations under a Transaction Document which does not result from any act or omission of any other person; or

(c)	arises solely as a result of an event or occurrence occurring after the Expiry Date while no Default is in existence and redelivery of the Aircraft to the Lessor in accordance with this Agreement and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery;

(d)	is covered pursuant to another indemnity provision of this Agreement and payment to such Indemnitee under such other indemnity has actually been received by it;

(e)	comprises the Lessor’s acquisition cost of the Aircraft or is an ordinary and usual overhead expense of such Indemnitee (but excluding any such Losses which is suffered or incurred as a result of or following the occurrence of an Event of Default); or

(f)	arises as a result of any Lessor Lien or Lessor Tax; or

(g)	consists of a Loss for which such Indemnitee has expressly agreed to be responsible in this Agreement.

14.2	Withholdings

14.2.1	The Lessee will not deduct any amount from any of its payments under the Transaction Documents, for or on account of any Taxes, unless the Lessee is obliged to do so under any Applicable Regulations.

14.2.2	If the Lessee legally has to make a deduction as described in Clause 14.2.1, the Lessee must:

(a)	deduct the minimum amount necessary to comply with any Applicable Regulations;

(b)	pay the Tax to the relevant authority in accordance with all Applicable Regulations;

(c)	with the exception of the exclusions set out in Section 14.4.2 below, pay to the Lessor and/or the Owner Participant (as applicable and without duplication) by way of additional rent such additional amounts, in the same currency as such payment as may be necessary in order that the amount of such payment received by the Lessor and/or the Owner Participant (as applicable and without duplication) on the date of such payment, after deduction or withholding for all such Taxes will be equal to the amount that the Lessor and/or the Owner Participant (as applicable and without duplication) would have received if such Taxes had not been deducted or withheld;

(d)	obtain a receipt or, if not legally possible, provide other evidence for the payment of such Tax from the relevant authority and give it to the Lessor; and

(e)	following receipt of a written request therefor from the Lessee, which request shall not be more frequent than once per calendar year throughout the Lease Period, the Lessor shall provide the Lessee with a certificate relating to the Owner Participant’s tax residency, as requested, from the relevant tax authority, in such form as may be provided by such relevant tax authority.

14.3	Payment of Taxes

The Lessee shall promptly pay all Taxes imposed by any Government Entity with respect to the Aircraft, including without limitation with respect to the ownership, delivery, leasing, sub-leasing, possession, use, operation, importation, exportation, redelivery, sale or other disposition of the Aircraft, any payments under this Agreement and in respect of any premises where the Aircraft, any Engine or any Part thereof is located from time to time.

14.4	Tax Indemnity

14.4.1	Subject to the exclusions set out in Clause 14.4.2, the Lessee shall immediately upon demand indemnify and hold harmless each of the Indemnitees against any and all Taxes which an Indemnitee may suffer or incur, whether directly or indirectly and which arise (and regardless of when the same are suffered or incurred) as a result of the purchase, sale, ownership, maintenance, service repair, overhaul, delivery, possession, transfer of title or possession, control, management, import, export, storage, modification, leasing, inspection, refurbishment, replacement, transportation, storing, testing, design, sub-leasing, pooling, wet leasing, charter, interchange, condition, environmental damage, use, operation, registration or redelivery of the Aircraft, any Engine, any Part and/or which otherwise relate to the Aircraft.

14.4.2	The Lessee will not be required to indemnify any Indemnitee under Clause 14.4.1 to the extent the Tax for which the indemnity claim is made:

(a)	is caused by such Indemnitee’s fraud, wilful misconduct or Gross Negligence;

(b)	is a Tax liability which such Indemnitee has and which would have arisen even if the Transaction Documents had not been entered into;

(c)	is covered pursuant to another indemnity provision of this Agreement and payment to such Indemnitee under such other indemnity has actually been received by it;

(d)	is caused by a breach, misrepresentation or default by such Indemnitee of its express obligations under a Transaction Document which does not result from any act or omission of any other person other than an Indemnitee;

(e)	arises as a result of any Lessor Lien or Lessor Tax,

(f)	arises from the failure of an Indemnitee to comply with any certification or documentation concerning residence, nationality or identity, or other requirement of the jurisdiction imposing the Tax as a precondition to any exemption from, or reduction of, such Tax to which such Indemnitee may be entitled; provided such certification, documentation or other requirement or compliance therewith would not expose such Indemnitee to any risk of material adverse consequences and further provided that the Lessee has notified such Indemnitee, or such Indemnitee has otherwise acquired knowledge, of the relevant Tax and such certification, documentation or other requirement within reasonably sufficient time so as to allow such Indemnitee, acting with diligence, to comply with such certification, documentation or requirement,

(g)	arises from the voluntary or involuntary sale, assignment, transfer or other disposition (whether as security or otherwise) by an Indemnitee of all or any part of its interest in and to the Aircraft, the Airframe, any Engine, any Part, this Lease, any Transaction Document or any loan secured by any of the foregoing other than as a result of (a) the exercise of remedies in connection with an Event of Default or any transfer at any time during an Event of Default; or (b) the substitution, replacement, maintenance, repair or modification of the Aircraft or any Engine or Part or the pooling of an Engine or any Part or other transfer contemplated by this Agreement or any other Transaction Document other than under Clauses 23.4 though 23.10 hereof or made at the Lessee’s request,

(h)	is related to a Tax imposed to the extent such Tax would not have been imposed but for any amendment, supplement, modification, contest or waiver to this Agreement or any Transaction Documents requested by the Lessor that is unrelated to any actual or potential Default or Event of Default; or

(i)	is imposed on an Indemnitee that is a transferee of any interest of any transferor Indemnitee to the extent the Tax imposed on such transferee Indemnitee exceeds the amount of Tax which would have been imposed on the relevant transferor Indemnitee in the absence of any transfer, in each case solely as determined at the time of, and with reference to the Applicable Regulations in effect or enacted and scheduled to come into effect as of, the date of the relevant transfer.

Notwithstanding the foregoing, in no event shall withholding Taxes imposed by México be a Lessor Tax unless and to the extent such withholding Tax arises as a result of a transfer by the Lessor or the Owner Participant of any of their respective right, title and interest in and to this Agreement, the Aircraft, any Engine or any Part, or any Transaction Document (except as requested by the Lessee or permitted or required under this Agreement, or while an Event of Default is in existence) and, as of the date of such transfer, no withholding Tax would have existed in the absence of such transfer.

14.4.3	If the Lessor and/or the Owner Participant (without duplication) is required by any Applicable Regulations, or by any third party, to deliver any report or return in connection with any Taxes for which the Lessee is obliged to indemnify the Lessor and/or the Owner Participant or any Indemnitee under this Agreement, the Lessee will complete the same and, on request, supply a copy of the report or return to the Lessor and/or the Owner Participant, as applicable.

14.4.4	If any report, return or statement is required to be made by the Lessor or any Indemnitee with respect to any Tax for which there is an indemnity obligation of the Lessee under this Agreement, the Lessee will promptly notify the Lessor of the requirement, and:

(a)	if permitted by Applicable Regulations, make and file in a timely manner such report, return or statement (except for any report, return or statement that the Lessor has notified the Lessee that the Lessor or any Indemnitee intends to prepare and file), prepare such return in such manner as will indicate the Lessor as owner and lessor of the Aircraft if required or appropriate, and provide the Lessor upon request a copy of each such report, return or statement filed by the Lessee, or

(b)	if the Lessee is not permitted by the Applicable Regulations to file any such report, return or statement, the Lessee will prepare and deliver to the Lessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed. The Lessor or any Indemnitee will arrange (at the Lessee’s cost and expense) for any such report, return or statement to be filed with the relevant tax authorities.

provided, however, that if notwithstanding the Lessee’s timely notification of such report or return to be filed by the Lessor or an Indemnitee, the Lessor or any Indemnitee, as the case may be, fails to file in a timely fashion any report or return with respect to any Tax for which there is an indemnity obligation of the Lessee, the Lessee shall have no obligation to indemnify the Lessor or any Indemnitee, for any penalties, addition to Tax, interest or fines with respect to such failure to file.

14.5	Lessee’s Indemnity

If the Lessee pays to an Indemnitee any Tax that is not subject to indemnification under Clause 14.4.2 of this Agreement, such Indemnitee shall, so long as no Default is in existence, repay such amount to the Lessee within thirty (30) days after receipt of the Lessee’s written request therefore.

14.6	Sales Tax

Without limiting Clause 14.4 above, the Lessee shall pay to the Lessor and/or the Owner Participant (without duplication) (or, if permitted by the Applicable Regulations and if requested by the Lessor and/or the Owner Participant (without duplication), the Lessee shall pay to the relevant tax authority for the account of the Lessor and/or the Owner Participant (as applicable)):

14.6.1	all sales, use, rental, value added, goods and services and similar Taxes (Sales Taxes) required to be paid to the tax authority of the jurisdiction in which the Delivery Location is situated or in which the Aircraft, any Engine or any Part is located at the time of a transfer of any thereof permitted or required under this Agreement, in connection with a request of the Lessee or while an Event of Default is in existence or to the jurisdiction of the Habitual Base or the State of Incorporation with respect to the lease of the Aircraft to the Lessee pursuant to this Agreement or any such transfer unless the Lessee delivers to the Lessor and/or the Owner Participant (without duplication) on or prior to the Delivery Date or such other date upon which any such tax would otherwise become due, such documentation as may be required by the Applicable Regulations to evidence the Lessor’s and/or the Owner Participant’s (without duplication) entitlement to exemption from all Sales Taxes imposed by each such jurisdiction with respect to the lease of the Aircraft pursuant to this Agreement or any such transfer; and

14.6.2	all Sales Taxes required to be paid to the tax authority of any jurisdiction in which the Aircraft may be used, operated or otherwise located from time to time unless the Lessee delivers to the Lessor and/or the Owner Participant (without duplication) such documentation as may be required by any Applicable Regulations to evidence the Lessee’s entitlement to exemption from all Sales Taxes imposed by each such jurisdiction with respect thereto.

14.7	VAT

14.7.1	For the purposes of this Clause 14.7:

(a)	VAT – includes value added Tax and any goods and services, sales or turnover Tax, or charges of a similar kind.

(b)	Supply – includes anything on which VAT is charged.

14.7.2	The Lessee must pay the Lessor and/or the Owner Participant (without duplication) or the relevant Tax authority (as applicable) the amount of any VAT which is chargeable for any Supply under any of the Transaction Documents.

14.7.3

Each amount shown which the Lessee must pay under the Transaction Documents does not include VAT and if VAT is payable in respect of any amount, the Lessee shall pay all such VAT and shall indemnify the Lessor and/or the Owner Participant (without duplication) against any claims for the same (and where appropriate the Lessee shall increase the payments which would otherwise be required to be made hereunder so that the Lessor and/or the Owner Participant (without duplication) is left in the same position as it would have been in had no VAT been payable); and the Lessee shall provide evidence to the Lessor and/or the Owner Participant (without duplication) in respect of payment of any such VAT.

14.8	Currency protection

14.8.1	The Lessee agrees to indemnify each Indemnitee against any Loss which such Indemnitee suffers in converting any sum into Dollars if:

(a)	such Indemnitee receives an amount relating to the Lessee’s obligations in a different currency from that in which payments should be made under the Transaction Documents; or

(b)	the Lessee pays a judgment or claim in a different currency from that in which payments should be made under the Transaction Documents.

14.8.2	The Lessee waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents or to pay a judgment or a claim in a currency other than the contractual currency.

14.9	Notification and Contest

14.9.1	The Lessor or any other Indemnitee shall notify the Lessee in writing of any matter or any Taxes of which the Lessor or such other Indemnitee has, through a responsible officer received formal notice and for which the Lessee is obligated to indemnify under this Clause 14 (each a Claim); provided, however, the delay or failure of the Lessor to give notice to the Lessee in accordance with this Clause 14.9 will not discharge or release the Lessee from any of its indemnity obligations under Clause 14 except, and only to the extent, that such delay or failure was unreasonable and materially prejudices or precludes the Lessee’s right to defend and contest any such Claim or results in additional amounts payable by the Lessee which amounts would not have been imposed in the absence of such delay.

14.9.2

If reasonably requested by the Lessee in writing within thirty (30) days of the Lessee’s receipt of notice of such Claim, the Lessor or any other Indemnitee shall at the Lessee’s risk and expense, in good faith diligently contest or, in the case of a Lessee-Controlled Contest (as hereafter defined) permit the Lessee to contest the validity, applicability or amount of such Taxes by (a) resisting payment thereof, if practicable, (b) paying the same only under protest, if protest is necessary and proper or (c) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings. The Lessor or the relevant Indemnitee shall determine the method of any contest that is not a Lessee-Controlled Contest and (in good faith consultation with the Lessee) control the conduct thereof; provided however, that the Lessor or the relevant Indemnitee shall not settle a Claim without the prior written consent of the Lessee. The Lessee shall determine (acting reasonably and in good faith) the method of any contest that is a Lessee-Controlled Contest and shall control the contest in good faith consultation with Lessor or the relevant Indemnitee. The term “Lessee-Controlled Contest” shall mean any contest (i) that, under Applicable Regulations, may be conducted in the Lessee’s name and that does not involve income Taxes or Lessor Taxes or (ii) which the Lessor or the relevant Indemnitee determines in good faith the contest of which by the Lessee will not adversely affect Lessor or the relevant Indemnitee. In no event shall the Lessor or the relevant Indemnitee be required or the Lessee be permitted to contest the imposition of any Tax for which the Lessee is obligated pursuant to this Clause 14.9.2 unless:

(A)	the Lessee shall pay such Indemnitee on demand, and indemnify the such Indemnitee as applicable on an after-Tax basis against, all costs and expenses that such Indemnitee may incur in contesting such claim or arising out of or relating to such contest (including, without limitation, all reasonable legal and accounting fees, disbursements, penalties, interest and additions to Tax);

(B)	the Lessee shall have provided to the Lessor and the relevant Indemnitee an opinion of tax counsel reasonably acceptable to the Lessor and such relevant Indemnitee that there is a “reasonable basis” (as such term is interpreted by the American Bar Association tax opinion standards) for such disputation, and the Lessee shall have acknowledged and agreed that it is responsible for indemnifying the relevant Indemnitee for such Tax;

(C)	such Indemnitee shall have determined that there is no material risk that the action to be taken will result in a sale, forfeiture or loss of, or the creation of any Security Interest on, the Aircraft; and

(D)	no Event of Default shall have occurred and be continuing.

Nothing contained in this Section 14.9.2 shall require the Lessor or any Indemnitee to contest, or permit the Lessee to contest in the name of the Lessor or an Indemnitee, a Claim which the Lessor or Indemnitee would otherwise be required to contest pursuant to Section 14.9 if the Lessor or such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by the Lessee under Section 14 in connection with such Claim. If the Lessor or any Indemnitee agrees to a settlement of any contest conducted pursuant to this Section 14.9.2 without the prior written consent of the Lessee, then the Lessor or the relevant Indemnitee shall be deemed to have waived its rights to the indemnification provided for in Section 14 with respect to the Tax liability accepted in such settlement (and all directly-related Claims, and Claims based on the outcome of such Claim). So long as no Event of Default has occurred and is continuing, in the event that the Lessor or an Indemnitee either waives or is deemed to have waived its rights to indemnification as provided above, the Lessor or the relevant Indemnitee shall repay to the Lessee any amount previously paid or advanced to or on behalf of such Indemnitee with respect to such Claim, together with any interest that might have been generated therein.

14.10	Tax on indemnity payments

The amount of any payment made under this Clause 14 (Indemnities) must take into account the Tax treatment of the payment and of the Loss in respect of which the payment is claimed so that the Indemnitee is fully compensated, after that Tax treatment has been taken into account, for the Loss for which the relevant claim is made.

14.11	Tax Credit

If an Indemnitee, in good faith, determines that it has realized a Tax benefit (by way of deduction, credit or otherwise) as a result of any payment which the Lessee has made under Clause 14.4 to or for the benefit of such Indemnitee, such Indemnitee shall pay to the Lessee as soon as practicable after the Tax benefit has been realized (but not before the Lessee has made all payments and indemnities to the Lessor required under this Clause 14 and so long as no Default is in existence) an amount which will ensure that (after taking account of the payment itself) such Indemnitee is in no better and no worse position than it would have been if the Tax benefit had not been realized. Nothing in this Clause 14.11 shall: (i) interfere with the right of any Indemnitee to arrange its Tax affairs in whatever manner it thinks fit; or (ii) oblige any Indemnitee to disclose any information relating to its Tax affairs or any Tax computations.

14.12	Duration

The indemnities contained in this Agreement will continue in full force after the Expiry Date notwithstanding any breach or repudiation of this Agreement by the Lessor or the Lessee or the termination of the leasing of the Aircraft under this Agreement.

15.	TOTAL LOSS

15.1	Risk of Loss

The Lessee will be responsible for all risks associated with a Total Loss throughout the Lease Period.

15.2	Total Loss: Airframe

15.2.1	If the Airframe or the Aircraft suffers a Total Loss at any time prior to Delivery, this Agreement will immediately terminate and neither party will have any further obligations hereunder except as expressly stated and save for accrued rights, obligations and claims and any obligations expressed to survive the termination of this Agreement provided that the Lessor will repay to the Lessee an amount equal to the Security Deposit paid by the Lessee and not applied in accordance with Clause 5.3 and return to the Lessee or agree to the cancellation of, any Security Deposit Letter of Credit.

15.2.2	If the Airframe or the Aircraft suffers a Total Loss at any time after Delivery:

(a)	the Lessee will pay the Agreed Value to the Loss Payee on the Total Loss Payment Date together with any unpaid Rent calculated up to and including that date and any Break Costs;

(b)	the Lessee will continue to perform those of its obligations that remain capable of performance (including, for the avoidance of doubt, the payment of Rent) up to and including the Total Loss Payment Date; and

(c)	when the Lessor has received all amounts payable by the Lessee under this Agreement and under any Other Agreement and unless the insurers are entitled to the Aircraft by way of salvage, the Lessor will then ensure that it transfers title to the Aircraft to the Lessee or its nominee, if requested to do so. Ownership will be transferred on an “AS IS WHERE IS” basis without any recourse, representation or warranty except that there are no Lessor Liens. The Lessee shall indemnify the Lessor and the Owner Participant for all fees, expenses and Taxes incurred by the Lessor or the Owner Participant resulting from their compliance with this Clause 15.2.2(c).

15.3	Total Loss: Engine or Part

If an Engine or a Part suffers a Total Loss which does not also involve a Total Loss of the Airframe (and as if, for these purposes, all references in the definition of Total Loss to Aircraft were to Engine or Part as the context may require):

15.3.1	the Lessee must replace that Engine or Part;

15.3.2	any replacement part must meet the requirements of Clause 10.2.1;

15.3.3	in the case of a replacement engine, such engine must be a “Suitable Replacement Engine” which for the purposes of this Clause shall mean an engine:

(a)	which is of the same model, or an improved or advanced version of the Engine it replaces, approved by the Manufacturer and the Aviation Authority for installation and operational use on the Airframe in conjunction with the other Engine;

(b)	which is in the same or better operating condition and having equivalent or better time elapsed since hot section refurbishment and cold section refurbishment, reduction gear overhaul and remaining equivalent warranty status as the Engine it replaces;

(c)	which has as much useful life available until the next scheduled maintenance procedure for performance restoration (shop visit) condition as the Engine it replaces;

(d)	for which the Lessee can provide to the Lessor full details as to its source and full maintenance records (which in the case of life limited parts are sufficient to demonstrate to the Lessor’s satisfaction full back-to-birth traceability of such life limited parts);

(e)	which has the same or greater value, utility, modification status and use as the Engine it replaces including life limited parts;

(f)	which is free from any Security Interests (other than Permitted Security Interests) and for which the Lessee can provide to the Lessor and any Security Trustee such evidence of title as the Lessor or any Security Trustee may reasonably request; and

(g)	which meets all Applicable Regulations;

15.3.4	upon installation of a Suitable Replacement Engine on the Aircraft, such Suitable Replacement Engine shall automatically and without any further act:

(a)	become and remain the property of the Lessor, without any obligation and/or liability on the part of the Lessor, the Owner Participant and/or Financiers, whether as to Taxes and/or otherwise; and

(b)	become subject to this Agreement and the Financing Documents as if it had been attached to the Aircraft on Delivery;

15.3.5	if the Lessor, the Owner Participant or any Security Trustee requests, the Lessee shall, at its own cost, provide such documentary evidence and take such other action as the Lessor, the Owner Participant or any Security Trustee may request to evidence the transfer to the Lessor of full ownership of the Suitable Replacement Engine and to protect the rights of the Security Trustee and/or other Financiers as mortgagee(s) in respect of such Suitable Replacement Engine (including the provision, if required, to the Lessor of bills of sale, and legal opinions), and where the Cape Town Convention applies, cooperate with the prompt registration of the Contract of Sale on the International Registry;

15.3.6	after the Lessee has carried out all of its obligations under this Clause 15.3 (Total Loss: Engine or Part), and unless the insurers are entitled to the replaced Engine or Part as salvage, the Lessor will, if requested, transfer ownership of the replaced Engine or Part to the Lessee or its nominee. Ownership will be transferred on an “AS IS WHERE IS” basis without any, recourse, representation or warranty except that there are no Lessor Liens. The Lessee shall indemnify the Lessor and the Owner Participant for all fees, expenses and Taxes incurred by the Lessor or the Owner Participant resulting from their compliance with this Clause 15.3.6; and

15.3.7	a Total Loss of an Engine or Part shall not result in any reduction in the Rent or any other sums payable by the Lessee under this Agreement.

16.	REQUISITION

16.1	No Default

If the Aircraft is requisitioned for use which does not constitute a Total Loss, then provided that all the provisions of this Agreement are complied with (including Insurance) there will be no Default as a result of such requisitioning and throughout the Requisitioning Period:

16.1.1	the Lessee will continue to pay Rent and Maintenance Payments and perform those of its obligations that remain capable of performance;

16.1.2	the Lessee will be entitled to any hire paid by the requisitioning authority prior to the Expiry Date so long as no Default or Event of Default has occurred and is continuing;

16.1.3	if the Requisitioning Period extends beyond the Expiry Date, the Lessor will have an option, exercisable on notice to the Lessee either:

(a)	to continue the leasing of the Aircraft until the date on which the Aircraft ceases to be subject to such requisition; or

(b)	to treat the leasing of the Aircraft as terminated.

16.2	Continuing Leasing

16.2.1	If the Lessor chooses to continue the leasing of the Aircraft as set forth in Clause 16.1.3(a), all of the obligations of the Lessee which remain capable of performance (including the obligations to pay Rent and Maintenance Payments at the same rate and on the same basis as before the Expiry Date) will continue until the Expiry Date. In such circumstances, the Lessee will be entitled to any hire paid by the requisitioning authority which is attributable to the period in question, so long as no Default or Event of Default has occurred which is continuing.

16.2.2	If the Lessor chooses to treat the leasing of the Aircraft as terminated, as set forth in Clause 16.1.3(b) the Lessor will be entitled to any hire paid by the requisitioning authority after the Expiry Date.

16.2.3	At the end of the Requisitioning Period, and irrespective of the option chosen, the Lessee will put the Aircraft into the Redelivery Condition and redeliver it to the Lessor in accordance with Clause 18 (Return of the Aircraft).

16.3	Compensation

In the case of a requisition for use, the Lessor will be entitled to all compensation paid by the requisitioning authority for any structural change, damage or wear and tear to the Aircraft, but the Lessor will either use that compensation:

16.3.1	to reimburse the Lessee for the expense of complying with its obligations to put the Aircraft into the Redelivery Condition; or

16.3.2	if a Default or an Event of Default has occurred and is continuing, towards settlement of any amounts owing by the Lessee under the Transaction Documents or any Other Agreement.

17.	INSURANCE

17.1	General Requirements

17.1.1	The Lessee will keep the Aircraft covered by Insurance at all times during the Lease Period as required by this Clause 17 (Insurance) and Schedule 8 (Insurance Requirements). The Insurance Broker and the lead underwriters employed for this purpose shall be of internationally recognized reputation in the London or New York aviation insurance markets and shall be satisfactory to the Lessor (acting reasonably).

17.1.2	All insurance premiums and other costs of maintaining the Insurance will be for the account of the Lessee.

17.1.3	The Lessee will ensure that each certificate of Insurance is in form and substance acceptable to the Lessor, the Owner Participant and any Security Trustee (each acting reasonably).

17.2	Specific Requirements

17.2.1	The specific requirements of the Lessor, at the date of this Agreement, with respect to Insurance for the Aircraft are set out in Schedule 8 (Insurance Requirements).

17.2.2	In the event there shall occur a material change in international aviation insurance practices affecting operators operating similar aircraft or similar routes as the Lessee, the Lessor may, upon consultation with the Lessee and the Lessee’s broker of record, stipulate other requirements for the Insurance so that the scope and level of the cover is maintained in line with best industry practice for such operators and to ensure that the interests of each Indemnitee are properly protected and such conditions shall be binding upon the Lessee.

17.3	Insurance Covenants

17.3.1	The Lessee will comply with each Insurance policy and will not do or omit to do anything, or permit any act or omission, which:

(a)	results in or could reasonably be expected to result in the Insurance not being valid in any respect or which renders it or may render it wholly or partially void or voidable; or

(b)	could bring any particular liability, that would otherwise be covered by the Insurance, if a claim were made, within the scope of an exclusion from or an exception to it; or

(c)	results in any alteration to, or the creation of any Security Interest (other than a Permitted Security Interest) in, the Insurances (or there being any other insurance cover on or in respect of the Aircraft) and which could prejudice the interests of any Indemnitee; or

(d)	is in breach of or does not comply with Applicable Regulations as regards insurance requirements for the Aircraft.

17.3.2	The Lessee shall:

(a)	not without the prior written approval of the Lessor, the Owner Participant and the Security Trustee take out any insurance or reinsurance in respect of the Aircraft other than that required under this Agreement, except for total loss only insurance to the extent the same would not prejudice the coverage or recovery by the Lessor, the Owner Participant or the Security Trustee under the insurances required to be maintained hereunder (including by increasing the amount of damage that is required to constitute a total loss);

(b)	be responsible for any deductible under the Insurances; and

(c)	provide any other insurance and reinsurance related information or assistance in respect of the Insurances that the Lessor, the Owner Participant or any Security Trustee may reasonably require, including, without limitation, in relation to the expiry and/or renewal of the Insurances.

17.3.3	The Lessee will start renewal procedures in a timely manner prior to the expiry of any policy of Insurance and provide to the Lessor:

(a)	upon written request at any time during the 30 day period prior to expiry, a report on the status of negotiations for renewal;

(b)	on or prior to each renewal date, confirmation from the relevant insurance broker that the insurance coverage required to be effected in accordance with this Agreement has been renewed prior to the expiry of the current policy; and

(c)	certificates of Insurance (and where reinsurance has been required by the Lessor or the Owner Participant, certificate of reinsurance) and Broker’s Letter of Undertaking, in a form acceptable to the Lessor, the Owner Participant and any Security Trustee (each acting reasonably) in English, detailing the coverage of each policy and evidencing compliance with the requirements of this Clause 17 and Schedule 8 of this Agreement, no later than seven (7) Business Days after each renewal date.

17.4	Failure to Insure

If the Lessee fails to insure the Aircraft in accordance with this Agreement:

17.4.1	any Indemnitee may (but is not obliged to) pay outstanding premiums or effect alternative insurance in respect of the Aircraft and any sums so expended by such Indemnitee will become immediately due and payable by the Lessee to such Indemnitee together with interest thereon at the Default Rate, from the date of expenditure by such Indemnitee up to the date of reimbursement by the Lessee; and

17.4.2	the Lessor may (but is not obliged to) require the Aircraft to be grounded at an airport of its choice and to remain there until it is once again insured in accordance with this Agreement.

17.5	Continuation of Insurance

17.5.1	The Lessee will maintain liability insurance (at no cost to the Lessor) after the Expiry Date to cover the Lessee’s continuing liability under the indemnities in Clause 14.1 (General Indemnity), until the second anniversary of the Expiry Date.

17.5.2	Each Indemnitee will be named as additional insured under the insurance maintained under Clause 17.5.1 and neither the Lessee ceasing to lease the Aircraft, nor the Indemnitees ceasing to have any interest in it, will affect the Lessee’s obligations under this Clause 17 (Insurance).

17.6	Application of Insurance Proceeds

The proceeds of any policy of Insurance will be applied in accordance with Schedule 8 (Insurance Requirements).

18.	RETURN OF THE AIRCRAFT

18.1	Return

Unless the Aircraft has suffered a Total Loss, the Lessee will redeliver the Aircraft to the Lessor on the Expiry Date, at the Redelivery Location in the Redelivery Condition and free and clear of all Security Interests (other than Lessor Liens). The Lessee will bear the cost of ferrying the Aircraft to the Redelivery Location.

18.2	Rectification

18.2.1	If during the Redelivery Procedure, the Lessor determines that the Lessee has not fully complied with any of its obligations under this Agreement, the Lessee will, at the Lessor’s option either:

(a)	immediately rectify such non-compliance and all the Lessee’s obligations under this Agreement will remain in force until such non-compliance has been rectified and in particular (without limitation) the Lessee will continue to pay Rent to the Lessor for the first thirty (30) days at a rate equal to the rate of Rent payable immediately prior to the Scheduled Expiry Date or if applicable, the Scheduled Renewal Term Expiry Date prorated on a daily basis and thereafter at a rate equal to 150 per cent. (150%) of the equivalent of Rent payable immediately prior to the Scheduled Expiry Date prorated on a daily basis or if applicable, the Scheduled Renewal Term Expiry Date until the date such non-compliance shall have been rectified and Redelivery of the Aircraft shall have taken place, and the Lease Period will be automatically extended solely for the purpose of enabling such non-compliance to be rectified; or

(b)	redeliver the Aircraft to the Lessor and indemnify the Lessor, and provide to the Lessor’s satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the Redelivery Condition.

18.2.2	If the Lease Period is extended pursuant to Clause 18.2.1(a), the Lessee shall not be entitled to use the Aircraft in commercial or training operations during the period of such extension (it being understood that the sole purpose of such extension will be to allow the Lessee to put the Aircraft in the Redelivery Condition) and such extension shall not prejudice the Lessor’s right to treat the Lessee’s failure to comply with the Redelivery Procedure as an Event of Default at any time and to enforce such right and remedies as may be available to the Lessor in respect thereof under the terms of this Agreement and the Applicable Regulations.

18.3	Export and Deregistration

Upon Redelivery, the Lessee will provide to the Lessor upon the Lessor’s request, all documents (a) necessary to export the Aircraft from the State of Registration (or, if different, the country where the Aircraft is located at Redelivery) (including a valid and subsisting export license for the Aircraft) and (b) reasonably requested by the Lessor in relation to the deregistration of the Aircraft from the aircraft register maintained by the Aviation Authority.

18.4	Acknowledgement

Provided the Lessee has complied with its obligations under this Clause 18 (Return of the Aircraft) and Schedule 9 (Redelivery), following Redelivery of the Aircraft (including the Aircraft Documents) by the Lessee to the Lessor at the Redelivery Location and in the Redelivery Condition, the Lessor will deliver to the Lessee an acknowledgement confirming that the Lessee has redelivered the Aircraft to the Lessor in the Redelivery Condition, which acknowledgement shall be without prejudice to the Lessor’s accrued and continuing rights under this Agreement.

18.5	Licence

The Lessee hereby grants to the Lessor an irrevocable non-exclusive licence to use, free of charge by the Lessee, any intellectual property rights of the Lessee needed to operate the Aircraft in its then condition and the right to use any item which may be installed on the Aircraft at Redelivery in which the Lessee has any intellectual property rights, in each case, solely to the extent the Lessee possesses such rights and is lawfully entitled to grant the license contemplated hereby without cost to the Lessee.

18.6	Title

Title to any loose equipment installed in the Aircraft on Redelivery shall, without further act, vest in the Lessor, free and clear of Security Interests, unless otherwise agreed by the Lessor and the Lessee in writing.

18.7	Payment of End of Lease Maintenance Payment Adjustments

On the Expiry Date, the Lessee shall pay to the Lessor the amounts specified in Part C of Schedule 6 (End of Lease Maintenance Payment Adjustments).

19.	EVENTS OF DEFAULT

19.1	The following events will constitute Events of Default:

19.1.1	Failure to take Delivery or to provide conditions precedent: The Lessee gives notice of its intention not to accept Delivery of the Aircraft or fails to accept Delivery of the Aircraft on the day the Aircraft has been tendered for Delivery in the condition required under this Agreement and otherwise in accordance with the terms of this Agreement or fails to provide all the documents and evidence listed in Part A of Schedule 3 (Conditions precedent) when due (to the extent not deferred by the Lessor).

19.1.2	Non-payment by the Lessee: The Lessee fails to make any payment of Rent, Security Deposit (after the full amount of the Security Deposit has been paid, it being agreed that there is no grace period for the payment of the initial Security Deposit), Maintenance Payments or Agreed Value under any of the Transaction Documents to which it is a party within three (3) Business Days after the date on which the payment is expressed to be due or fails to make any other payment within ten (10) Business Days after the date of the Lessor’s, the Owner Participant’s or the Security Trustee’s written demand for such payment.

19.1.3	Failure to Insure:

(a)	The Lessee fails to comply with any provision of Clause 17 (Insurance), or any insurance required to maintained under this Agreement is not maintained or is cancelled or terminated or becomes invalid or unenforceable as a result of any breach of their terms.

(b)	The Aircraft is operated at any time when or in any place where any Insurance is not in full force and effect.

19.1.4	Breach: The Lessee fails to observe or perform any of its obligations under this Agreement or any other Transaction Document (not specifically mentioned elsewhere in this Clause 19) and such failure (if remediable) is not remedied within thirty (30) days after the Lessee has been notified or becomes aware of such failure;

19.1.5	Loss of possession: The Lessee parts with possession of the Aircraft except as permitted by this Agreement (other than as a consequence of a Total Loss or due to the Lessor, the Owner Participant or the Security Trustee taking possession of the Aircraft in breach of their respective covenants of quiet enjoyment).

19.1.6	Security Interest: The Lessee permits the Aircraft, or any interest of the Lessor, the Owner Participant or of any Financier in it, or any party’s rights under this Agreement or any other Transaction Document, to become subject to any Security Interest (other than a Permitted Security Interest).

19.1.7	Representation: Any representation or warranty made by the Lessee in any of the Transaction Documents or deemed to be repeated, proves to have been incorrect in any material respect at the time made or repeated and the circumstances giving rise to the breach of such representation or warranty if remediable are not remedied within thirty (30) days after notice from the Lessor requiring such remedy.

19.1.8	Cessation of business: The Lessee suspends or ceases or threatens to suspend or cease to carry on its business as a scheduled air carrier or disposes or threatens to dispose of all or a part of its undertaking, properties, assets, rights or revenues (other than a transfer or disposal in the ordinary course of business for full commercial value).

19.1.9	Existence: Neither the Lessee nor the Parent may consolidate with or merge into or with any other corporation or other person, and convey, transfer, lease or otherwise dispose of all or substantially all of their respective property and other assets (whether in one transaction or a series of transactions) to, any person, unless the Lessee or the Parent has, as the case may be, provided the Lessor and the Owner Participant with not less than thirty (30) days prior written notice of such transaction describing such transaction in reasonable detail and providing the Lessor and the Owner Participant with evidence reasonably satisfactory to the Lessor and the Owner Participant that such transaction will comply with the following requirements:

(a)	the Lessee or the Parent, as may be the case, or the person formed by or surviving such consolidation or merger or the person which acquires by conveyance, transfer, lease or other disposition all or substantially all of such property and other assets or stock (the “Successor Entity”): (A) immediately after giving effect to such transaction, shall have acquired or succeeded to all or substantially all of the property and other assets of the Lessee or the Parent, as applicable, as an entirety, and shall have a tangible net worth of not less than the Lessee’s or the Parent’s tangible net worth (as applicable) (determined in each case in accordance with IFRS) immediately prior to such transaction; (B) shall make such recordations and filings with any Government Entity of the State of Registration as are reasonably necessary to evidence such consolidation, merger, sale, lease, transfer or other disposition; (C) is a corporation or company organized under the laws of Mexico or a state of the United States, and if a Successor Entity of the Lessee, is a United States or Mexican duly certificated air carrier and (D) the Lessee or the Parent, as the case may be, shall, unless it is the surviving person in a merger, cause such Successor Entity to execute and deliver to the Lessor an agreement, in form and substance reasonably satisfactory to the Lessor which is a valid, binding and enforceable assumption and agreement to be bound by and perform by such Successor Entity of the obligations and limitations of the Lessee or the Parent (as the case may be) under this Agreement and/or the other Transaction Documents to which the Lessee or the Parent (as applicable) is a party, and delivers to the Lessor (i) a certificate signed by an officer of the Lessee, the Parent or the Successor Entity, as the case may be, confirming that such consolidation, merger or transfer and the assumption agreement mentioned in sub-clause (D) complies with this Clause 19.1.9 and all conditions precedent provided herein relating to such transaction have been complied with and (ii) a legal opinion from independent counsel reasonably satisfactory to the Lessor to such effect and otherwise in such form and substance reasonably satisfactory to the Lessor; and

(b)	no Default or Event of Default shall have occurred and be continuing immediately after giving effect thereof.

Upon any such consolidation or merger of the Lessee or the Parent with or into, or the conveyance, transfer or lease by the Lessee or the Parent of all or substantially all of its assets to, any Successors Entity in accordance with this Clause 19.1.9, such Successors Entity will succeed to, and be substituted for, and may exercise every right and power of, the Lessee or the Parent, as the case may be under the Transaction Documents to which the Lessee or the Parent is a party with the same effect as if such Successors Entity had been named as the “Lessee” or the “Parent”, as the case may be, therein and thereafter, the Lessee or the Parent, as the case may be shall be released and discharged from all obligations and covenants under the Transaction Documents to which the Lessee or the Parent is a party. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing the Lessee, the Parent or such Successors Entity from any of the obligations, liabilities, covenants or undertakings of the Lessee or the Parent, as the case may be under this Agreement and this Clause shall not be construed as permitting any sublease or other arrangement for the use, operation or possession of the Aircraft except as permitted under the applicable provision of this Agreement.

The Lessee or the Parent shall pay all reasonable costs and expenses incurred by the Lessor, the Owner Participant and the Financiers (including reasonable and documented legal fees and expenses) in relation to any such consolidation or merger.

19.1.10	Change of Control: Any single person or group of persons acquires control of the Lessee or the Parent without the previous consent in writing of the Lessor which consent shall not be unreasonably withheld or delayed and for the purposes of this Clause 19.1.10 “control” means the ability to direct the management and policy of the Lessee or the Parent, as the case may be, whether by control of the management, board of directors or similar governing body of the Lessee or the Parent, or by ownership of or rights over the voting capital of the Lessee or the Parent, provided that, for purposes of clarification, a bona fide public offering of up to 100% of the voting equity shares of the Lessee or the Parent shall not be deemed a change of control under this Clause 19.1.10 so long as no concurrent change in the management of the Lessee or the Parent occurs.

19.1.11	Corporate existence: Except as otherwise contemplated hereunder, the Lessee or the Parent fails to maintain its corporate existence in the jurisdiction in which it is incorporated at the date of this Agreement.

19.1.12	Registration: The registration of the Aircraft in the State of Registration is cancelled otherwise than as permitted by this Agreement or as a result of a Total Loss or any failure of the Lessor to comply with its obligations hereunder or under the other Transaction Documents or any failure of the Owner Participant to instruct the Lessor to take any actions where the Owner Participant is obligated to provide such instructions.

19.1.13

Arrest: The Aircraft is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained, in each case in exercise or purported exercise of any possessory lien or other claim, or otherwise taken from the possession of the Lessee or any operator thereof (otherwise than a requisition for hire or in circumstances which constitute, or would with the passage of time constitute, a Total Loss unless the same is due to a breach by the Lessor, the Owner Participant or the Security Trustee of their respective covenants of quiet enjoyment).

19.1.14	Cross Default:

(a)	any Financial Indebtedness, the outstanding balance of which is in excess of ***** or its equivalent in one or more other currencies, of the Lessee or the Parent is not paid when due; or

(b)	any such Financial Indebtedness in excess of ***** or its equivalent in one or more other currencies, becomes due or capable of being declared due prior to the date when it would otherwise have become due; or

(c)	the security for any such Financial Indebtedness in excess of ***** or its equivalent in one or more of currencies, becomes enforceable; or

(d)	any event of default or termination event, howsoever described, occurs under any Other Agreement.

19.1.15	Insolvency: Any of the following occurs in respect of the Lessee, or the Parent:

(a)	it is unable to pay its debts generally as they fall due or it is insolvent;

(b)	it admits its inability to pay its debts generally as they fall due;

(c)	it suspends making payments of its debts generally or announces an intention to do so;

(d)	a moratorium is declared by the Lessee and/or the Parent in respect of its indebtedness generally or a class thereof; or

(e)	any similar local law process not described in Clauses 19.1.15(a) to (d).

19.1.16	Insolvency proceedings: Any of the following occurs in respect of the Lessee or the Parent:

(a)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(b)	any person presents a petition, or files documents with a court or any registrar for, for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise (including any concurso mercantil or

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

suspension de pagos proceedings)) and, only in the case of an involuntary petition or filing, the same is not discharged, dismissed, remedied or relinquished within sixty (60) days;

(c)	an order for its winding-up, administration or dissolution is made

(d)	any liquidator, trustee in bankruptcy, conciliator in a concurso mercantil, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(e)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, conciliator in a concurso mercantil, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

(f)	An order for relief under the Bankruptcy Code is granted or issued; or

(g)	any other analogous step or procedure is taken in any jurisdiction.

19.1.17	Approvals: any Post-Delivery Authorization and Filing is not made or obtained as provided in the definition of such term by within the time period specified in the definition of such term; or any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity required in connection with this Agreement, including, without limitation:

(a)	any authorisation required by the Lessee to obtain and transfer freely Dollars out of any relevant country; or

(b)	any authorisation required by the Lessee or the Parent to authorise, or required in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any Transaction Document to which each is a party or the performance by the Lessee or the Parent of its obligations under any Transaction Document to which each is a party; or

(c)	the registration of the Aircraft (other than to the extent the same is the result of an omission or act of the Lessor to perform an action required to be performed by it for the registration of the Aircraft) or the Aircraft’s certificate of airworthiness; or

(d)	any airline licence or air transport licence required by the Lessee,

is modified in a manner unacceptable to the Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and, in the case of (a) or (b) above, steps (reasonably acceptable to the Lessor) are not being taken by the Lessee to obtain or reinstate the same and the same is not reinstated within thirty (30) days.

19.1.18	Material Adverse Changes: Any event or series of events occurs which has, had or which could reasonably be expected to have a material adverse effect on the ability of the Lessee to perform its obligations under the Transaction Documents;

19.1.19	Litigation: A final judgment of a court for the payment of money in an amount not covered by insurance equal to or more than ***** or its equivalent in one or more other currencies, is rendered against the Lessee or the Parent and the same remains unpaid for a period of sixty (60) days, unless during such period, execution of such judgment shall have been effectively stayed by agreement of the parties involved or by court order or such judgment shall have been adequately bonded.

19.1.20	Unlawful: It is or becomes unlawful by reason of any act, omission or default of the Lessee or the Parent, as the case may be, for the Lessee or the Parent to perform any of its obligations under any Transaction Document to which each is a party, or any Transaction Document is or becomes wholly or partly invalid or unenforceable by reason of any act, omission or default of the Lessee.

19.1.21	Rights and Remedies: The Lessee or any other person claiming by or through the Lessee challenges the existence, validity, enforceability or priority of the rights of the Lessor as owner or as lessor in respect of the Aircraft or of the rights of the Security Trustee as mortgagee or assignee.

19.1.22	Redelivery: The Lessee fails to redeliver the Aircraft to the Lessor on the Expiry Date in accordance with Clause 18 (Return of the Aircraft).

19.1.23	Charges: Navigation, overflight, landing, airport, terminal or other operational charges due from the Lessee are not paid within the period of ten (10) days after their original due date for payment or within any payment period applicable pursuant to agreement between the Lessee and the relevant aviation authority, and such charges relate to the Aircraft or such failure could result in a Security Interest upon or detention, impoundment or other adverse action or circumstances with respect to the Aircraft.

19.1.24	Letters of Credit: Where applicable (i) a Security Deposit Letter of Credit is not renewed or reissued within the time required by this Agreement; (ii) the issuer or confirming bank under any Security Deposit Letter of Credit fails to make payment upon any draw thereunder pursuant to the terms thereof or (iii) any of the events described in Clause 5.3.5 in relation to the issuer or any confirming bank occurs and the Lessee fails to provide the Lessor with a replacement Security Deposit Letter of Credit or provide a cash Security Deposit within the period specified in Clause 5.3.5.

19.1.25	Registration Amendments: without the previous consent in writing of the Lessor, which consent shall not be unreasonably withheld or delayed, the Lessee amends or otherwise modifies any of the filings or registrations with the Aviation Authority described herein.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

19.1.26	C Check: the first C Check of the Aircraft does not occur on or before the C Check Date (except as required by applicable Regulation).

19.1.27	FAA Registration: The implementation of the specifications and modifications (as listed in Schedule 12) and any Post Delivery Modifications required to make the Aircraft eligible for the FAA registration does not occur in a timely manner so as to enable the Aircraft to be registered on or before the FAA Registration Date or the Lessee fails to cause the de-registration of the Aircraft with the DGAC and the notification of such de-registration to the FAA during such C Check or the Lessee fails to take any other action required to be taken by the Lessee to effect the registration of the Aircraft with the FAA on or before the FAA Registration Date, subject to the Lessor’s compliance with its obligations in respect of such registration.

20.	REMEDIES

20.1	Rights

If an Event of Default occurs and during the continuation of the same, the Lessor may, at its option and without prejudice to any other rights it may then have, at any time thereafter (without notice to the Lessee except as required by Applicable Regulations or as provided below):

20.1.1	proceed by appropriate court action to enforce performance of the Transaction Documents or to recover damages for breach by the Lessee;

20.1.2	accept the Lessee’s repudiation of this Agreement and by notice in writing to the Lessee cancel the leasing of the Aircraft and:

(a)	if the Lessor’s notice is issued before the Delivery Date, the obligation of the Lessor to lease the Aircraft to the Lessee will be cancelled on the date of the notice; and

(b)	if the Lessor’s notice is issued after the Delivery Date, the leasing of the Aircraft under this Agreement will be cancelled on the date specified in the Lessor’s notice but in any event the Lessee will remain bound to perform all of its obligations under this Agreement;

20.1.3	direct the Lessee to ground the Aircraft at a location required by the Lessor or to return the Aircraft in accordance with Clause 18 (Return of the Aircraft), as if it were being returned on the Expiry Date; and/or

20.1.4

repossess the Aircraft (including the Aircraft Documents) and the Lessee agrees that the Lessor may enter onto the Lessee’s premises where the Aircraft may be located or cause the Aircraft to be redelivered to the Lessor or its designee at the Redelivery Location (or such other location as the Lessor may require), and the Lessor is hereby irrevocably by way of security for the Lessee’s obligations under this agreement, appointed attorney (which appointment is coupled with an interest) for the Lessee in causing such redelivery or in directing pilots to fly the Aircraft to the

Redelivery Location (or such other location as the Lessor may require) for redelivery thereof to the Lessor and shall have all the powers and authorisations legally necessary for taking such action.

The Lessee and the Lessor hereby agree that the Lessor shall not be required to provide notice to the Lessee as set forth in Article IX(6) of the Protocol in connection with a proposal to procure the de-registration and export of the Aircraft without a court order. The Lessee expressly agrees to permit the Lessor to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, which is continuing, speedy relief in the form of any of the orders specified in Article 13 of the Cape Town Convention and Article X of the Protocol as the Lessor shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by the Applicable Regulations. The Lessee hereby consents to the exercise by the Lessor of the remedies granted herein and in the Cape Town Convention (in accordance with the terms of the Cape Town Convention). The Lessee and the Lessor hereby agree that paragraph 2 of Article 13 of the Cape Town Convention shall not apply to this Agreement or to the exercise of any remedy by the Lessor under this Agreement or the Cape Town Convention. The Lessee agrees to immediately discharge, upon demand by the Lessor, and agrees that the Lessor is empowered to immediately discharge, any registration made with the International Registry regarding this Agreement, the Transaction Documents and any other arrangements contemplated thereunder.

20.2	Interim Remedies

The Lessee agrees that if an Event of Default occurs which is continuing:

20.2.1	in addition to all other remedies available, the Lessor will be entitled to obtain any of the orders specified in Article 20(1) of the Cape Town Convention and that Article 20(4) of the Cape Town Convention will not apply; and

20.2.2	the Lessor may procure the de-registration of the Aircraft, its export and physical transfer from the territory in which it is situated.

20.3	Payments

If an Event of Default occurs and, as a result of such Event of Default, the Lessor terminates the leasing of the Aircraft under this Agreement or, to the extent expressly provided in Clause 21 (Illegality), the Lessee will indemnify the Lessor and pay to the Lessor from time to time on demand against any Loss which the Lessor or the Owner Participant may sustain or incur directly or indirectly as a result of such Event of Default, including (without duplication):

20.3.1

all Rent, Maintenance Payments and other amounts which are or become due and payable (including under this Clause 20.3) under the Transaction Documents to which the Lessee is a party prior to the earlier to occur of the date the Lessor or the Owner Participant sells or re-leases the Aircraft or receives payment of the amount calculated pursuant to Clause 20.3.2 below and all other amounts payable under this Clause 20.3 and the Lessor has been tendered or otherwise has obtained uncontested and unfettered possession of the Aircraft but without regard to the condition thereof (the “Reference Date”);

20.3.2	an amount equal to the aggregate Rent for the remainder of the Lease Period (determined without reference to any right of the Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by the Lessee to the Lessor, less the applicable amount set forth below:

(Y)	in the event that the Lessor has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole, the Lessor or the Owner Participant reasonably regards as being substantially similar to the terms of this Agreement, an amount equal to the aggregate basic rental payments to become due under such re-lease for the period coinciding with the remainder of the Lease Period (determined without reference to any right of the Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by the Lessee;

(Z)	in the event that the Lessor or the Owner Participant has not re-let the Aircraft, or the Lessor has sold the Aircraft or has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole, the Lessor and the Owner Participant do not reasonably regard as being substantially similar to the terms of this Agreement, an amount equal to the Fair Market Rental Value (determined pursuant to the Appraisal Procedure) of the Aircraft for the period commencing with the Reference Date and ending with the date that the Lease Period was scheduled to expire (determined without reference to any right of the Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the date of payment by the Lessee.

The “Fair Market Rental Value” of the Aircraft shall be the then “As is, Where is” rental value which would be obtained in an arm’s-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor in possession under no compulsion to lease, based upon the actual condition and location of the Aircraft and the then existing market conditions and assuming an immediate delivery to the lessee and a lease term equal to the remaining Lease Period of this Agreement determined by an appraisal completed in accordance with the Appraisal Procedure. The “Appraisal Procedure” shall mean an appraisal of the Aircraft prepared on the basis of market practices and procedures and the code of ethics established by the International Society of Transport Aircraft Traders and delivered by an internationally recognized reputable firm of independent aircraft appraisers experienced in appraising aircraft of the make and model of the Aircraft, selected by the Lessor and the Owner Participant. The fees and expenses of the appraiser shall be paid by the Lessee. Notwithstanding the foregoing, “Fair Market Rental Value” shall be deemed to be zero if the Lessor does not have possession and effective control over the Aircraft for release or sale thereof;

20.3.3	without duplication of the amounts payable elsewhere under this Section 20.3, in lieu of exercising its rights above with respect to the Airframe or any Engine, or any Part thereof, the Lessor, by written notice to the Lessee specifying a purchase date (the “Default Purchase Date”), cause the Lessee to pay to the Lessor, and the Lessee in such event shall pay to the Lessor, on the Default Purchase Date, as liquidated damages for loss of a bargain and not as a penalty, in lieu of future Rent (but not in respect of other damages) for the Aircraft payable for all periods commencing on or after the Default Purchase Date, the following amounts:

(i)	all unpaid Rent due and payable at any time before the Default Purchase Date specified in such notice, but not including any portion of Rent allocable to any period following the Default Purchase Date; plus

(ii)	the Agreed Value of the Aircraft as of the Default Purchase Date; plus

(iii)	interest on the amounts specified in the foregoing clause (i) at the Interest Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

(iv)	interest on the amount specified in the foregoing clause (ii) at the Interest Rate from and including the Default Purchase Date specified in such notice to the date of payment of such amount.

Upon Lessee’s payment in full of the foregoing amounts and all other Rent then due and payable (other than any portion of Rent allocable to any period following the Default Purchase Date), Lessor shall transfer to the Lessee or its designee the Aircraft in accordance with Clause 15.2.2(c)

20.3.4

an amount equal to the Lessor’s and the Owner Participant’s actual or reasonably anticipated costs, expenses and other incidental damages and losses associated with the Lessor’s exercise of its remedies under this Agreement or otherwise incurred by the Lessor or the Owner Participant as a result of an Event of Default or the exercise of rights or remedies with respect thereto, including repossession costs, legal fees, Aircraft storage, preservation, shipment, repair, refurbishment, modification, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred to prepare the Aircraft for sale or lease, advertising costs, sale or lease costs (including commissions) and, without duplication, any costs to place the Aircraft in the return condition) in any way related to the Aircraft, any Engine or any Part, including to put the Aircraft in the Redelivery Condition or in the location provided for in this Agreement, or otherwise, and, without duplication, any loss, cost, expenses or liability, or damage to the Lessor’s or the Owner Participant’s residual interest in the Aircraft, sustained by the Lessor or the Owner Participant due to the Lessee’s failure to maintain the Aircraft in accordance with the terms of this Agreement or the Lessee’s failure to redeliver the Aircraft in the Redelivery Condition, including any consequential loss of profits (“Enforcement and Remarketing Costs”); and

20.3.5	without duplication, such additional amount, if any, as may be necessary to place the Lessor and the Owner Participant in the same economic position as the Lessor and the Owner Participant would have been in if the Lessee had timely performed each of its obligations under this Agreement;

20.3.6	without duplication, all costs and expenses incurred by the Lessor in recovering possession of the Aircraft and in carrying out any works or modifications required to put the Aircraft into the Redelivery Condition and in storing and insuring the Aircraft following such repossession;

20.3.7	all legal fees and out-of-pocket expenses, stamp, documentary, registration or other like duties, taxes or charges incurred by the Lessor and/or the Lessor’s professional advisers, in connection with enforcing, protecting, or preserving (or attempting to enforce, perfect, protect or preserve) any of the Lessor’s rights, or in suing for or recovering any sum, under the Transaction Documents;

20.3.8	without duplication, any Break Costs.

20.3.9	without duplication, any incremental amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount; and

20.3.10	without duplication, all Losses (including any loss of profit) suffered by the Lessor or the Owner Participant because of the Lessor’s inability to re-lease or sell the Aircraft concurrently with the Expiry Date as a result of the Lessee’s failure to redeliver the Aircraft on the date and in the condition provided herein. The Lessor will use reasonable efforts to mitigate such Losses (to the extent within its control to do so), but (i) the Lessor shall not be obliged to consult with the Lessee concerning any proposed course of action or to notify the Lessee of the taking of any particular action, and (ii) this provision is without prejudice to the Lessor’s rights under Clause 20.4 (Sale or re-lease of the Aircraft).

20.4	Sale or re-lease of the Aircraft

Without prejudice to the obligations of the Lessor under Clause 20.3 above, upon any termination described in Clauses 20.1 (Rights) or 21 (Illegality) the Lessor may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner and on such terms as the Lessor considers appropriate in its absolute discretion, free and clear of any interest of the Lessee, as if this Agreement had never been entered into. Except as set forth in Clause 20.3.10, the Lessor shall have no obligation or duty to sell the Aircraft and the Lessor shall be obligated to attempt to re-lease the Aircraft only to the extent, if any, that it is required to do so under Article 2A of the UCC.

20.5	Deregistration

Upon any such termination as is mentioned in Clauses 20.1 (Rights) or 21 (Illegality), the Lessee shall cooperate with the Lessor to enable the Lessor to effect or cause to be effected deregistration of the Aircraft from the State of Registration and the export of the Aircraft from the country where the Aircraft is for the time being situated and any other steps reasonably necessary to enable the Aircraft to be redelivered to the Lessor in accordance with this Agreement. Without limiting the foregoing, the Lessor may take any and all actions provided for in any Deregistration Power of Attorney executed by or on behalf of the Lessee.

20.6	No Exclusive Remedy: No remedy referred to in this Clause 20 is intended to be exclusive, but, to the extent permissible under this Agreement or under any Applicable Regulations, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity or under the Cape Town Convention and in the Lessor’s sole and absolute discretion; and the exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No waiver by the Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future subsequent Default or Event of Default.

21.	ILLEGALITY

If as a result of any change in Applicable Regulations after the date of this Agreement it becomes unlawful for the Lessor or the Lessee to give effect to any of their material obligations as contemplated by this Agreement or any other Transaction Document, the either party may give notice thereof to the other and the parties hereto shall negotiate in good faith to restructure the transactions contemplated herein and amend this Agreement in order to lawfully address such illegality event with the same commercial effect as this Agreement; provided, however, that if such negotiations are unable to produce a satisfactory outcome for both the Lessor and the Lessee within 60 days of the original notice of illegality, then either may, by notice in writing to the other within 90 days of the original notice of illegality, terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date (the “Effective Date”) on which the Lessor or the Lessee, as the case may be, may continue such leasing and such obligations without being in breach of Applicable Regulations, and the Lessee will forthwith redeliver the Aircraft to the Lessor in accordance with Clause 18 (Return of the Aircraft) and, if and only if, such illegality is under Mexican Regulations or otherwise in any way relates to Mexico (whether under US Regulations or Irish Regulations or otherwise), or to the status of the Lessee (including the nationality of the owner or its activities), Lessee shall pay to the Lessor amounts equal to those specified in Clause 20.3 (Payments). In all cases, the provisions of Clause 20.4 (Sale or re-lease of the Aircraft) and 20.5 (Deregistration) shall apply in respect of any such termination.

22.	DISCLAIMER

22.1	Disclaimers

THE LESSOR AND THE LESSEE AGREE THAT AS BETWEEN LESSOR AND THE OTHER INDEMNITEES AND LESSEE THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 22.2 (EXCLUSION) TO 22.6 (CONFIRMATION) SHALL APPLY AT ALL TIMES WITH EFFECT FROM THE LESSEE’S ACCEPTANCE OF THE AIRCRAFT IN ACCORDANCE WITH CLAUSE 4, WHICH SHALL BE CONCLUSIVE EVIDENCE THAT THE LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE AS BETWEEN THE LESSOR (AND THE OTHER PROTECTED PARTIES, AS DEFINED BELOW) AND THE LESSEE, TECHNICALLY ACCEPTABLE TO THE LESSEE AND SATISFY THE DELIVERY CONDITION SPECIFICATION AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY THE LESSEE.

22.2	Exclusion

THE AIRCRAFT IS TO BE LEASED AND DELIVERED “AS IS, WHERE IS”, THAT IS IN ITS ACTUAL STATE AND CONDITION AT DELIVERY AND THE LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT:

22.2.1	AS BETWEEN LESSOR AND THE OTHER INDEMNITEES AND LESSEE, NONE OF THE LESSOR, THE OWNER PARTICIPANT, THE SECURITY TRUSTEE, THE FINANCIERS, THE SERVICER OR ANY OTHER INDEMNITEE (COLLECTIVELY, THE “PROTECTED PARTIES”) WILL HAVE ANY LIABILITY TO THE LESSEE OR ANY OTHER PERSON IN RELATION TO, AND NO PROTECTED PARTY HAS MADE OR GIVEN, NOR WILL BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), ANY WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, OR ANY ENGINE OR PART UNDER THIS AGREEMENT, INCLUDING (BUT NOT LIMITED TO) THE DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, SATISFACTORY QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY FROM A COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR PART OR ANY SERVICES PROVIDED BY THE LESSOR OR THE OWNER PARTICIPANT UNDER THIS AGREEMENT); AND

22.2.2	NO PROTECTED PARTY WILL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO THE LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OF THE PROTECTED PARTIES OR OTHERWISE) (EXCLUDING, HOWEVER, ACTS OR OMISSIONS CONSTITUTING SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT THAT IS NOT ATTRIBUTABLE TO AN INTEREST IN THE AIRCRAFT OR THIS AGREEMENT) FOR:

(a)	ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH;

(b)	THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

(c)	ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE; OR

(d)	THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT.

22.3	Waiver

THE LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE PROTECTED PARTIES:

22.3.1	ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION), EXPRESS OR IMPLIED, ON THE PART OF THE PROTECTED PARTIES; AND

22.3.2	ALL CLAIMS AGAINST THE PROTECTED PARTIES, HOWEVER AND WHENEVER ARISING

IN EACH CASE, IN RESPECT OF OR OUT OF ANY OF THE MATTER REFERRED TO IN CLAUSE 22 (DISCLAIMER).

22.4	DISCLAIMER OF CONSEQUENTIAL DAMAGES

EACH PARTY AGREES THAT IT SHALL NOT BE ENTITLED TO RECEIVE AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER LOST PROFITS, LOST REVENUE OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED

BREACH BY THE OTHER PARTY OR THE OWNER PARTICIPANT OF ANY OF THE AGREEMENTS CONTAINED IN THIS AGREEMENT: PROVIDED HOWEVER NOTWITHSTANDING THE FOREGOING THE LESSOR AND THE OWNER PARTICIPANT SHALL IN ALL CASES BE ENTITLED TO RECOVER ANY AND ALL DAMAGES DESCRIBED IN CLAUSE 20 IN CONNECTION WITH AN EVENT OF DEFAULT.

22.5	NO DUTIES

THE LESSEE ACKNOWLEDGES AND AGREES THAT NEITHER OF THE LESSOR NOR THE OWNER PARTICIPANT HAS ANY FIDUCIARY OR OTHER DUTIES TO LESSEE WHATSOEVER, AND THAT THE LESSOR AND THE OWNER PARTICIPANT’S ONLY OBLIGATIONS TO THE LESSEE ARE THOSE OBLIGATIONS EXPRESSLY SET FORTH HEREIN.

22.6	CONFIRMATION

THE LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 22 (DISCLAIMER) AND ACKNOWLEDGES THAT THE RENT AND OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

23.	ASSIGNMENT AND TRANSFER

23.1	Benefit of Agreement

This Agreement shall be binding on and ensure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees.

23.2	No Lessee Transfer or Security Interest

THE LESSEE WILL NOT ASSIGN, NOVATE, DELEGATE OR OTHERWISE TRANSFER (WHETHER VOLUNTARILY OR INVOLUNTARILY, BY OPERATION OF LAW (EXCEPT AS EXPRESSLY PERMITTED BY CLAUSE 19.1.9) OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST (OTHER THAN PERMITTED SECURITY INTERESTS) OVER ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT.

23.3	Transfer by the Lessor

23.3.1	Subject to Clauses 23.4 (Conditions to any Absolute Assignment), 23.5 (Conditions to Assignment by the Owner Participant), 23.6 (Conditions to any Security Transfer), 23.7 (Conditions to any Head Lease), 23.8 (Introduction/Change of Financiers) and 23.10 (Conditions to Change of Financiers), the Lessor may:

(a)	assign, charge, transfer or declare a trust over all or any part of its rights under this Agreement and the other Transaction Documents by way of security for its obligations to any Financier under the Financing Documents (a “Security Transfer”); or

(b)	sell, assign or otherwise transfer (whether by way of outright sale or for the purposes of effecting any financing arrangements) all or any part of its right, title and interest in and to the Aircraft to any person including, without limitation, on terms whereby the Lessor continues to lease the Aircraft to the Lessee pursuant to this Agreement (and in connection therewith the Lessor may assign, charge, transfer or declare a trust over all or any part of its rights under this Agreement and the other Transaction Documents by way of security for its obligations to the owner (a “Head Lease”)); or

(c)	sell, assign or otherwise transfer all or any part of its right, title or interest in and to the Aircraft or all or any part of its rights and obligations under this Agreement and the other Transaction Documents to any assignee (an “Absolute Assignment”).

23.3.2	Subject to Clauses 23.4 (Conditions to any Absolute Assignment), 23.5 (Conditions to Assignment by the Owner Participant), 23.6 (Conditions to any Security Transfer), 23.7 (Conditions to any Head Lease), 23.8 (Introduction/Change of Financiers) and 23.10 (Conditions to Change of Financiers), the Lessee shall from time to time upon request from the Lessor, at the Lessor’s cost as hereinafter provided:

(a)	execute any agreements, acknowledgements or other instruments (including, without limitation, any supplement or amendment to this Agreement) and take any other action which may be reasonably required or requested in order to give effect to or perfect any Security Transfer, Head Lease, Absolute Assignment or OP Assignment;

(b)	in the case of an Absolute Assignment:

(i)	enter into an assignment agreement with the Lessor and the assignee, reasonably acceptable to Lessee, under which the Lessor assigns to the assignee the applicable rights and, if applicable, of the Lessor under this Agreement arising on or after the effective time of such transfer, and the Lessor either retains all the Lessor’s obligations under this Agreement or retains the Lessor’s obligations as assumed by the assignee; and

(ii)	deliver to the Lessor (or as the Lessor directs) conditions precedent reasonably requested in connection with such assignment agreement, including without limitation revised insurance certificates;

23.3.3	Notwithstanding any Security Transfer, Head Lease, Owner Participant Assignment or Absolute Assignment, (for the purposes of this Clause 23.3.3 a “Relevant Transfer”), the Lessor or Owner Participant effecting such Relevant Transfer (and its related Indemnitees) shall remain Indemnitees and entitled to the benefit of each indemnity expressed to be for the benefit of the Indemnitees under the Transaction Documents and to the liability insurance cover required by Clause 17 (Insurance) provided that in the case of an Absolute Assignment or Owner Participant Assignment such entitlement shall end the second anniversary of the Absolute Assignment or Owner Participant Assignment.

23.4	Conditions to any Absolute Assignment

In relation to any Absolute Assignment by the Lessor:

23.4.1	the assignee shall have or shall be guaranteed by an entity that has a tangible net worth of at least ***** on the date of the assignment;

23.4.2	the Lessor will procure that any new owner holding title to the Aircraft (save where such new owner is also the “Lessor” hereunder) shall have executed and delivered to the Lessee an undertaking substantially in the form of Clause 7.1 (Quiet enjoyment) upon acquiring such title;

23.4.3	the transferring Lessor, upon receipt of reasonably satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to its out-of-pocket costs reasonably incurred and reasonable legal expenses properly incurred by the Lessee in connection with such Absolute Assignment;

23.4.4	if applicable, the obligations of the Lessor under the Transaction Documents and which arise from and after any such Absolute Assignment shall have been assumed by the assignee; provided that, the transferring Lessor shall remain liable for any and all obligations of “Lessor” arising prior to (or otherwise not assumed by the assignee pursuant to) such Absolute Assignment;

23.4.5	the assignee shall have agreed to be bound by, and exercise its rights in and to the Aircraft and this Lease in accordance with, the terms and conditions set forth herein;

23.4.6	as at the date of such Absolute Assignment, the Lessee will not be in breach of any Applicable Regulations as a consequence of such Absolute Assignment; and

23.4.7	the Lessee will execute and deliver in favor of any such new Financiers the Notice and Acknowledgement;

23.4.8	the Lessee shall incur no greater financial obligations under this Agreement as a result of such Absolute Assignment, based on applicable laws in effect as at the date of such sale, assignment, transfer, novation or disposal, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance by the Lessee with its obligations under Clauses 23.3.2(b)(ii).

23.4.9	the assignee will not be an air carrier in competition with Lessee or be domiciled in an Excluded Country, and it or one of its affiliates will be experienced in, or be assisted by a servicer or other advisor with experience in cross-border aircraft leasing; and

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

23.4.10	either the assignee will be (a) a “Citizen of the United States” within the meaning of Section 40102(a)(15)(c) of Title 49 or (b) will, by means of a control, voting trust, voting powers or similar arrangement cause the Aircraft to be eligible for registration with the FAA, if the Aircraft is so registered at such time.

23.5	Conditions to the Assignment by the Owner Participant

In relation to any assignment by the Owner Participant of all or any part of its interest in and of the Trust Estate and/or the Trust Agreement (the “OP Assignment”):

23.5.1	the assignee shall have or shall be guaranteed by an entity that has a tangible net worth of at least ***** on the date of the assignment;

23.5.2	the Owner Participant will procure that any new owner participant shall have executed and delivered to the Lessee an undertaking substantially in the form of Clause 7.1 (Quiet enjoyment) upon acquiring such title;

23.5.3	the transferring Owner Participant, upon receipt of reasonably satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to its out-of-pocket costs reasonably incurred and reasonable legal expenses properly incurred by the Lessee in connection with such OP Assignment;

23.5.4	the obligations of the Owner Participant under the Transaction Documents and which arise from and after any such OP Assignment shall have been assumed by the assignee; provided that, the transferring Owner Participant shall remain liable for any and all obligations of “Owner Participant” arising prior to (or otherwise not assumed by the assignee pursuant to) such OP Assignment;

23.5.5	the assignee shall have agreed to be bound by, and exercise its rights in and to the Aircraft and this Agreement in accordance with the terms and conditions set forth herein;

23.5.6	as at the date of such OP Assignment, the Lessee will not be in breach of any Applicable Regulations as a consequence of such OP Assignment; and

23.5.7	the Lessee shall incur no greater financial obligations under this Agreement as a result of such OP Assignment, based on applicable laws in effect as at the date of such OP Assignment, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance of the Lessee with its obligations under Clause 23.3.2(b)(ii).

23.5.8	the assignee will not be an air carrier in competition with Lessee or be domiciled in an Excluded Country, and it or one of its affiliates will be experienced in, or be assisted by a servicer or other advisor with experience in cross-border aircraft leasing; and

23.5.9	either the assignee will be (a) a “Citizen of the United States” within the meaning of Section 40102(a)(15)(c) of Title 49 or (b) will, by means of a

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

control, voting trust, voting powers or similar arrangement cause the Aircraft to be eligible for registration with the FAA, if the Aircraft is so registered at such time.

23.6	Conditions to any Security Transfer

In relation to any Security Transfer by the Lessor:

23.6.1	the Lessor will procure that any assignee holding title to, or a Security Interest over, the Aircraft shall have executed and delivered to the Lessee a quiet enjoyment undertaking substantially in the form of set out in Annex 2 of Schedule 10 (Confirmation of Quiet Enjoyment) upon acquiring such title or Security Interest;

23.6.2	the Lessor, upon receipt of reasonably satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to its out-of-pocket costs reasonably incurred and reasonable legal expenses properly incurred by the Lessee in connection with such Security Transfer;

23.6.3	as at the date of such Security Transfer, the Lessee will not be in breach of any Applicable Regulations as a consequence of such Security Transfer; and

23.6.4	the Lessee shall incur no greater financial obligations under this Agreement as a result of such Security Transfer, based on applicable laws in effect as at the date of such Security Transfer, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance of the Lessee with its obligation under Clause 23.3.2(b)(ii).

23.7	Conditions to any Head Lease

In relation to any Head Lease by the Lessor

23.7.1	the Lessor will procure that any new owner holding title to the Aircraft shall have executed and delivered to the Lessee an undertaking substantially in the form of Clause 7.1 (Quiet enjoyment) (or such other form as the Lessee, acting reasonably, may agree with such assignee) upon acquiring such title;

23.7.2	the Lessor, upon receipt of reasonably satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to its out-of pocket costs reasonably incurred and reasonable legal expenses properly incurred by the Lessee in connection with such Head Lease;

23.7.3	as at the date of such Head Lease, the Lessee will not be in breach of any Applicable Regulations as a consequence of such Head Lease; and

23.7.4	the Lessee shall incur no greater financial obligations under this Agreement as a result of such Head Lease, based on applicable laws in effect as at the date of such Security Transfer, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance of the Lessee with its obligation under Clause 23.3.2(b)(ii).

23.8	Introduction/Change of Financiers

23.8.1	Subject to Clause 23.10 (Conditions to Change of Financiers), the Lessee acknowledges that the Lessor, the Owner Participant and/or the Financiers may from time to time finance or refinance the Aircraft and/or restructure the financing arrangements contemplated by the Financing Documents (which may include, without limitation, the imposition or substitution of any Head Lease or a tax structured lease, tranched debt, sale of receivables or securitisation) and may, in connection therewith, enter into new Financing Documents. Prior to the time of completion of any such financing or restructuring, the Lessor shall deliver a written notice (a Financing Notice) to the Lessee identifying the new Financiers, and the Lessee shall (without prejudice to the Lessee’s obligations under Clause 12.1 (Title protection)):

(a)	at the Lessor’s cost, make all such filings and registrations as may be necessary or reasonably advisable, as requested by the Lessor, in each relevant jurisdiction to perfect or protect the priority of any security interest constituted by any new Financing Document;

(b)	at the Lessor’s cost, replace the name plates required by Clause 12.1 (Title protection) to record any change in the identity of any relevant Finance Party (if appropriate); and

(c)	procure a revised certificate of insurance naming the new Financiers as additional insured and noting any new Financing Document.

23.8.2	If, pursuant to the introduction of, or a change in the identity of, any Financiers in accordance with the terms of this Agreement, a person ceases to be a Financier, notwithstanding such change, such person (and its related Indemnitees) shall remain Indemnitees and entitled to the benefit of each indemnity expressed to be for the benefit of the Indemnitees and to the liability insurance cover required by Clauses 17 (Insurance), 23 (Assignment and Transfer) and Schedule 7 (Insurance Requirements) until the second anniversary of such change.

23.9	Financing Documents

The Lessee acknowledges that the Lessor will not be obliged to disclose the content of, or provide copies of, any Financing Document to the Lessee.

23.10	Conditions to Change of Financiers

In connection with any change of Financiers detailed in Clause 23.8 (Introduction/Change of Financiers):

23.10.1	the Lessor will procure that any new Financiers holding title to, or a Security Interest over, the Aircraft shall have executed and delivered to the Lessee a quiet enjoyment undertaking substantially in the form set out in Annex 2 of Schedule 10 (Confirmation of Quiet Enjoyment) upon acquiring such title of such Security Interest;

23.10.2	as at the date of such change, the Lessee will not be in breach of any Applicable Regulations as a consequence of such change;

23.10.3	the Lessor, upon receipt of reasonably satisfactory documentary evidence, shall reimburse to the Lessee an amount equal to its reasonable out-of pocket costs and reasonable legal expenses properly incurred by the Lessee in connection with such change of Financiers; and

23.10.4	the Lessee shall incur no greater financial obligations under this Agreement as a result of change of Financier, based on applicable laws in effect as at the date of such change, provided that this paragraph shall not apply to any increase in the number of Indemnitees or the compliance by the Lessee with its obligation under Clause 23.3.2(b)(ii).

23.11	No restriction

Nothing in this Clause 23 (Assignment and transfer) shall impose any conditions or restrictions on the Lessor’s rights:

23.11.1	pursuant to Clause 14.9 (Tax on indemnity payments) (to the extent a Head Lease, Security Transfer, Absolute Assignment or a change in Financiers is affected pursuant thereto) or Clause 21 (Illegality); or

23.11.2	following termination of the leasing of the Aircraft due to an Event of Default pursuant to Clause 20 (Remedies).

23.12	Cape Town Convention

For the purposes of clarification, the Lessee hereby consents to an assignment of associated rights represented by this Agreement in connection with any assignment or other transfer pursuant to Clause 23 for purposes of Article 32 of the Cape Town Convention.

24.	MISCELLANEOUS

24.1	Notice

All notices under or in connection with this Agreement and will unless otherwise stated be given in writing by letter (delivered personally or sent with an internationally recognized courier service), fax, or by electronic mail (including PDF). Any approval, consent or permission from any party hereto must be in writing. Any notice will be deemed to have been delivered as follows.

24.1.1	if the notice is by letter, it will be effective when delivered personally or where sent with an internationally recognized courier service, on the date shown as the delivery date (or, if delivery was refused, the date of such refusal) in the records of the person who effected such delivery;

24.1.2	if the notice is by fax, it will be effective when it is transmitted and the sender received a good transmission report; and

24.1.3	in the case of an electronic mail, at the time of dispatch with confirmed receipt.

provided always that where delivery by hand or by electronic email occurs after 5:00 p.m. on a Business Day, or on a day which is not a Business Day, service shall be deemed to occur at 9:00 a.m. on the next Business Day

The current address, fax and phone numbers and email address of the Lessor and the Lessee are in Part B of Schedule 7 (Reporting & notices) and may only be amended by notice in writing.

24.2	Language

All notices and documents to be given under this Agreement must be in English. If they are not in English, they must be given with a certified English translation. If there is any difference between the English version of this Agreement and any version in any other language, the English version will apply.

24.3	Rights

24.3.1	The Lessor’s rights under this Agreement may be used as often as the Lessor considers appropriate, are cumulative and apply in addition to its rights under any law.

24.3.2	The Lessor only loses any of its rights if it specifically waives them in writing. If the Lessor decides not to use any of its rights or delays in using such rights, that does not mean it cannot exercise such rights at a future date.

24.4	Certificates

Any certificate or decision given by the Lessor about any rate of interest or any other amount due under this Agreement will be presumed to be correct, save in the case of manifest error.

24.5	Application of receipts

If any amount the Lessee pays or the Lessor recovers from the Lessee under this Agreement is less than the amount then due, the Lessor may use the funds in any proportion the Lessor chooses towards the different amounts due.

24.6	Severability

If a provision of this Agreement is or becomes illegal, invalid or cannot be enforced, in any jurisdiction that will not affect:

24.6.1	the legality, validity or enforceability in that jurisdiction of any of the other provisions of this Agreement; or

24.6.2	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

24.7	Remedy

If the Lessee does not carry out any obligation under this Agreement the Lessor may without being obliged to do so, with prior notice to the Lessee and without prejudice to its rights to treat that failure as an Event of Default, carry it out without any responsibility. The Lessee will pay the Lessor’s out-of-pocket cost of so doing promptly on demand.

24.8	Expenses

The Lessee must pay to the Lessor on demand all reasonable out-of-pocket expenses (including (in the case of clause (a) below only reasonable legal and other costs) the Lessor has to pay to:

24.8.1	any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this Agreement unless requested by the Lessor; or

24.8.2	preserve any of the Lessor’s rights under this Agreement; or

24.8.3	enforce or the Lessee’s obligations or repossess the Aircraft following the occurrence of an Event of Default which is continuing.

24.9	[Intentionally left blank]

24.10	The whole agreement

This Agreement is the whole agreement between the Lessor and the Lessee for leasing the Aircraft and replaces all previous agreements. This Agreement can only be amended, supplemented, waived or otherwise modified only by a writing signed by both parties.

24.11	Counterparts

Any Transaction Document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart shall constitute an original of the relevant Transaction Document, but together the counterparts shall constitute one document.

24.12	Set-off

24.12.1	In this Clause 24.12, references to the Lessee include the Affiliates of the Lessee.

24.12.2	The Lessor and the Owner Participant may set-off any matured obligation owed by the Lessee under the Transaction Documents or any of the Other Agreements against any obligation (whether or not matured) the Lessor or the Owner Participant or any Affiliate thereof owes the Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, the Lessor may convert either obligation at the market rate of exchange available in London or (at the Lessor’s option) New York.

24.12.3	If an obligation is unascertained or unliquidated, the Lessor may in good faith estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated the Lessor or the Lessee shall make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount.

24.12.4	Notwithstanding any other provisions of this Agreement, the Lessor, the Owner Participant and their Affiliates shall not be obliged to pay any amount to the Lessee under the Transaction Documents or any of the Other Agreements so long as any sums which are then due and outstanding from the Lessee under the Transaction Documents or any Other Agreements remain unpaid or if any Event of Default has occurred and is continuing, and any such amount which would otherwise be due shall fall due only if and when the Lessee has paid all such sums and cured all Events of Default, except to the extent that the Lessor otherwise agrees in writing or sets off such amounts against such payment pursuant to Clause 24.12.2.

24.13	Lease manager

The Lessor has appointed the Servicer as its agent to act on its behalf under this Agreement generally. The Lessee shall and shall be entitled to deal with and rely on the instructions and directions of the Servicer (and any replacement servicer) appointed by the Lessor.

24.14	Delegation

The Lessor may delegate to the Servicer or any other person or persons all or any of the rights, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions as the Lessor in its absolute discretion thinks fit.

24.15	Further Assurances

Each party shall, and shall use all reasonable efforts to procure that third parties shall, execute and sign such documents and do such acts and things as any other party hereto shall reasonably request in order to carry out the intended purpose of this Agreement or to establish, perfect, preserve or enforce that party’s rights under this Agreement.

24.16	[Intentionally left blank]

25.	LAW

25.1	Law

PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THIS AGREEMENT AND ANY CLAIM RELATED TO THIS

AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY WHETHER IN CONTRACT OR TORT OR FOR BREACH OF DUTY OR OTHERWISE IN ALL RESPECTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THIS AGREEMENT). THE PARTIES AGREE THAT THIS AGREEMENT WAS DELIVERED IN THE STATE OF NEW YORK.

25.2	Jurisdiction

25.2.1	Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, the Lessee and the Lessor each irrevocably agrees that (i) the United States District Court for the Southern District of New York sitting in The Borough of Manhattan and any New York state court sitting in the County of New York, New York, and all related appellate courts, (ii) the competent courts of the domicile of the Lessee on the date of this Agreement (Distrito Federal), and (iii) the courts of the jurisdictions in which the Aircraft at the relevant time is located in the case of enforcement proceedings in respect of remedies hereunder have exclusive jurisdiction to settle any disputes arising out of or relating to this Agreement or any of the other Transaction Documents and submits itself and its property to the jurisdiction of the foregoing courts with respect to such dispute, hereby waiving any other jurisdictions which may be available thereto by reason of domicile or otherwise.

25.2.2	This Clause 25 shall survive, continue to take full effect and not merge in any order or judgment and this Clause 25 prohibits either party to bring proceedings against the other in connection with this Agreement or any other Transaction Document in any court other than as provided in Clause 25.2.1 above.

25.3	Process Agent

25.3.1	The Lessee appoints Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, New York 10036 as its agent for service of process in the State of New York in any suit or proceeding with respect to this Agreement. Each of the Lessor and the Owner Participant appoint Corporation Service Company as its agent for service of process in the State of New York in any suit or proceeding with respect to this Agreement. Each party must maintain a valid agent for service of process in the State of New York from the date of this Agreement until the Expiry Date and may not change the identity of such agent without giving prior notice to the other party hereto.

25.3.2	Each party agrees that if its process agent does not notify such party about any court documents served on it, this will not affect the proceeding concerned.

25.3.3	Each party irrevocably consents to the service of process on it by faxing, by prepaid mailing by air mail, certified or registered mail, or by personal delivery of a copy to such party’s process agent at the address above or its address on Schedule 7. The foregoing, however, shall not limit the rights of the other party hereto the service process in any other manner permitted by law.

25.4	Courts

Each of the Lessee and the Lessor agrees that:

25.4.1	it will not claim, and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts referred to in Clause 25.2.1, and will not claim, and hereby further irrevocably waives any claim, that any such suit, action or proceeding brought in the courts referred to in Clause 25.2.1, has been brought in an inconvenient forum; and

25.4.2	a judgment or order of a court referred to in Clause 25.2.1, regarding this Agreement is final and binding and can be enforced elsewhere in the world, subject to applicable laws.

25.5	Intentionally left blank

25.6	Waiver of Sovereign Immunity

Each of the Lessee and the Lessor irrevocably and unconditionally:

25.6.1	agrees that if the other brings legal proceedings against it or its assets in relation to this Agreement or any other Transaction Document no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement, and any interlocutory proceedings or the execution of any judgment or award arising therefrom) will be claimed by or on behalf of itself or with respect to its assets;

25.6.2	waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for the purposes of such Act; and

25.6.3	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

25.7	Cape Town Immunity

Each of the Lessee and the Lessor hereby waives any immunity from suit, from the jurisdiction of any court or from any legal or judicial process or remedy and, without limiting the generality of the foregoing, each of the Lessee and the Lessor hereby waives in accordance with Article XXII of the Cape Town Aircraft Protocol any sovereign immunity from jurisdiction of the courts specified in Clause 25.2 (Jurisdiction) or relating to the enforcement of rights and interests relating to the Aircraft, the Airframe and/or any Engine.

25.8	Waiver of Trial by Jury

EACH OF THE LESSEE AND THE LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE LESSOR AND THE LESSEE REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH LESSOR OR LESSEE, AS APPLICABLE, IS A PARTY. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

26.	CONFIDENTIALITY

The Lessor and the Lessee agree that the Transaction Documents are to be kept confidential. Neither party (including its respective officers, directors, agents and advisors) will disclose any information from or in connection with the Transaction Documents without the consent of the other, except for:

26.1.1	disclosures made by the Lessor to potential assignees, transferees, financiers and/or rating agencies or to their respective professional advisors, provided that in case of potential assignees, transferees and financiers, each such person has signed a non-disclosure agreement;

26.1.2	disclosures made by either party to its professional advisers, servicers, managers or as may be required by Applicable Regulations;

26.1.3	disclosure made by the Lessor to its Affiliates; and

26.1.4	disclosures made by the Lessee to its Affiliates.

27.	TRUE LEASE

The parties intend and agree that this Agreement:

27.1.1	constitutes a “true lease” and not a “security interest” as defined in Section 1-201(37) of the UCC; and

27.1.2	confers only a leasehold interest on the Lessee in and to the Aircraft on and subject to the terms of this Agreement, and no ownership or other interest with respect to the Aircraft is provided to the Lessee under this Agreement.

The Lessor and the Lessee intend that this Agreement be treated as a “true lease” for United States federal income Tax purposes and for purposes of article 188 of the Ley del Impusto Sobre la Renta and the Lessee shall not file a Tax return that is inconsistent with the provisions of this Clause.

The Lessee hereby authorizes the Lessor to file such UCC-1 or UCC-3 financing statements as the Lessor reasonably deems necessary or desirable to protect the interest of the Lessor or the Security Trustee hereunder; provided that the Lessor shall provide the Lessee with a copy of any such financing statement for review prior to filing.

28.	[INTENTIONALLY LEFT BLANK]

29.	TIME IS OF THE ESSENCE

The time stipulated in this Agreement or the other Transaction Documents for all payments by the Lessee to the Lessor and for the prompt, punctual performance of the Lessee’s other obligations under this Agreement or the other Transaction Documents shall be of the essence for this Agreement or the other Transaction Documents.

30.	COUNTERPART

To the extent, if any, that this Agreement constitutes tangible chattel paper (as such term is defined in the UCC) no security interest in this Agreement may be perfected through the transfer or possession of any counterpart other than the original counterpart, which shall be so identified. Delivery of an executed counterpart of this Agreement by fax or electronic transmission shall be deemed effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement by fax or electronic transmission shall also deliver an originally executed counterpart; however, the failure of any party to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

31.	RIGHTS OF THIRD PARTIES

31.1	All rights expressed to be granted to each Indemnitee (other than the Lessor) under this Agreement are given to the Lessor on behalf of that Indemnitee, and each Indemnitee is an express third party beneficiary hereof. Except for the Lessor, the Owner Participant, the Financiers and each Indemnitee, no other Person shall be a third party beneficiary of this Agreement. Without limiting the foregoing and in consideration of the Owner Participant Letter Agreement, the Lessee agrees with the Owner Participant that:

31.1.1	the Owner Participant is an express third party beneficiary of all of the obligations and liabilities of the Lessee under and in conformity with this Agreement;

31.1.2	all notices and communications given by the Lessee to the Lessor shall also be given to the Owner Participant;

31.1.3	any approval, consent, waiver, amendment, supplement or other modification of this Agreement shall require the written consent or instruction of the Owner Participant to be binding against the Lessor, and the Owner Participant agrees that, where the Lessor has agreed to give or not unreasonably withhold such consent or instruction, it shall give such consent or instruction or not unreasonably withhold such consent or instruction. For the avoidance of doubt, any instructions for an approval, consent, waiver, amendment, supplement or other modification of this Agreement issued by the Owner Participant to the Lessor shall be binding on the Lessor;

31.2	Any third party beneficiary who is not a party to this Agreement may enforce the terms of this Agreement expressed to be for the benefit of or given by the Lessee or the Lessor, as applicable, to or in favour of such third party beneficiary.

31.3	All terms of this Agreement may be varied, amended or otherwise released by an agreement between the Lessor and the Lessee without reference to any third party beneficiary.

32.	SURVIVAL

All indemnities, representations, warranties and other obligations of the Lessee and the Lessor shall survive, and remain in full force and effect, notwithstanding the leasing of the Aircraft hereunder and in the case of Clauses 12, 14, 15, 16, 17, 18, 20, 22, 24 and 25, expiration or other termination of this Agreement.

33.	NO BROKERS

Each of the parties represents and warrants to the other that it has not paid, agreed to pay, or caused to be paid directly or indirectly in any form, any commission percentage contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement to any person (except the fees and expenses of Santos Dumont, the technical advisor of the Owner Participant, for which fees and expenses the Owner Participant shall be solely responsible).

34.	STATEMENTS OF OWNER TRUSTEE

The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Clause 34 shall not be construed to prohibit any action or proceeding against any party hereto for its own wilful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided further, that nothing contained in this Clause 34 shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Clause 34 shall survive the termination of this Agreement.

35.	KNOW YOUR CUSTOMER/OFAC COMPLIANCE

35.1	Anti-Terrorism Law

35.1.1	The Lessee represents, warrants and agrees that neither the Lessee nor any of its Affiliates is in violation of any Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

35.1.2	The Lessee represents, warrants and agrees that neither the Lessee nor any of its Affiliates is any of the following:

(a)	a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(b)	a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)	a person with which the Lessor and/or the Owner Participant (without duplication), is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)	a person that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order; or

(e)	a person that is named as a “special designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

The Lessee represents, warrants and agrees that neither the Lessee nor any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph (b),

(ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

36.	USA PATRIOT ACT AND OTHER INFORMATION:

The Lessee agrees that pursuant to the requirements of the Patriot Act, other “Know Your Customer” requirements, money laundering information requirements and similar requirements of Law, the Lessor and/or the Owner Participant (without duplication) may obtain, verify, and record information from the Lessee that identifies the Lessee, which information may include the name and address of the Lessee, and its officers, directors and shareholders, and other information that will allow the Lessor and/or the Owner Participant (without duplication) to identify the Lessee and to perform the appropriate checks in accordance and for purposes of compliance with the Patriot Act, other “Know Your Customer” requirements, money laundering information requirements and similar requirements of Law.

[Signature page follows]

IN WITNESS WHEREOF the Lessor and the Lessee have executed this Agreement both as of the date shown at the beginning of this Agreement.

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN S.A. DE C.V., as the Lessee

By:	/s/ Alfonso Ascencio Triujeque
Name: Alfonso Ascencio
Title: General Counsel

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as the Lessor

By:	/s/ Scott Rosevear
Name: Scott Rosevear
Title: Vice President

Aircraft Operating Lease Agreement

Signature Page

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

PART A

DEFINITIONS

In this Agreement:

“Absolute Assignment” has the meaning given to such term in Clause 23.3.1.

“Acceptance Certificate” means the acceptance certificate in substantially the form of Schedule 5 (Acceptance Certificate).

“Act” means the Federal Aviation Act of 1958, as amended, and as recodified in Title 49 of the U.S.C. pursuant to Public Law 103-272, or any similar legislation of the United States of America as enacted in substitution or replacement thereof.

“Affiliate” in relation to any person means any person directly or indirectly controlling, controlled by or under common control with that person and includes any trust for which such person or any of its Affiliates is a beneficiary.

“Agent” means the person or persons appointed as agent to, or trustee for, any Financiers pursuant to the Financing Documents and any other person identified as an “Agent” for the purposes of this Agreement, as may be notified by the Lessor to the Lessee from time to time.

“Agreed Value” has the meaning given to such term in Part D of Schedule 6 (Payments).

“Aircraft” means the aircraft described in Part A of Schedule 2 (Aircraft particulars) (and includes a separate reference to all Engines, Parts and Aircraft Documents except where it would not make sense to interpret the reference to Aircraft in that way).

“Aircraft Documents” means the documents, data and records set out in the Annex to the Acceptance Certificate and all additions, renewals, revisions and replacements required or permitted by this Agreement.

“Aircraft Object” has the meaning given to such term in the Cape Town Convention.

“Airframe” means the Aircraft, excluding the Engines and the Aircraft Documents.

“Airframe 6Y Structural Check” means the airframe 6-year check which shall include the completion of the 6 year structural tasks, system and zonal tasks and inspections and all lower level tasks in accordance with the latest revision of the MPD.

“Airframe 12Y Structural Check” means the airframe 12-year check which shall include the completion of the 12 year structural tasks, system and zonal tasks and inspections in accordance with the latest revision of the MPD.

“Airframe Warranties Agreement” means the agreement entered into or to be entered into on or prior to the Delivery Date, between the Lessor, the Lessee, the Manufacturer and (if applicable) the Security Trustee in respect of the Airframe Warranties.

“Airframe Warranties” means the package of airframe warranties specified in the Airframe Warranties Agreement.

“Airworthiness Directive” means each airworthiness directive issued by any of the Aviation Authority, EASA or the FAA specifying conditions, limitations or corrective actions to be taken in respect of the Aircraft.

“Anti-Terrorism Laws” has the meaning given to such term in Clause 35.1.

“Applicable Regulations” means any applicable law, treaty, court order, judgement, decree, regulation, official guideline (including any administrative interpretation or application of any Applicable Regulations), official directive, mandatory requirement or contractual undertaking which takes effect in the relevant circumstances and, without limitation, includes any applicable resolution, directive or embargo of the United Nations, the United States of America, the European Union or any constituent member of either of those bodies.

“APU” means the auxiliary power unit installed in the Airframe on the Delivery Date until replaced in accordance with this Agreement and includes any such replacement unit.

“APU Gas Path Refurbishment” means, in respect of the APU, the performance of a shop visit which shall include a gas path refurbishment in accordance with the then current overhaul manual to a zero time inspection criteria, with a scheduled Life Limited Part and Airworthiness Directive release of no less than 6,000 Cycles and 3 years and on-condition release of no less than 9,000 APU Operating Hours, and 6,000 Cycles and 3 years.

“APU Operating Hour” means each hour or part thereof elapsing from the moment the APU is started to the moment when the APU is shut down as recorded on the APU Data Memory Module (DMM). For the purposes of all calculations under this Agreement measured in APU Operating Hours, such hours, rounded to the nearest minute, shall be accumulated since the most recent APU Gas Path Refurbishment (or since new if no previous overhaul has been accomplished with respect to the APU).

“Assignment of Insurances” means the assignment of insurances entered into, or to be entered into as the context may require, between the Lessee as assignor and the Lessor and/or the Security Trustee as assignee.

“Assignment of Reinsurances” means the assignment of reinsurances entered into, or to be entered into as the context may require, between the insurer as assignor and the Lessor and/or the Security Trustee as assignee.

“Available Balance” has the meaning given to that term in paragraph 5(c) of Part B of Schedule 6 (Payments).

“Aviation Authority” means each of the authorities which, under the Applicable Regulations of the State of Registration may from time to time control or supervise civil aviation in State of Registration or exercise jurisdiction over matters relating to the Aircraft.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute.

“Base Lease Term” means the period beginning on and including the Delivery Date and ending on the Scheduled Expiry Date, or such earlier date on which the Lease Period terminates in accordance with the provisions of this Agreement.

“Bill of Sale” means the warranty bill of sale in respect of the Aircraft executed by the Seller in favour of the Lessor pursuant to the Purchase Agreement.

“Break Costs” means any Loss, premium or penalty which the Lessor, the Owner Participant (or any of their Affiliates) may have to pay in order to repay funds raised to finance the Aircraft or in unwinding (or maintaining or continuing to make payments under) any swap, hedge, cap, forward interest agreement or other financial instrument entered into in whole or in part in connection with the leasing or financing of the Aircraft in each case in connection with a delay in delivery (not caused by a default by the “buyer” under the Purchase Agreement), an Event of Default or a Total Loss.

“Broker’s Letter of Undertaking” means an undertaking from the Insurance Broker in the form as recognised by the Lloyds Insurance Broker’s Committee or otherwise reasonably acceptable to the Lessor and any Security Trustee.

“Business Day” means:

(a)	a day (other than a Saturday or Sunday) on which business of the nature required by this Agreement is carried out in Dublin, London, México City and New York.

(b)	where used in relation to payments, a day (other than a Saturday or Sunday) on which banks are open for business in New York and México City; and

(c)	where used in relation to determination of LIBOR, a day (other than a Saturday or Sunday) on which banks are open for business in London.

“Cape Town Convention” means the English language version of the Convention on International Interests in Mobile Equipment and the Protocol thereto on Matters Specific to Aircraft Equipment signed at Cape Town, South Africa on 16 November 2001.

“C Check” means a major inspection of the Aircraft (and resulting repairs, if any), as defined in the Manufacturer’s MPD.

“C Check Date” means the date on which the first C Check of the Aircraft is accomplished which shall be no later than the day that is the twentieth (20th) month anniversary of the Delivery Date.

“Citizen of the United States” has the meaning set forth in Section 40102(a)(15)(c) of the Title 49 of the United States Code.

“Claim” has the meaning given to such term in Clause 14.8 (Notification).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Cut-Off Date” means the last day of the ninth (9th) month after the month in which the Scheduled Delivery Date is stated to occur.

“Cycle” means (i) with respect to the Airframe, one take-off and landing of the Aircraft, (ii) with respect to an Engine, one take-off and landing of the aircraft on which the relevant Engine is installed (each “touch and go” will be one Cycle).

“Default” means an Event of Default or any event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, may constitute an Event of Default.

“Default Rate” means the rate per annum which is four per cent (4%) above one month Dollar LIBOR.

“Delegation Letter” means the delegation letter entered into or to be entered into among the Manufacturer and the Seller whereby the Lessor and the Lessee shall, amongst other things, be permitted to attend and observe the acceptance tests of the Aircraft at the Manufacturer’s facility.

“Delivery” means the delivery of the Aircraft to and its acceptance by the Lessee under this Agreement, as evidenced by execution of the Acceptance Certificate by the Lessee.

“Delivery Condition” means the condition and requirements in respect of the Aircraft at Delivery, as described in Schedule 4 (Aircraft Specifications and delivery).

“Delivery Date” means the date on which Delivery takes place.

“Delivery Location” means the Manufacturer’s facilities in Toulouse, France.

“Deregistration Power of Attorney” means a duly executed (and if applicable, duly notarized) irrevocable power of attorney from the Lessee and, if applicable, any Permitted Sublessee, in favour of the Lessor and any Security Trustee, in form and substance reasonably satisfactory to the Lessor and the Security Trustee, empowering the Lessor or any Security Trustee:

(a)	to de-register the Aircraft n the name of the Lessee from the aircraft register in the State of Registration;

(b)	to export the Aircraft from the State of Registration; and

(c)	to take any action required to release the Aircraft from any Security Interest and to take all action which the Lessor or the Security Trustee considers necessary or desirable in relation thereto. The Lessor agrees that it shall use such power of attorney only if an Event of Default has occurred and is continuing.

“DGAC” means the Mexican Dirección General de Aeronáutica Civil.

“Discount Rate” means 6% (six percent) per annum.

“Dollars” or “$” or “US$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency or any other organisation or authority that, under the laws of the European Union, shall from time to time have jurisdiction over amongst other things, aircraft airworthiness standards for the European Union.

“EMP” means the Engine Manufacturer generic Engine Management Programme for the Engines.

“Engine” means each engine (whether or not installed on the Airframe) specified in the Acceptance Certificate unless and/or until replaced in accordance with this Agreement.

“Engine LLPs” means those Parts, defined by the Engine Manufacturer in the engine manual, or by the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to or upon the expiration of the Engine Manufacturer’s certified life, such life being expressed in terms of Cycles, Flight Hours, landings or calendar time.

“Engine Manufacturer” means IAE International Aero Engines AG.

“Engine Performance Restoration Shop Visit” means, in respect of an Engine, a shop visit which shall include a performance restoration of the major modules (at a minimum HPC, CC and HPT modules) in accordance with the then current Engine Manufacturer’s Maintenance Management Plan, with a scheduled Life Limited Parts and Airworthiness Directive release life of no less than 10,000 Cycles and on-condition release of no less than 20,000 Flight Hours and 9,000 Cycles.

“Engine Warranties” means a package of engine warranties specified in the Engine Warranties Agreement.

“Engine Warranties Agreement” means the agreement entered into or to be entered into on or prior to the Delivery Date, between the Lessor, the Lessee, the Engine Manufacturer and (if applicable) the Security Trustee in relation to the Engine Warranties.

“Eurocontrol” means the European Organisation for the Safety of Air Navigation;

“Event of Default” means an event specified in Clause 19 (Events of Default).

“Excluded Country” means, to the extent of such prohibition, any country to which the export or operation to, from or in of an Airbus A320 aircraft is expressly prohibited under any Applicable Regulation from time to time promulgated by any of the United States of America, the European Union or any Government Entity of the State of Registration the effect of which prohibits the export or operation to, from or in of an Airbus A320 aircraft with respect to such country or could impose penalties or other sanctions on Lessor, Owner Participant, Security Trustee or any Financier in connection therewith, including with respect to revenue related thereto. If any such laws restrict, but do not prohibit, export or operation, from or in such country of an Airbus A320 aircraft, failure of the Lessee or any Permitted Sublessee to comply with such restrictions shall result in such country being an Excluded Country and an Event of Default hereunder.

“Executive Order” has the meaning given to it in Clause 35.1.

“Expiry Date” means:

(a)	the Scheduled Expiry Date or if the Lessee exercises the option to extend the leasing of the Aircraft in accordance with Clause 2.6 (Renewal Option), the Schedule Renewal Term Expiry Date; or

(b)	the Total Loss Payment Date; or

(c)	the date on which the leasing, of the Aircraft to the Lessee is expressed to terminate under this Agreement whichever is the earlier or, if the Redelivery of the Aircraft has been extended pursuant to Clause 18.2.1, the actual Redelivery Date

“FAA” means, as the context requires, the Federal Aviation Administration of the United States of America and/or the Department of Transportation of the United States of America and/or any successor of either of them.

“FAA Bill of Sale” means the bill of sale in respect of the Aircraft to be executed by the Seller in favour of the Lessor pursuant to the Purchase Agreement, in due form for filing with the FAA.

“FAA Counsel” means Daugherty, Fowler, Peregrin, Haught & Jenson PC.

“FAA Filed Documents” means this Agreement, the Trust Agreement, the FAA Bill of Sale (if applicable) and an application for registration of the Aircraft with the FAA in the name of the Lessor.

“FAA Modification Amount” means the lesser of (i) an amount equal to the sum of (y) the net cost of the technical and specification modifications (as listed in Schedule 12) required to make the Aircraft eligible to be registered with the FAA, and (z) if applicable, the net cost of the Post Delivery Modifications, and (ii) Lessor Cap.

“FAA Registration Date” means the date on which the Aircraft is registered with the FAA, which shall be no later than ten (10) Business Days after the C Check Date.

“FAR” means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations.

“Financial Indebtedness” means, in respect of any person, any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or other similar instrument issued by such person;

(d)	any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Lessee;

(e)	the acquisition cost of any asset to the extent payable more than ninety (90) days after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the market to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; or

(i)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

“Financial Statements” mean a consolidated balance sheet, cash flow statement and profit and loss statement in each case, prepared in accordance with (and subject to Clause 8.1.1) Mexican GAAP or IFRS, as applicable.

“Financier” means any person or persons through which the Lessor or the Owner Participant may from time to time finance or refinance its interest in the Aircraft and/or for whose benefit security over, or rights relating to, the Aircraft and/or any Transaction Document may be granted (including by way of a declaration of trust) by the Lessor or the Owner Participant or at its request, and includes the Security Trustee and the Agent as well as any underwriter, placement agent, or syndication agent and any other person identified as a “Financier” for the purposes of this Agreement, as may be notified by the Lessor to the Lessee from time to time.

“Financing Documents” means each present and/or future document which is from time to time related to any financing of the Aircraft (including for such purpose any mortgage or leasing arrangements whether or not constituting a financing and any documents ancillary thereto).

“Flight Hour” means:

(a)	with respect to the Airframe, each hour or part of an hour elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground; and

(b)	with respect to an Engine, each hour or part of an hour such Engine is operated, elapsing from the moment the wheels of the aircraft on which such Engine is installed leave the ground until the wheels of such aircraft next touch the ground.

“French DGAC” means the Direction Générale de l’Aviation Civile of France.

“Government Entity” means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any thereof, however constituted; and

(c)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

“Gross Negligence” means any intentional action or decision of a person which is taken or made by such person with reckless disregard for the consequences of such action or decision.

“Habitual Base” means México, or (i) if a sublease complying with the terms of Clause 9.2 this Agreement is in effect, and subject to Lessee providing such additional documents as Lessor may reasonably request in connection therewith, such location as set forth in the sublease, or (ii) such other main operational base of the Aircraft agreed by the Lessor (acting reasonably).

“IATA” means the International Air Transport Association.

“IDERA” means an irrevocable deregistration and export request authorisation, in English and Spanish suitable for filing with the relevant Aviation Authority, substantially in the form referred to in the Cape Town Convention or other in form and substance satisfactory to the Security Trustee and the Lessor.

“IFRS” means the International Financial Reporting Standards.

“Indemnitee” means the Lessor, the Owner Participant, the Financiers, the Servicer, the Technical Servicer, the Manufacturer, the Seller and any and each of their respective shareholders, subsidiaries, affiliates, partners, directors, agents, employees, members, officers, indemnitees and representatives.

“Indemnity Letter” means the indemnity letter from the Owner Participant and the Lessee to the Seller in connection with the Delegation Letter.

“Insurance” means the insurance cover (including any reinsurance) to be taken out under Clause 17 (Insurance) and Schedule 8 (Insurance Requirements).

“Insurance Broker” means an insurance broker approved by the Lessor for the purposes of this Agreement.

“International Registry” has the meaning given to such term in the Cape Town Convention.

“Landing Gear” means the landing gear assembly of the Aircraft, excluding any rotable components.

“Landing Gear Overhaul” means the off-wing overhaul and restoration of the entire Landing Gear (including disassembly) to satisfy the system and structural and corrosion requirements in accordance with the latest revision of the MPD.

“Lease Amendment” means any agreement entered into between the Lessor and the Lessee in connection with the exercise by the Lessee of the option to extend the leasing of the Aircraft pursuant to Clause 2.6 (Renewal Option);

“Lease Period” means the period commencing on the Delivery Date and ending on the Expiry Date and shall include the Base Lease Term and, if applicable, the Renewal Lease Term.

“Lessor AD Contribution” has the meaning given to such term in Part E of Schedule 6 (Payments).

“Lessor Cap” means an amount equal to Lessor’s Cost less the purchase price paid by the Lessor to the Seller.

“Lessor’s Cost” has the meaning given to such term in Part D of Schedule 6 (Other economic terms).

“Lessor Lien” means any Security Interest over the Aircraft:

(a)	created by the Lessor or the Owner Participant through the Lessor or the Owner Participant in connection with the financing of the Aircraft; or

(b)	resulting from acts of or claims against the Lessor or any Indemnitee not relating to the operation of the Aircraft or the transactions contemplated by or permitted under this Agreement (other than as a consequence of the occurrence of a Event of Default) or to any act or omission of the Lessee; or

(c)	a Head Lease or Security Interest created as part of a Security Transfer.

“Lessor Tax” means Taxes:

(a)	imposed as a direct result of activities of the Lessor or the Owner Participant in the jurisdiction imposing the liability unrelated to the Lessor’s dealings with the Lessee or to the transactions contemplated by this Agreement or the operation, use, presence or registration of the Aircraft in the jurisdiction imposing the Tax; or

(b)	imposed or levied on or measured on the net income, profits, gains capital, net worth, capital stock, franchise, business activity Taxes or other similar Taxes imposed on the privilege of doing business or in the nature of an alternative minimum Tax, assessed on Lessor or an Indemnitee by any Government Entity in the jurisdiction in which Lessor or an Indemnitee is organized, based, maintains an office or other fixed place of business, carries on business through a permanent establishment or is deemed to have its principal place of business, other than:

(i)	Taxes payable by the Lessor or the Owner Participant solely as a result of the Lessor or the Owner Participant being required to include in its gross income any amount attributable to any improvement, alteration, substitution or addition to the Aircraft;

(ii)	Taxes which are imposed by reason of the presence of the Lessee (including place of business, situs of organization or any other activity of the Lessee) of the presence, registration, use or operation of the Aircraft or any Engine (including in México, the United States of America or Ireland);

(iii)	Taxes which are imposed by reason of or consequent upon any Default or any breach by the Lessee of, or any failure by the Lessee to perform any of its obligations under, or any misrepresentation made by the Lessee in, this Agreement; or

(c)	imposed with respect to any period commencing or event occurring (x) prior to the Delivery Date (except where the Aircraft has been purchased from Lessee (or a Lessee Affiliate) and is to be leased back to Lessee under the Lease) or (y) solely as a result of an event occurring after the Expiry Date which is not related to the Lessor’s dealings with the Lessee or the transactions contemplated by this Agreement or the operation of the Aircraft by the Lessee.

“LIBOR” means, in respect of the applicable period for the calculation of Rent, the Default Rate or other interest hereunder:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for Dollars for the applicable interest period, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Lessor at its request, quoted by the Reference Banks to leading banks in the London interbank market, for the offering of deposits in Dollars for the applicable interest period as of 11.00 a.m. (London time) two (2) Business Days before the first day of such period.

“Life Limited Parts” means those Parts, defined by the Manufacturer or by the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the Manufacturer’ certified life, such life being expressed in terms of Cycles, Flight Hours, landings and calendar time.

“Loss” means any cost, expense (including the legal fees and out-of-pocket expense incurred to enforce any indemnity under the Agreement), proceeding, action, claim, obligation penalty, fine, liability, damage or loss of any kind.

“Loss Payee” means the Lessor or, if the Lessor so notifies the Lessee in writing, the Security Trustee.

“Maintenance Contribution” has the meaning given to such term in paragraph 6 of Part of Schedule 6 (Payments).

“Maintenance Payments” means all amounts payable pursuant to Clause 5.1 (Rents and Maintenance Payment) and Part B of Schedule 6 (Payments).

“Maintenance Performer” means the maintenance performer for the Airframe and the Engines approved by the Aviation Authority and the FAA or EASA and the Lessor.

“Maintenance Programme” means the maintenance programme of the Lessee for the Aircraft which shall be in conformance with the maintenance program specified in the MPD and approved by the Lessor and the Aviation Authority as amended from time to time in accordance with the provisions of Clause 13.3.2.

“Manufacturer” means Airbus S.A.S.

“Material Adverse Change” means (a) a material adverse change in the financial condition of the Lessee since the date of the most recent Financial Statements of the Lessee provided to the Lessor prior to the date hereof or (b) the occurrence, since such date of any event or circumstances which has, had or which is, could reasonably be expected to have a material adverse effect on Lessee’s ability or future ability to perform its obligations under this Agreement or any other Transaction Document.

“Mexican GAAP” means the generally accepted accounting principles in México.

“México” means the United Mexican States.

“Mexican Counsel” means Ritch Mueller S.C.

“Mexican Pledge” means a pledge without transfer of possession (prenda sin transmisión de posesión) in form and substance acceptable to the Lessor and the Owner Participant, granting the Lessor a first priority Security Interest in any rights the Lessee may have, or claim to have, from time to time, in the Maintenance Payments, any Maintenance Contribution obligations, the Security Deposit and any amounts drawn under a Security Deposit Letter of Credit, pursuant to Clauses 5.1.3, 5.3.2 and 5.3.7.

“MPD” means the latest version of the Maintenance Planning Document issued by the Manufacturer setting out the maintenance tasks for the Aircraft and the thresholds and/or intervals at which such tasks should be completed.

“Notice and Acknowledgement” means a notice and acknowledgement entered into, or to be entered into as the context may require, between the Lessor, the Security Trustee and the Lessee substantially in the form set out Schedule 10 (Forms of notices and acknowledgement) or such other form as may be reasonably required by the Lessor or any Security Trustee.

“OFAC” has the meaning given to such term in Clause 35.

“Owner Trustee” means Wells Fargo Bank Northwest, National Association, a national banking association, in its capacity as Owner Trustee under the Trust Agreement.

“OP Guarantor” means Avolon Aerospace Leasing Limited.

“OP Guaranty” means a guaranty agreement in form and substance reasonably satisfactory to the Lessee, executed by the OP Guarantor, guaranteeing the obligations of the Owner Participant under the Transaction Documents to which it is a party.

“Original Financial Statements” means the Lessee’s consolidated audited financial statements for its financial year ended 31 December 2010.

“Other Agreements” means:

(a)	each of the aircraft lease agreements between the Lessor in its capacity as the Owner Trustee under the Trust Agreement (or any Affiliate of the Owner Participant, including a trust of which the beneficiary is the Owner Participant or an Affiliate of the Owner Participant) and the Lessee (or any Affiliate of the Lessee) relating to the Other Aircraft; and

(b)	any and all agreements (other than this Agreement) entered into at any time and from time to time between (i) the Lessor, any Affiliate of the Lessor, any trustee or the Owner Participant or any Affiliate of the Owner Participant or any special purpose lessor in respect of which the Servicer provides lease management services and (ii) the Lessee or any of its Affiliates.

“Other Aircraft” means each Airbus A320 aircraft leased (i) by the Lessee or any of its Affiliates, from (ii) the Lessor, any Affiliate of the Lessor, any trustee on behalf of the Lessor or the Owner Participant or any Affiliate of the Lessor or any special purpose lessor in respect of which the Servicer provides lease management services.

“Owner Participant” means Avolon Aerospace AOE 3 Limited and its permitted assigns as set forth in Clause 23.3.

“Owner Participant Letter Agreement” means the Owner Participant Letter Agreement with respect to the Aircraft and this Agreement between the Owner Participant and the Lessee;

“Parent Guaranty” means a guaranty agreement in form and substance reasonably satisfactory for the Lessor executed by the Parent, guaranteeing the obligations of the Lessee under this Agreement and the other Transaction Documents to which it is a party.

“Parent” means Controladora Vuela Compañia de Aviación, S.A.P.I. de C.V.

“Part” means each component, furnishing or part (other than a complete Engine) supplied with the Aircraft on the Delivery Date, in each case until replaced in accordance with this Agreement and includes any such replacement, and all technical data (including historical, operational and maintenance records related thereto).

“Partial Loss Threshold” has the meaning given to such term on Part D of Schedule (Payments).

“Patriot Act” has the meaning given to it in Clause 35.1 (Know Your Customer/OFAC Compliance).

“Permitted LC Bank” means a major international bank reasonably acceptable to the Lessor for the purposes of issuing or confirming a Security Deposit Letter of Credit.

“Permitted Security Interest” means:

(a)	any lien for Taxes not assessed or, if assessed, not yet due and payable, or which are being contested in good faith by appropriate proceedings;

(b)	any lien of a repairer, carrier, hangar keeper, mechanic, material-man, carrier, employee or other similar lien arising in the ordinary course of business by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

but, in each case of (a) and (b) above, only if:

(i)	adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations in accordance with IFRS or Mexican GAAP; and

(ii)	such proceedings, or the continued existence of the lien do not give rise to any material risk of the sale, forfeiture or other loss of the Aircraft or any interest in the Aircraft or of any criminal liability on any Indemnitee; and

(c)	any Lessor Lien; and

(d)	any Security Interest arising from the Financing Documents and the Transaction Documents.

“Permitted Sublease” has the meaning given to such term in Clause 9.4 (Permitted Subleasing).

“Permitted Sublessee” means Avianca S.A., TACA International Airlines, or any other sublessee as the Lessor, the Owner Participant and the Security Trustee, if any, may from time to time approve in writing in their sole and absolute discretion provided that (A) the consent of the Lessor, the Owner Participant and the Security Trustee shall not be unreasonably withheld in the case of any air carrier which is (i) a part of the Avianca-Taca group or the Indigo group; (ii) principally based and domiciled in El Salvador, Colombia or Brazil; (iii) certified as an air carrier by the Aviation Authority of such jurisdiction; (iv) paying its debts as they become due and (v) is not subject to any bankruptcy, insolvency or similar proceedings, and has not announced that any such proceedings are under consideration and (B) in case of an air carrier which is a part of the Avianca-Taca group based in Costa Rica, Peru or Ecuador and meets the other conditions provided herein, the Lessor shall make reasonable efforts to procure the approval of the Financiers to sublease to such air carrier and if such approval is obtained Lessor shall not unreasonably withhold its consent to a sublease thereto if it meets the conditions in clause (A).

“PMA Part” means a part manufactured under an FAA Parts Manufacturer Approval which has not been approved for use on the Airframe by the Manufacturer or on an Engine by the Engine Manufacturer.

“Post-Delivery Authorizations and Filings” means each of the following:

(a)	evidence that the Bill of Sale, duly notarized and legalized and accompanied by Spanish translation thereof certified by a Mexican court registered translator as true and correct, and an application for registration thereof, have been submitted to the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano), together with payment of all fees and Taxes in connection with such submission, which shall be obtained (and a copy provided to the Lessor) within five Business Days following the Delivery Date;

(b)	Certificate of Airworthiness (Certificado de Aeronavegabilidad) and designation of a definitive registration mark (Oficio de Asignación de Matrícula Definitiva) for the Aircraft issued by the DGAC, which shall be obtained (and a copy provided to the Lessor) within five (5) Business Days following the Delivery Date;

(c)	temporary import license for the Aircraft in México, which shall be obtained (and evidence thereof provided to the Lessor), together with evidence that such permit has been filed with the Aviation Authority, that the Lessee has paid all import duties related to the transaction contemplated by this Agreement and that the import of the Aircraft into México is exempt from Taxes, within five (5) Business Days following the Delivery Date;

(d)	certificate of registration and definitive registration of this Agreement (including the Acceptance Certificate) and the Bill of Sale with the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano), which registration shall show the Lessor as owner and lessor and the Lessee as operator and possessor of the Aircraft and shall be completed (and evidence thereof provided to the Lessor) within sixty (60) days following the Delivery Date, but evidence of the submission of this Agreement, the Acceptance Certificate and the Bill of Sale (each duly notarized and legalized and accompanied by a Spanish translation thereof certified by a Mexican court registered translator as true and correct) to the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano) and the payment of all fees and Taxes in connection with such submission shall be provided to the Lessor within ten (10) Business Days following the Delivery Date; and

(e)	a copy of the Lessee’s air operator’s certificate annotated to reflect the addition of the Aircraft to the Lessee’s fleet, within thirty (30) days following the Delivery Date.

“Post Delivery Modifications” has the meaning given to such term in Clause 4.1.3.

“Pre-Delivery Authorizations and Filings” means each of the following:

(a)	evidence that this Agreement, duly notarized and legalized and accompanied by a Spanish translation hereof certified by a Mexican court registered translator as true and correct, and an application for registration thereof, have been submitted to the Mexican Aeronautical Registry (Registro Aeronáutico Mexicano), together with payment of all fees and Taxes in connection with such submission;

(b)	evidence that the Lessee has received from the DGAC a temporary Mexican registration mark;

(c)	such other authorizations, filings, registrations and other like action to made with or obtained from any Government Entity as the Lessor may reasonably request.

“Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town South Africa, on November 16, 2001 (utilising the English language version thereof).

“Purchase Agreement” means the aircraft sale and purchase agreement dated on or about the date hereof as amended from time to time between the Seller and the Owner Participant with respect to the Aircraft.

“Qualifying Work” has the meaning given to such term in paragraph 6 of Part B of Schedule 6 (Maintenance Payments).

“Redelivery” means the Redelivery of the Aircraft to the Lessor in compliance with the terms of this Agreement.

“Redelivery Condition” means the condition in which the Aircraft must be on Redeliver described in Part B of Schedule 9 (Redelivery).

“Redelivery Date” means the date on which the Lessor accepts the Aircraft for Redeliver.

“Redelivery Location” means the Adolfo Lopez Mateos International Airport in Toluca Estado de México, México, the Benito Juarez International Airport in México City, Mexico or such other location as the Lessor and the Lessee may reasonably agree.

“Redelivery Procedure” means the inspection and other procedures to verify that the Aircraft is in the Redelivery Condition, as described in Part A of Schedule 9 (Redelivery).

“Relevant Directive” has the meaning given to such term in Part E of Schedule 6 (Payments).

“Renewal Lease Term” means, if applicable, any renewal of the Lease Period pursuant to Clause 2.6 (Renewal Option) for a period of twelve (12) months duration beginning on the Scheduled Expiry Date and ending on the Scheduled Renewal Term Expiry Date or such earlier date on which the Lease Period terminates in accordance with the provisions of this Agreement.

“Renewal Notice” has the meaning given to it in Clause 2.6.1 (Renewal Notice).

“Rent” means all amounts payable as rent in accordance with Clause 5.1 (Rent and Maintenance Payments) and Part A of Schedule 6 (Rent).

“Rent Date” means the first day of each Rent Period.

“Rent Period” means each period ascertained in accordance with Clause 5.2 (Rent Periods).

“Requisitioning Period” means any period from the date when the Aircraft is requisitioned for use to the earlier of (i) the Redelivery of the Aircraft to the Lessee and (ii) payment of the Agreed Value by the Lessee.

“Scheduled Delivery Date” means a day in the Scheduled Delivery Month to be notified by the Lessee to the Lessor in writing not less than 30 days prior to such day.

“Scheduled Delivery Month” means June 2011 or such later month up to and including the Cut-off Date, as the Lessor and the Lessee may agree.

“Scheduled Expiry Date” means the day immediately before the day falling one hundred thirty-two (132) months after the Delivery Date.

“Scheduled Renewal Term Expiry Date” means in respect of the Renewal Lease Term, the scheduled last day of the term thereof as provided in Clause 2.6.1 (Renewal Notice);

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Lessor may specify another page or service displaying the appropriate rate after consultation with the Lessee.

“Security Deposit” has the meaning given to such term in Part D of Schedule 6 (Payments).

“Security Deposit Letter of Credit” has the meaning given to that term in Clause 5.3.3.

“Security Interest” means any mortgage, charge, assignment, pledge, conditional sale, preference, equity or encumbrance of any kind, lien, including Tax liens, mechanics liens and any liens that attach by operation of law, declaration of trust or any other arrangement which has the effect of giving another person any security claim or interest.

“Security Transfer” has the meaning given to such term in Clause 23.3.1.

“Security Trustee” means the person or persons appointed as security trustee, collateral agent or similar representative for any of the Financiers and any other person identified as a “Security Trustee” for the purposes of this Agreement, as notified by the Lessor to the Lessee from time to time.

“Seller” means Wizz Air Hungary Ltd.

“Service Bulletins” means publications from any relevant manufacturer recommending or requiring that the Aircraft be inspected or modified.

“Servicer” means:

(a)	Avolon Aerospace Leasing Limited; and/or

(b)	any other person providing services to the Lessor or the Owner Participant related to the Aircraft or the Transaction Documents, identified as a “Servicer” for the purposes of this Agreement, as notified by the Lessor to the Lessee from time to time provided that, if payments by the Lessee hereunder are to be made directly to such Servicer, the appointment of any replacement servicer shall not, determined at the time of such appointment, result in a withholding Tax or increase the amount of any withholding Tax which the Lessee is liable to pay, solely because of any payments made by the Lessee to such replacement servicer.

“State of Incorporation” means México.

“State of Registration” means México until the FAA Registration Date and thereafter the United States of America as provided in Clause 11.1.3, or such other country in which the Aircraft is permitted to be registered in accordance with Clause 9.4 (Permitted subleasing).

“Subsidiary” means:

(a)	in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of the Lessee in accordance with accounting principles generally accepted under accounting standards of the United Arab Emirates;

(b)	for any other purpose, an entity from time to time:

(i)	of which another has direct or indirect control or owns directly or indirect more than 50 percent of the voting share capital; or

(ii)	which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

“Suitable Replacement Engine” has the meaning given to that term in Clause 15.3.3.

“Taxes” means all present and future taxes, levies, imposts, duties or charges of any nature whatsoever, and wheresoever imposed, including value added tax or any similar tax and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, personal property, fuel, leasing, occupational, turnover, excess profits, excise, gross receipts, franchise, registration, licence, corporation, capital gains, export, import, customs income, levies, imposts, withholdings or other taxes or duties of any nature whatsoever (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity, together with any penalties, additions to tax, fines or interest thereon, and “Tax” and “Taxation” shall be construed accordingly.

“Technical Servicer” means Santos Dumont Technical Services Limited or such other person as the Lessor may notify the Lessee from time to time.

“Total Loss” means:

(a)	the actual, constructive, compromised, arranged or total loss of the Aircraft agreed by insurers;

(b)	if the Aircraft is destroyed, damaged beyond economic repair or becomes permanently unfit for normal use for any reason (including any damage to the Aircraft or it being requisitioned for use where the insurers agree a total loss settlement);

(c)	if the Aircraft is requisitioned for title, confiscated, detained, forfeited, compulsorily purchased; or

(d)	if the Aircraft is requisitioned for hire, hi-jacked, stolen or disappears for thirty (30) days or longer.

“Total Loss Payment Date” means with respect to a Total Loss the earlier of:

(a)	the first Business Day which falls on or after the date falling sixty (60) days after the Total Loss happened; and

(b)	the date the Insurance proceeds are received by the person entitled to such proceeds under this Agreement for that Total Loss.

“Transaction Documents” means this Agreement, the Owner Participant Letter Agreement, the Trust Agreement, the Purchase Agreement, the Delegation Letter, the Indemnity Letter, the IDERA, the Security Deposit Letter of Credit (if any), the Lease Amendment (if any), the Parent Guaranty, the OP Guaranty, the Mexican Pledge, the Airframe Warranties Agreement, the Engine Warranties Agreement, the Notice and Acknowledgement, the Acceptance Certificate, the Deregistration Power of Attorney, the Assignment of Insurances and the Assignment of Reinsurances (if any), any Permitted Sublease and any other document which is entered into in connection with any of those agreements, as each of the same may be amended from time to time.

“Trust Agreement” means the Trust Agreement between the Owner Trustee and the Owner Participant in respect of the Aircraft.

“Trust Estate” has the meaning set out in the Trust Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

“U.S.C.” means the United States Code.

PART B

INTERPRETATION

The following rules of interpretation apply throughout the Agreement.

1.	Unless otherwise stated, a reference to:

(a)	any Applicable Regulations includes any change or addition to it or replacement of it;

(b)	“month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(i)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last month of any period;

(c)	this Agreement or any other agreement or document includes any changes replacements or substitutions;

(d)	“indebtedness” includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a “person” may, depending on the context, include an individual, any form of corporate or business association or any state or form of governmental or official body, whether having a distinct legal identity or not;

(f)	the Lessor, the Lessee or any other person includes their respective successors transferees and assignees; and

(g)	“includes”, “including”, “include” or similar terms shall not be construed as limiting and shall mean “including, without limitation”.

2.	The Clause headings and sub-headings are used in this Agreement only to make it easier to read. They are not intended to affect its meaning.

3.	Certain technical terms used but not defined have the meaning given in Annex six and eight of the Convention of International Civil Aviation in force from time to time.

4.	Default is continuing if it has not been waived or remedied

5.	Any reference to this Agreement includes its Schedules.

SCHEDULE 2

AIRCRAFT PARTICULARS

In order for the Lessor to be obligated to purchase the Aircraft and lease it to the Lessee hereunder, the Aircraft shall be new “ex-factory” and comply with the following specifications (which description shall not be deemed a covenant representation warranty or guaranty to the Lessee with respect to the Aircraft, all of which are waived and disclaimed as and to the extent expressly provided in the Agreement):

Manufacturer:	Airbus S.A.S.

Model:	A320-233

Registration:	As specified in the Acceptance Certificate

Engine Model:	V2527-A5

Engine Serial Numbers:	As specified in the Acceptance Certificate

APU Model:	GTCP 131-9A

APU Serial Number:	As specified in the Acceptance Certificate

Aircraft Specification:	As per Schedule 4, Part A

SCHEDULE 3

CONDITIONS PRECEDENT

PART A

LESSEE CONDITIONS PRECEDENT

A.	On or before the date of execution of this Agreement and at the Lessee’s cost, the Lessor shall have received in form and substance satisfactory to it:

(a)	a copy, certified by a duly authorised representative of each of the Lessee and the Parent to be a true, complete and up to date copy, of the constitutional documents (estatutos sociales) of the Lessee and the Parent;

(b)	a copy, certified by a duly authorised representative of the Lessee to be a true copy, and as being in full force and effect and not amended or rescinded, of resolution of the board of directors of the Lessee:

(iii)	approving the transactions contemplated by the Transaction Documents; and

(iv)	authorising a person or persons to execute and deliver on behalf of the Lessee the Transaction Documents and any notices or other documents to be given pursuant thereto;

(c)	a copy, certified by a duly authorized representative of the Parent to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of the Parent:

(i)	approving the transaction contemplated by the Parent Guaranty;

(ii)	authorizing a person or persons to execute and deliver on behalf of the Parent, the Parent Guaranty and any notices and other documents to be given pursuant thereto;

(d)	a certified true copy of the power of attorney issued by or on behalf of the Lessee, and not amended or rescinded, authorising the execution by the attorneys named therein of the Transaction Documents to which the Lessee is a party and specimen signatures of the attorneys;

(e)	a certified true copy of the power of attorney issued by or on behalf of the Parent and not amended or rescinded authorising the execution by the attorneys named therein of the Parent Guaranty and specimen signature of the attorneys;

(f)	specimen signatures of the signatories of the Lessee and the Parent, certified by an officer of the Lessee and the Parent;

(g)	all such documentation and information from the Lessee as requested by the Lessor or the Owner Participant in respect of its “Know Your Customer” checks, anti-money laundering checks and any other similar requirements; and all such checks and requirements shall be satisfactory to the Lessor and the Owner Participant in their sole and absolute discretion;

(h)	a copy of the Original Financial Statements

(i)	a letter from the process agent appointed by the Lessee pursuant to Clause 25.3 (Process Agents) in respect of this Agreement, accepting such appointment and a power of attorney granted to the process agent by the Lessee in accordance with the Mexican law, in form and substance satisfactory to the Lessor and the Owner Participant;

(j)	on original of the Parent Guaranty, duly executed and delivered by the Parent, the Mexican Pledge, duly executed and delivered by the Lessee and this Agreement containing the chattel paper legend on the cover thereof, executed and delivered by the Lessee, and additional original copies without such legend as reasonably requested by the Lessor;

(k)	a legal opinion addressed to the Lessor, the Owner Participant (and if applicable, the Security Trustee (on behalf of itself and the Financiers) from the General Counsel of the Parent in a form and substance reasonably satisfactory to the Lessor;

B.	On or before the Delivery Date and at the Lessee’s cost, the Lessor shall have received in form and substance satisfactory to it:

1.	Lessee corporate documents

(a)	a copy, certified by a duly authorised representative of the Lessee to be a true, complete and up to date copy, of the business license, air operator’s certificate, concession and all other licenses, certificates and permits required by the Lessee in relation to, or in connection with, the operation of the Aircraft; and constitutional documents of the Lessee;

(b)	certificate of an officer of Lessee:

(i)	certifying that the transactions contemplated by the Transaction Documents have been approved by the board of directors of the Lessee and

(ii)	authorising a person or persons to execute and deliver on behalf of the Lessee the Transaction Documents and any notices or other documents to be given pursuant thereto; and

(iii)	specimen signatures of the signatories of the Lessee, certified by an officer of the Lessee.

(c)	a certified true copy of the power of attorney issued by or on behalf of the Lessee, and not amended or rescinded, authorising the execution by the attorneys named therein of the Lessee Documents and specimen signatures of the attorneys; and

2.	Transaction documents

(a)	an original of each Transaction Document to which the Lessee is a party, the Bill of Sale, and the Deregistration Power of Attorney, each in Spanish and in

English, where applicable, duly notarized and legalized, where applicable, and the Notice and Acknowledgement executed and delivered by the respective party or parties thereto (other than the Lessor); and

(b)	certified copies of the Engine Warranties and Airframe Warranties.

3.	Acceptance documents

(a)	an original of the Acceptance Certificate;

(b)	evidence that the process agent of the Lessee referred to in any Transaction Document has been appointed and accepted its appointment.

4.	Security Deposit

The Security Deposit described in Clause 5.3 and/or the Security Deposit Letter of Credit in lieu thereof, as the case may be.

5.	Legal opinion

A legal opinion addressed to the Lessor, the Owner Participant (and, if applicable, the Security Trustee (on behalf of itself and the Financiers)), each in form and substance reasonably acceptable to the Lessor, the Owner Participant and any Security Trustee, from:

(a)	Greenberg Traurig, LLP, special New York counsel to the Lessee;

(b)	the General Counsel of the Lessee, as to matters relating to the Lessee; and

(c)	the Mexican Counsel to the Lessor as to the matters relating to the State of Registration, the Habitual Base and the State of Incorporation and while the Aircraft is registered with the DGAC, as to the matters relating to the Cape Town Convention.

6.	Registrations and approvals

Evidence that:

(a)	on the Delivery Date, all Pre-Delivery Authorizations and Filings and all other authorisations (except for the Post-Delivery Authorizations and Filings) necessary for any matter or thing contemplated by the Transaction Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness of the Transaction Documents to which the Lessee is a party (including, without limitation, the approvals of the Aviation Authority) have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to the Lessor, the Owner Participant and the Security Trustee have been made for the effecting of the same within any applicable time limit);

(b)	on the Delivery Date, all Pre-Delivery Authorizations and Filings and all other documents (except for the Post-Delivery Authorizations and Filings) as evidencing the respective interests of the Lessor, the Owner Participant and the Security Trustee in the Aircraft, this Agreement and the other Transaction Documents as contemplated by the Transaction Documents shall have been filed with the Aviation Authority or the District of Columbia and registered with the International Registry (or, where applicable, in case of the Post-Delivery Authorizations and Filings, be in due form for such filing or registration and arrangements satisfactory to the Lessor, the Owner Participant and the Security Trustee have been made for the effecting of the same within any applicable time limit); and

(c)	all registration, notarial, consular and translation fees (if any) due and payable in any applicable jurisdiction in connection with any Transaction Documents have been duly paid in full.

7.	Import

Evidence that all required import approval and licence, and all customs formalities relating to the import of the Aircraft into the Habitual Base have been obtained or complied with.

8.	Air Traffic Control Letter

A letter from the Lessee addressed to the Servicios a la Navegación en el Espacio Aéreo Mexicano, Aeropuertos y Servicios Auxiliares, Eurocontrol and each other relevant air traffic control authority pursuant to which the Lessee authorised the addressee to issue to the Lessor and any Security Trustee, upon the Lessor’s or any Security Trustee’s request from time to time, a statement of account of all sums due by the Lessee to such authority in respect of all aircraft (including, without limitation, the Aircraft) operated by the Lessee. The Lessor agrees that such letter shall be used and no request shall be sent to any navigation or similar authority unless a Default shall have occurred and be continuing or the Lessor reasonably believes that any amount due has not been paid by the Lessee.

9.	IDERA

A certified true copy of IDERA, in English and Spanish, duly signed by and on behalf of the Lessee and the Aviation Authority, and notarized and legalized, if applicable, together with (a) a Consent to Deregister addressed to the Aviation Authority and signed by the Lessee and (b) a consent letter from the Lessee relating to the IDERA.

10.	Insurance documents

(a)	a copy of a certificate or certificates of insurance from the Insurance Broker evidencing the Insurances to be maintained pursuant to and in accordance with Clause 17 (Insurances) and Schedule 8 (Insurance requirements) to be in full force and effect;

(b)	a copy of a certificate or certificates of reinsurance from the Lessee’s reinsurer or reinsurance broker evidencing the reinsurances to be maintained pursuant to and in accordance with Clause 17 (Insurances) to be in full force and effect;

(c)	a copy of the Broker’s Letter of Undertaking; and

(d)	an insurance opinion from the Lessor’s insurance advisor, at no cost to the Lessee.

11.	Aircraft documents

(a)	Copies of each of the following documents in relation to the Aircraft certified by a duly authorised officer of the Lessee to be current and valid:

(i)	subject to the confidentiality requirements of Clause 26 hereof, Maintenance Programme (in CD format); and

(ii)	temporary approval by the Aviation Authority of operation of the Aircraft and aircraft of the same type as the Aircraft;

(b)	Evidence satisfactory to the Lessor and the Owner Participant that a certificate of registration in respect of the Aircraft will be issued by the Aviation Authority in the name of the Lessee as lessee and also noting on the certificate of registration (to the extent applicable in the State of Registration) the interests of (a) the Lessor as lessor and (b) any Financier as mortgagee, in each case, in respect of the Aircraft;

(c)	Evidence satisfactory to the Lessor and the Owner Participant that a certificate of airworthiness will be issued by the Aviation Authority in respect of the Aircraft:

(d)	Current air carrier operating certificate and airline operating license issued by the Aviation Authority in respect of the Lessee; and

(e)	All other governmental or other approvals, licences and consents which may be required in relation to, or in connection with the performance by, the Lessee of any of its obligations hereunder that are not Post-Delivery Authorization and Filings.

12.	Intentionally left blank

13.	General Conditions Precedent

(a)	no Default is continuing or would result from the delivery of the Aircraft;

(b)	all monies payable to the Lessor by the Lessee on or prior to the Delivery Date (including, without limitation, payment of the first installment of Rent) have been received or the Lessor is satisfied that such monies will be paid on the Delivery Date;

(c)	each of the Lessee’s representations in Clause 3 (Representations and warranties) of this Agreement is true and accurate in all respects, except to the extent any such representation relates to a specific time, in which case, such representation shall be correct as of such time;

(d)	each of the Parent’s representation in the Parent Guaranty is true and accurate in all respects, except to the extent any such representation relates to a specific time, in which case, such representation shall be correct as of such time;

(e)	no circumstance exists or has come into being that is a Material Adverse Change;

(f)	the Aircraft has not suffered a Total Loss (or any event which, with the lapse of time would constitute a Total Loss) or any unrepaired damage, the cost of which to repair (in the opinion of the Security Trustee) exceeds the Damage Notification Threshold;

(g)	the Lessor shall have received such ‘know your customer’ documents as the Financiers may require from the Lessee;

(h)	the Manufacturer shall have transferred title to the Aircraft (and any seller purchased equipment installed thereon) to the Lessor and the Lessor shall have accepted title to the Aircraft in accordance with the Purchase Agreement; and

(i)	any other conditions the Lessor may reasonably require.

PART B

LESSOR CONDITIONS PRECEDENT

1.	On or before the date of execution of this Agreement and at no cost to the Lessee, the Lessee shall have received in form and substance reasonably satisfactory to it:

(a)	a corporate certificate of the Lessor signed by an authorised officer of the Lessor to which is attached complete and up to date copies of the resolutions of the board of directors of the Lessor authorising one or more persons to sign those of the Transaction Documents to which the Lessor is a party;

(b)	a copy of the constitutional documents of the Lessor and the Owner Participant;

(c)	a corporate certificate of the Owner Participant signed by an authorised officer of the Owner Participant to which is attached complete and up to date copies of the resolutions of the board of directors of the Owner Participant authorising one or more persons to sign those of the Transaction Documents to which the Owner Participant is a party;

(d)	specimen signatures of the signatories of the Lessor, certified by an officer of the Lessor;

(e)	if the Owner Participant’s tangible net worth is not at least *****, an original of the OP Guaranty executed and delivered by the OP Guarantor; and

(f)	a letter from the process agent appointed by the Lessor and the Owner Participant pursuant to Clause 25.3 (Process Agents) in respect of this Agreement, accepting such appointment.

2.	On or before the Delivery Date and at no cost to the Lessee

(a)	the Lessee shall have received in form and substance reasonably satisfactory to it:

(i)	an original of each Transaction Document to which it is a party executed and delivered by the Lessor;

(ii)	if applicable, a Notice and Acknowledgement substantially in the form set out in Schedule 10, executed and delivered by the Lessor and the Security Trustee, together with any quiet enjoyment letter required to be issued thereunder: and

(b)	each of the Lessor’s representations and warranties in Clause 3.1 (Representations and warranties) and Clause 3.3 (Lessor’s Representations and warranties) and each of the Owner Participant’s representations and warranties in Clause 3.1 (Representations and warranties) and Clause 3.4 (Owner Participant’s Representations and warranties), is true and accurate in all respects.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 4

AIRCRAFT SPECIFICATION AND DELIVER

PART A-1

AIRCRAFT SPECIFICATION

In order for the Lessor to be obligated to purchase the Aircraft and lease it to the Lessee hereunder, the Aircraft shall be new “ex-factory” and comply with the following specifications (which description shall not be deemed a covenant representation, warranty or guaranty to the Lessee with respect to the Aircraft, all of which are waived and disclaimed as and to the extent expressly provided in the Agreement):

Based on Std Spec A320-200 Issue 6.0 dated 31 January 2005

EPAC	TDU	Title	Vendor selected by the Seller
-	-	General requirements 02
02.10.120	02	15 knows tailwind certification at Landing
02.10.123	01	Aircraft Operation on runways less than 45m wide
02.40.101	01	External livery - Wizz Air livery

-	-	General aircraft design criteria 03

03.20.151	19	A320-200 multiple operational weights capability – dual MTOW 73.5T and 71.5T
03.20.400	8	A320 Basic Design weight – MTOW 73.5T; MLW 64.5 T; MZFW 61 T

-	-	Placards and markings 11

11.20.103		Engine area decals – Wizz defined (on transparent background)
11.30.110		Passenger placards and signs alternate markings – English/Hungarian/Ukranian/Bulgarian
11.30.111	Std	Monolingual EEPMS exit identifier – English only (horizontal arrangement) – AIRSIGNA

-	-	Air conditioning 21

21.20.108	06	Cabin air recirculation filter cartridges equipment selection	LE BOZEC
21.27.108	Std	Avionics ventilation air filter alternate equipment	LE BOZEC
21.50.050	02	Installation of A318 type Environmental control System

-	-	Auto flight 22

22.70.100	Std	Flight management kits release 1 alternate equipment	Honeywell
22.82.102	20	Multipurpose Control and Display Unit (MCDU) alternate equipment	Honeywell

-	-	Communications 23

23.00.132	34	Automatic ELT (BFE) associated with remote control panel in cockpit	Honeywell
23.12.130	13	VHF Data Radio (VDR) alternate equipment capable of VDL mode 2	Honeywell
23.51.136	10	Boomsets alternate equipment - SENNHEISER
23.70.110	02	Installation of cockpit door surveillance system	Goodrich
23.71.103	10	Solid State Cockpit Voice Recorder (SSCVR) alternate equipment	Honeywell
23.73.019	40	Cabin Ready (Flight Phases) indication on ECAM
23.73.208	22	CIDS alternate equipment - A318 Type

		CIDS changes - as per WZZ list

-	-	Electrical power 24

24.00.100		Installation of Enhanced Electrical Power Generation System (EEPGS)

-	-	Equipment/furnishings 25

25.00.001	0	Cockpit and Cabin Emergency Equipment

25.20.001	00	CABIN LAYOUT DEFINITION A320 - Single Class 180 Pax - two BFE Galleys - 3 SFE lavatories - Std SFE CAS - No stowage - A320 Family Enhanced Cabin

25.23.103	01	Customized interior colour specification
25.50.137	01	Installation of rubber seal profiles for floor panels in fwd and aft cargo holds

25.50.101	00	CARGO DEFINITION 25.50.510/01 - Basic full bulk configuration without ACT provision 25.50.520/01 - Reinforced cargo floor panels for heavy usage for FWD and AFT cargo

25.65.305		Installation of portable ELT survival type (BFE)	Honeywell
25.65.306		Non installation of curtains and rails (curtain only stays at G1 galley)

-	-	Fire protection 26

26.20.103	Std	Alternate APU fire extinguisher	Pacific Scientific
26.21.104	Std	Engine fire extinguishers alternate equipment	Pacific Scientific
26.24.111	03	Cockpit portable fire extinguisher alternate equipment - TOTAL FEUERSCHUTZ, PN 74-20

-	-	Flight controls 27

27.92.101		Indication for simultaneous side stick action

-	-	Hydraulic power 29

29.10.110		Hydraulic Engine Driven Pumps (EDPs)	Parker
29.10.133		Power Transfer Unit (PTU)	Frisby

29.21.104	Std	Electropumps alternate	Parker

-	-	Ice and rain protection 30

30.11.101	01	Wing anti-ice valves	Honeywell

-	-	Indicating/recording systems 31

31.00.107	Std	Basic metric units for indicators and labels
31.33.050	74	Flight Data Interface and Management Unit (FDIMU) alternate equipment	TELEDYNE
31.33.200	14	Solid state flight data recorder (SSFDR) alternate equipment	Honeywell
31.36.111	02	Provision for Wireless Ground Link DAR (WGL-DAR)
31.52.102	02	Activation of Electronic Centralized Aircraft Monitoring (ECAM) OEB reminder function on FWC
31.60.114	01	Indication of metric altitude on Primary Flight Display (PFD)
31.60.120	01	Installation of LCD EIS 2 - Thales Avionics

-	-	Landing gear 32

32.00.100	02	Installation of full electrically signalled braking system
32.40.113	Std	Wheels and brakes alternate equipment	MESSIER
32.41.111	30	MLG tires selection (46X17-R20 radial tires)	Goodyear
32.41.120	14	NLG tires selection (30X8.8-R15 radial tires)	Goodyear

-	-	Lights 33

33.50.110		Installation of floor-mounted EEPMS – LUFTHANSA TECHNIK (without cover) / Exit identifier – AIRSIGNA

-	-	Navigation 34
34.10.117	07	ADIRS alternate equipment	Honeywell
34.10.120	01	Activation of auto alignment function on ADIRU
34.13.106	01	Pilot probes alternate equipment	Goodrich
34.15.101	01	Angle of Attack (AOA) sensors alternate equipment	Goodrich
34.20.202	02	Installation of ISIS – Thales
34.41.300	03	Single Weather Radar (WXR) System alternate equipment	Honeywell
34.41.300	03	Activation of the AUTOTILT function in the WRX
34.42.101	09	Radio altimeters alternate equipment	Honeywell
34.43.200	07	TCAS (BFE) & TCAS antennae (BFE) / ATC (SFE) equipment selection	Honeywell
34.43.200	07	TCAS 7 Change – HONEYWELL TPA 100
34.48.132	01	Activation of the GEOMETRIC ALTITUDE function in the EGPWS
34.48.132	02	Activation of the Peaks function in the EGPWS
34.48.132	03	Activation of the Obstacle function in the EGPWS
34.51.101	09	Distance Measuring Equipment (DME) interrogators alternate equipment	Honeywell
34.53.111	03	Single Automatic Direction Finder (ADF) system alternate equipment	Honeywell
34.55.102	10	VHF Omnidirectional Range (VOR)/Marker receivers alternate equipment	Honeywell
34.58.31	21	Multi mode receiver (MMR) alternate equipment	Honeywell

3

-	-	Oxygen 35

35.11.201	Std	Portable oxygen cylinder in cockpit - 77.1 cu ft (composite) - AVOX SYSTEM	Intertechnique
35.20.010	01	INSTALLATION OF OXYGEN MASKS IN CABIN	Intertechnique

-	-	Phneumetic 36

36.11.005	01	Engine bleed air alternate supply system (A318 type)

-	-	Information systems 46

46.21.000	07	ATSU alternate equipment (H/W -070, S/W CSB3.2) - ARINC 615A data loading & capable of VDL Mode 2
46.21.102	09	Installation of AIRBUS standard Airline Operational Communication (AOC) software for ATSU (units in Kg)	Honeywell
46.21.142	01	INSTALLATION OF FANS B	Airbus / Smith

-	-	Auxiliary Power Unit (APU) 49

49.00.105	Std	APU alternate equipment (GTCP 131-9A)	Honeywell

-	-	Structures 51

51.22.300	02	Alternate paint systems (LOW VOC) on standard areas (fuselage, vertical stab. & nacelles)	ANAC

-	-	Windows 56

56.10.102	02	Cockpit windows alternate Front windows	SGS
56.10.102	12	Cockpit windows alternate Equipment - Lateral Windows	SGS

-	-	Engine 72

72.00.120	31	Engines selection and alternate equipment (A320)	IAE

71.00.100	02	INSTALLATION OF IAE SELECTONE OPTION PACKAGE	IAE

-	-	Oil 79

79.00.101	Std	Engine, engine accessories and Auxiliary Power Unit (APU) alternate lubricating oil	Mobil

The Seller’s BFE List

ATA/Item	Description	A/C Qty	Unit	Manufacturer	P/N
25.21.41.30	Slim HD, LH Triple Seat IAT No Recline	1	Ea	GEVEN Srl.	C5-03-103-1WZ

25.21.41.30	Slim HD, RH Triple Seat IAT No Recline	1	Ea	GEVEN Srl.	C5-03-104-1WZ

25.21.41.30	Slim HD, LH Triple Seat No Recline	24	Ea	GEVEN Srl.	C5-03-131-1WZ

25.21.41.30	Slim HD, RH Triple Seat No Recline	24	Ea	GEVEN Srl.	C5-03-132-1WZ

25.21.41.30	Slim HD, LH Triple Seat No Recline Special Table Latch	1	Ea	GEVEN Srl.	C5-03-133-1WZ

25.21.41.30	Slim HD, RH Triple Seat No Recline Special Table Latch	1	Ea	GEVEN Srl.	C5-03-134-1WZ

25.21.41.30	Slim HD, LH Triple Seat No Recline No Outboard Armrest	1	Ea	GEVEN Srl.	C5-03-135-1WZ

25.21.41.30	Slim HD, RH Triple Seat No Recline No Outboard Armrest	1	Ea	GEVEN Srl.	C5-03-136-1WZ

25.21.41.30	Slim HD, LH Triple Seat No Recline No Outboard Armrest	1	Ea	GEVEN Srl.	C5-03-137-1WZ

25.21.41.30	Slim HD, RH Triple Seat No recline No Outboard Armrest	1	Ea	GEVEN Srl.	C5-03-138-1WZ

25.21.41.30	Slim HD, LH Triple Seat Narrow No recline	1	Ea	GEVEN Srl.	C5-03-185-1WZ

25.21.41.30	Slim HD, RH Triple Seat Narrow No recline	1	Ea	GEVEN Srl.	C5-03-186-1WZ

25.21.41.30	Slim HD, LH Triple Seat Narrow No recline No Backrest Table	1	Ea	GEVEN Srl.	C5-03-187-1WZ

25.21.41.30	Slim HD, RH Triple Seat Narrow No recline No Backrest Table	1	Ea	GEVEN Srl.	C5-03-188-1WZ

25.21.20.00	Leather Seat Cover		SET	ICE (supplied by Geven)

25.26.50.10	Curtain Material	1	5 LM	BOTANY WEAVING MILL LTD

25.28.20.00	Carpet		SET	BOTANY WEAVING MILL LTD

25.30.00.00	Galley G 1	1	Ea	AEROSUD AVIATION	A1142530E 002503

25.30.00.00	Galley G 5	1	Ea	AEROSUD AVIATION	A1152530E 002501

25.35.10.00	Water Boiler	4	Ea	SELL GMBH	62197-001-001

25.35.20.00	Trolley F/S	11	Ea	DRIESSEN	TK721002

25.35.20.00	Standard Container	24	Ea	DRIESSEN	BB722001

25.60.10.00	First aid kit	2	Ea	AEROMEDIC	52001-33

25.60.10.12	Remote control panel	1	Ea	HONEYWELL ASCA INC	1153008-1

25.60.10.13	Emergency Locator Transmitter (ELT)	1	Ea	HONEYWELL ASCA INC	1152682-3

25.60.10.13	Emergency Locator Transmitter (ELT)	1	Ea	HONEYWELL ASCA INC	1152780-1

25.60.10.13	Emergency Locator Transmitter (ELT)	1	Ea	HONEYWELL ASCA INC	1153426-1MXXX

25.60.00.00	Safety Belt	189	Ea	AMSAFE INC	2007-1-511-8050

25.65.00.10	Safety Belt, infant	18	Ea	AMSAFE INC	1027-2-011-8008

25.65.00.10	Safety Belt, demo	2	Ea	AMSAFE INC	2010-6-011-2849

25.66.00.00	Life Vest, infant	18	Ea	AERAZUR	216200-0

25.66.00.00	Life Vest, demo	2	Ea	AIR CRUISERS	66532-101

25.66.00.00	Life Vest, passenger	190	Ea	AIR CRUISERS	66601-101

25.66.00.00	Life Vest, cockpit/cabin crew	8	Ea	AIR CRUISERS	66601-501

34.43.11.00	TCAS directional antenna	2	Ea	HONEYWELL INC.	071-50001-8104

34.43.34.00	TCAS II computer	1	Ea	HONEYWELL INC.	940-0300-001

35.32.10.00	Protective Breathing Equipment (PBE)	5	Ea	AVOX SYSTEMS INC.	802300-14

35.32.10.00	PBE bracket	3	Ea	AVOX SYSTEMS INC.	803436-22

Part A-2

Modifications to be installed/included on or before the Delivery Date

EPAC/TDU		Title
Additional from Definition	SCNs Volaris
WZZ02D4011316S1B		External livery change (all Materhorn M8001 white)

WZZ02D1210801S1B		Extended environmental envelope (ISA + 40)

WZZ03D2053312SB		A320-233 increased design weights - MTOW to 77 t, MLW to 66 t, MZFW to 62.5 t (wv 012)

WZZ22D0010406S1B		Automatic landing capability extension for IAE engines (9200 ft)

CN23.71.110.01		Recorder Independent Power Supply (RIPS) - 28VDC power supply for CVR

WZZ31D3305164S1B		FDIMU ED48A200 - FDIU S/W (-040), DMU S/W (-030) for IAE – SAGEM

CN31.33.200.21		SSFDR alternate equipment (1024 w/s capable) – HONEYWELL

CN31.33.210.03		Digital Flight Data Recorder System (DFDRS) 1024 w/s activation

CN72.00.120.35		IAE engines - V2527-A5 at 26 500 lbf nominal thrust (A320-233)

Supplier Changes
WZZ22D7010042S1B		FM kits (Rel. lA - FMGC S6I1 1) / MCDU altern. equip. - THALES AVIONICS/SMITH assoc. with IAE engines - Honeywell

WZZ32D4111101S1B		MLG tires selection - MICHELIN (46X17-R20 radial tires)

WZZ32D4112005S1B		NLG tires selection - MICHELIN (30X8.8-R15 radial tires)

WZZ46D2110213S1B		AIRBUS standard AOC software from ROCKWELL COLLINS with units in kg

WZZ32D4011325S1B		Wheels and brakes alternate equipment (DURACARB) - GOODRICH

WZZ32D4820012S1B		Installation of universal brake cooling fans on BF-GOODRICH wheels and brakes

PART B

DELIVERY PROCEDURE

N/A

PART C

DELIVERY CONDITION

AS-IS, WHERE-IS, UPON DELIVERY NEW FROM MANUFACTURER

SCHEDULE 5

FORM OF ACCEPTANCE CERTIFICATE

This Acceptance Certificate relates to the operating lease agreement (the “Agreement”) dated [—] and made between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee (the “Lessor”), and CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V. (the “Lessee”) in respect of the Airbus A320-233 aircraft with manufacturer’s serial number 4741 registration mark [—] and having two (2) IAE V2527-A5 Engines with serial numbers [—] and installed thereon (as more particularly described in the Agreement as the Aircraft).

Unless otherwise defined in this certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1.	The Aircraft has been delivered to us together with its Aircraft Documents on the [—] day of [—] 20[—]. Delivery took place on that date at [[—] (state Delivery Location)], at [—] hours.

2.	We confirm that the Aircraft meets all of the requirements necessary for us to accept Delivery of it and that the Lessor has fully performed all of its obligations under the Agreement with respect to that Delivery. We acknowledge that the Aircraft has been delivered to us “AS-IS WHERE-IS”.

3.	The installed APU is a GTCP 131-9A model APU with Serial Number [—].

4.	At Delivery the Aircraft had [—] fuel on board.

5.	Other statistics evidencing the condition of the Aircraft at Delivery (including Flight Hours and Cycles) are attached.

6.	The Lessee confirms to the Lessor that, as at the time indicated above, being the Delivery Date:

(a)	no Default has occurred or would result from the Delivery of the Aircraft;

(b)	the representations and warranties of the Lessee contained in Clause 3 (Representations and Warranties) of the Agreement remain and are true and accurate in all respects as of the Delivery Date (unless any such representation and warranty relates to an earlier date in which case it is true and accurate as of such earlier date);

(c)	no circumstances exist or have come into being that is a Material Adverse Change;

(d)	the Aircraft is insured as required by the Agreement; and

(e)	the Aircraft is accepted for all purposes of the Agreement.

Signed:
Name (capitals):
Title:

duly authorised for and on behalf of [•]

We hereby acknowledge and accept the above

Signed:
Name (capitals):
Title:

duly authorised for and on behalf of

[•]

Annex – Aircraft Document

As detailed on the attached Airbus Delivery Documents List.

SCHEDULE 6

PAYMENT

PART A

RENT

The fixed rate Rent shall be calculated as follows:

*****

where:

“Base Rent” equals *****;

“Actual Rate” means the ***** as shown on Bloomberg IRSB 18, rounded to two decimal places and expressed as a number rather than a percentage) on the date falling two (2) Business Days before the Delivery Date;

“Assumed Rate” means *****

“N” equals *****.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

PART B

MAINTENANCE PAYMENTS

1.	Maintenance Payments rates

The Lessee will pay Maintenance Payments to the Lessor, calculated at rates specified below for each whole calendar month (commencing with the first whole calendar month following the Delivery Date). For the period between the Delivery Date and the start of the next calendar month (if the Delivery Date is not the first day of the month), and the period from the end of the last full calendar month prior to the Expiry Date and the Expiry Date, Maintenance Payments shall be calculated on a pro-rated basis. Maintenance Payments will be paid within fifteen (15) days following the end of each calendar month to which they apply or, with respect to the final payment of Maintenance Payments, on the Expiry Date. The rates referred to above are as follows:

(a)	for the Airframe

(i)	***** per calendar month in respect of the Airframe 6Y Structural Check (the “6Y Check Payment Amount”);

(ii)	***** per calendar month in respect of the Airframe 12Y Structural Check (the “12Y Check Payment Amount”); and

(b)	for the Landing Gear, ***** per calendar month (“Landing Gear Payment Amount”). The balance of Landing Gear Maintenance Payments shall be divided into sub-accounts (each a Landing Gear Maintenance Sub-Account) as follows:

(i)	Nose Landing Gear 30%;

(ii)	hand Main Landing Gear 35%; and

(iii)	hand Main Landing Gear 35%.

(c)	for each Engine number of Flight Hours recorded on each Engine multiplied by the rate of ***** per Engine for each Flight Hour of the first run of such Engine, and ***** per Engine for each Flight Hour of the subsequent runs using each calendar month (the “Engine Payment Amount”).

(d)	for Engine LLPs, the number of Cycles recorded on each Engine multiplied by the Engine Manufacturer’s then applicable catalogue cost per Cycle (as notified by the Lessor or the Owner Participant to the Lessee from time to time) during each calendar month (“Engine LLP Payment Amount”); and

(e)	for the APU, the number of APL Operating Hours recorded on the APU multiplied by the rate of ***** during each calendar month “APU Payment Amount”).

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2.	Notification of Flight Hours and Cycles

Within the first ten (10) days of each calendar month of the Lease Period, the Lessee will notify the Lessor and the Owner Participant of the Flight Hours and Cycles recorded on the Airframe, each Engine, and the Landing Gear during such period. If in any calendar month the Lessee fails to provide such utilisation information by the required date, Maintenance Payments shall be payable by the Lessee on the basis of the average utilisation of the Aircraft since Delivery and any subsequent discrepancies shall be reconciled following receipt by the Lessor and the Owner Participant of the required utilisation information.

3.	Annual Increase

The Maintenance Payments rates are stated in January 2011 Dollars and will be adjusted on January 1, 2012 and thereafter annually on January 1 of each year during the Lease Period, as follows:

(a)	with respect to the 6Y Check Rent Amount, the 12Y Check Rent Amount, the Landing Gear Rent Amount, the Engine Rent Amount and the APU Rent Amount by ***** per annum by way of agreed inflation adjustment; and

(b)	with respect to the Engine LLP Rent Amount, in accordance with the then current Engine Manufacturer’s Price Catalogue.

4.	Flight Hour/Cycle adjustment

The Engine Payment Amount rates are based on (a) an assumed Flight Hour to Cycle ratio of 2.2:1 (the “Assumed Ratio”), and an annual utilisation of 4,000 Flight Hours (“Assumed Utilisation”).

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

If the Assumed Ratio or the Assumed Utilisation prove to be incorrect at any time throughout the Lease Period based on the Lessee’s actual operation, the rate of Engine Amounts payable by the Lessee may be adjusted by the Lessor (a) with written notice to the Lessee (where the rate per Flight Hour shall be increased) and (b) upon receipt of written notice from the Lessee (where the rate per Flight Hour shall be decreased). Any such adjustment shall be calculated by the Lessor based on the following tables (Table A in case of the first run for each Engine and Table B in case of subsequent runs for each Engine) and where the actual Flight Hour to Cycle ratio is not specified in the table, the revised rate shall be determined by linear interpolation between the closest observed ratio, and once notified by the Lessor to the Lessee, shall apply for the purposes of this Agreement:

Table A (for the first run for each Engine):

Flight Hour Cycle Ratio	Derate	1	1.35	1.5	1.65	2	2.5	3
Engine Rent amount (January 2011 Dollars)	Up to 10%	*****	*****	*****	*****	*****	*****	*****
	11% to 18%	*****	*****	*****	*****	*****	*****	*****
	Higher 18%	*****	*****	*****	*****	*****	*****	*****

Table B (for subsequent runs for each Engine):

Flight Hour Cycle Ratio	Derate	1	1.35	1.5	1.65	2	2.5	3
Engine Rent amount (January 2011 Dollars)	Up to 10%	*****	*****	*****	*****	*****	*****	*****
	11% to 18%	*****	*****	*****	*****	*****	*****	*****
	Higher 18%	*****	*****	*****	*****	*****	*****	*****

The Lessee shall notify the Lessor and the Owner Participant in writing, promptly following the Assumed Ratio or the Assumed Utilisation ceasing to be correct for any twelve (12) month period.

5.	Notional Account

(a)	All Maintenance Payments paid by the Lessee to the Lessor will, on receipt by the Lessor, irrevocably and unconditionally be the sole and exclusive property of the Lessor, subject only to the express provisions of this Agreement. The Lessor (or its designee) or the Owner Participant may co-mingle Maintenance Payments with its general funds and will not hold such funds as agent or on trust for the Lessee or in any similar capacity. The Lessor or the Owner Participant may assign or pledge its interest in, or otherwise create a Security Interest in respect of, the Maintenance Payments, to the Security Trustee. No interest shall accrue or be paid by the Lessor any time to the Lessee.

(b)	The Lessor will establish separate notional accounts for each item in respect of which Maintenance Payments are paid. References in this Part B of Schedule 6 (Maintenance Payments) to separate notional accounts are to ledger entries that allocate the payments to applicable types of maintenance (and, as applicable, further allocate the payments by Engine, Engine module,

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Engine Life Limited parts and Landing Gear) as provided therein and herein solely to facilitate the calculation of Lessor’s Maintenance Contribution obligation for such item of maintenance (and, as applicable, allocated by Engine, Engine module, Engine Life Limited Parts and Landing Gear), with there being no actual accounts with such amounts credited therein. The Maintenance Payments paid in respect of the Engines and Engine LLPs will be identified by the respective Engine serial number and module. The Maintenance Contribution obligations for one Engine module cannot be used in connection with the maintenance or the Engine LLP replacement relating to another Engine and module.

(c)	The Lessor will calculate the balance (the “Available Balance”) of each notional account being all sums received by it in respect of relevant maintenance task less sums paid out by the Lessor in respect of such maintenance task in accordance with this Agreement to calculate the Lessor’s’ further Maintenance Contribution obligations.

(d)	Following the termination of the leasing of the Aircraft, the then Available Balance of each notional account, following the payment of any claims in accordance with this Schedule, will be retained by the Lessor free from any claim or interest of the Lessee.

6.	Qualifying Work

Subject to the terms of this Agreement, the Lessee can claim for reimbursement (Lessor’s “Maintenance Contribution” obligations) in respect of the following work and net costs thereof (“Qualifying Work”):

(a)	with respect to the Airframe and the 6Y Check Rent related Available Balance the performance of the Airframe 6Y Structural Check;

(b)	with respect to the Airframe and the 12Y Check Rent related Available Balance, the Airframe 12Y Structural Check;

(c)	with respect to each Engine, the performance of an Engine Performance Restoration Shop Visit;

(d)	with respect to each Landing Gear, the performance of a Landing Gear Overhaul;

(e)	with respect to the APU, the performance of an APU Gas Path Refurbishment; and

(f)	with respect to each Engine LLP, the cost of the replacement Engine LLP (less any credits obtained for the remaining life) on its reaching its life limit, in connection with any Engine Performance Restoration Shop Visit.

Prior to the commencement of any Qualifying Work, the Lessee shall notify the Lessor and the Owner Participant of the Maintenance Performer who will perform the Qualifying Work and shall provide the Lessor with a draft of the relevant workscope and a Statement setting forth such Maintenance Performer’s qualifications to perform such work. The Lessor or the Owner Participant may (at its cost and expense) request additional work to be added to the workscope which does not unreasonably affect the time necessary to complete such Qualifying Work. In respect of any Qualifying Work and prior to the commencement thereto, the relevant final workscope shall be approved by the Lessor (such approval not to be unreasonably withheld or delayed).

7.	Making a Claim

To make a claim in respect of Qualifying Work, the Lessee must provide to the Lessor full details of the Qualifying Work performed in accordance with this Agreement including invoices and receipts, relevant repair orders, full shop visit reports and relevant pages from the Aircraft’s technical log book, or component history cards and any other Aircraft Document, together with a statement from the Maintenance Performer confirming that there is no outstanding balance due in relation to such Qualifying Work and in the case of an Engine Performance Restoration Shop Visit, the relevant Engine must have been released and certified as serviceable by the Maintenance Performer.

8.	Payment by the Lessor

The Lessor will pay to the Lessee

(i) in the case of Airframe 6 Year Structural Check, Airframe 12 Year Structural Check, APU Gas Path Refurbishment and Landing Gear Overhaul, an amount equal to the Available Balance in the relevant notional account as at the time of commencement of the relevant Qualifying Work;

(ii) in the case of Engine Performance Restoration, an amount equal to the lesser of (y) the cost of such Engine Performance Restoration (z) and the Available Balance in the relevant notional account, as at the time of commencement of the relevant Qualifying Work;

(iii) in the case of Engine LLPs, an amount equal to the lesser of (y) the cost of the replacement Engine LLPs (z) and the Available Balance in the relevant notional account, spilt into individual Engine LLP funds, as at the time of commencement of the relevant Qualifying Work;

reasonably promptly after the Lessor having received all evidence required pursuant to the terms of this Agreement subject to:

(a)	the Lessor (acting reasonably) being satisfied that the work performed qualifies for reimbursement in accordance with this Agreement;

(b)	no Default having occurred and then continuing; and

(c)	the claim not being excluded pursuant to paragraph 9 below.

Subject to terms of this Agreement, at the Lessee’s request, the Lessor shall: (i) upon the satisfactory completion of the relevant Qualifying Work pay up to 75% of the Available Balance in the notional account for that item to the Maintenance Performer performing the Qualifying Work and (ii) upon receipt of the final invoice from the Maintenance Performer pay to such Maintenance Performer or the Lessee by way of reimbursement for amounts expended in respect of such Qualifying Work, the lesser of (A) the unpaid portion of the invoice and (B) the remaining Available Balance in the notional account for that item. To the extent the Available Balance of the relevant notional account is insufficient to pay any claim in full, any shortfall will not be credited against future Qualifying Work in relation to that item nor to another notional account and will be for the Lessee’s account.

9.	Excluded Work

No reimbursement will be made by the Lessor in respect of the following:

(a)	repair of damage resulting from operation of the Aircraft outside the Aircraft operational limits established by the equipment type certificate holder (operational mishandling);

(b)	any customs fees, removal, reinstallation or transport costs, parking costs, exchange, handling or similar charges and those items resulting from repairs covered by the Lessee’s insurance (deductibles also being for the account of the Lessee);

(c)	any costs incurred as a result of negligent maintenance or installation operational mishandling, negligence, accident, ingestion, or other accident cause;

(d)	with respect to Parts, any cost which is in excess of the relevant Manufacturer’s list price for the relevant Parts;

(e)	provisioning, maintenance, replacement and repair of engine QEC kits;

(f)	Aircraft modifications made in accordance with Airworthiness Directives or Manufacturer’s Service Bulletins;

(g)	costs of labour and/or materials recovered or recoverable (and in respect of which the Manufacturer has confirmed coverage) under the Manufacturer’s or the Engine Manufacturer’s warranties, other vendor warranties or under any insurances, or in respect of which the Lessee otherwise receives a credit, discount, allowance or similar reduction in price;

(h)	provisions, exchange, repair, and/or replacement of vendor proprietary accessories;

(i)	repair, replacement or modification of thrust reversers, inlet, fan cowls, engine cowlings, nozzle and plug;

(j)	components, unless they are scheduled to be overhauled at that check and their lives are fully restored (and if this is not the case, a pro-rating payment adjustment will be made in respect of overhauls or replacements that are made before the relevant component scheduled life limit); and

(k)	repair of damage not occurring in normal operation (e.g. foreign object damage, damage resulting from atmospheric conditions, hostile acts or negligence of any personnel).

10.	Total Loss

In the event there shall occur a Total Loss, upon receipt by the Lessor or the Security Trustee of the Agreed Value and all other amounts then due and payable to the Lessor hereunder, and so long as no Default has occurred and is continuing, the Lessor shall pay to the Lessee an amount equal to the total of all Maintenance Payments received less an amount equal to all Maintenance Contributions theretofor made by the Lessor hereunder.

PART C

END OF LEASE MAINTENANCE PAYMENT ADJUSTMENTS

1.	On or prior to the Expiry Date and as a condition to the Redelivery of the Aircraft, the Lessee shall compensate the Lessor for each engine LLP installed on each Engine, where such Engine LLP has ***** of the Engine Manufacturer’s total approved life remaining.

2.	Compensation for each Engine LLP shall be calculated as follows:

*****

where:

*****;

*****

*****.

The compensation for each Engine shall be the aggregate of the compensation payable for each Engine LLP installed in such Engine

3.	So long as no Default has occurred and is continuing, any Engine LLP Payment related Available Balance in regard of the applicable Engine (only) notionally held by the Lessor as of the Expiry Date shall be applied by the Lessor towards satisfaction of the Engine LLP Compensation.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

PART D

OTHER ECONOMIC TERMS

“Agreed Value” means ***** reducing by ***** on each annual insurance renewal date during the Lease Period beginning on the renewal date falling on or after first anniversary of the Delivery Date.

“Lessor’s Cost” means *****.

“Security Deposit” means an amount equal to *****.

“Partial Loss Threshold” means *****.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

PART E

AIRWORTHINESS DIRECTIVE COST SHARING FORMULA

Where the cost of the performance for implementing on a terminating basis during the Lease Period any:

(a)	individual Airworthiness Directive issued by the FAA;

(b)	Manufacturer mandatory Service Bulletin (other than those mandatory service bulletins which do not become FAA Airworthiness Directives); and

(c)	FAA mandated modifications;

(each item at (a) - (c) being a “Relevant Directive”) exceeds *****, the Lessor shall pay a portion of the cost to the Lessee, upon redelivery of the Aircraft in the Redelivery Condition at the Expiry Date, in accordance with the following formula:

*****

where:

*****

provided that no Default shall have occurred and be continuing (or promptly upon cure thereof and in the absence of any other Default) and the Lessee shall have presented substantiating documentation reasonably acceptable to the Lessor in the same manner and using the same process as undertaken in connection with any Maintenance Contribution payment. Upon any extension of the Lease Period hereof and as a condition thereto, the Lessee shall repay to the Lessor any portion of a payment made pursuant to the foregoing to the extent and solely to the extent such payment relates to the extended Lease Period and would not have been made had the Lease Period been extended prior to such payment.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 6

[TO BE INTENTIONALLY LEFT BLANK IN THE FAA-FILED VERSION]

SCHEDULE 7

REPORTING & NOTICE

PART A

FORM OF TECHNICAL REPORT

Monthly Data Return Document
Operator: [—]
Registration: [—]
Aircraft serial number:	Type:	Month ending:

1.	Aircraft utilisation

Aircraft total Flight Hours
Aircraft total Cycles
Flight Hours for month
Cycles for month

2.	Engine status (originally installed Engines at Delivery

	Pos.l	Pos.2
Engine Serial Number:
Flight Hours for the month:
Cycles for the month:
Flight Hours/Cycles since last shop visit:
Next limiter:
Remaining Cycles to next limiter:

3.	APU — serial number

	Flight Hours/Cycle since new	Flight Hours/Cycle for the month	Flight Hours/Cycle since last shop visit

Limiter:		Cycles Remaining

4.	Landing Gears

	Total Flight Hours/Cycles	Flight Hours/Cycles since last overhaul	Date of next OVH	Cycles till next OVH
Nose
Right
Left
Centre

Major Maintenance Events reporting (only as applicable)

•	C-check / 8 year / 10 year / 12 year check: complete section 5

•	Major damage: complete section 6

•	APU change: complete section 7

•	Engine change: complete section 8

•	Maintenance program change: complete section 9

•	Other significant events: complete section 10

5.	Major Check Report

Date of Check:	Total Flight Hours:	Total Cycles:
Location:	Agent:	Downtime:
Type of check:
Description of work to be carried out:

NEXT DUE: C-check date		8 year/12 year date:
(which C [—])

6.	Major Damage Report

Major Damage Description: (if outside SRM only)

7.	APU Removal

8.	Engine removal and shop visit report – for removed Engine: (only original Engines): provide shop visit report later when available.

Serial Number:	Date of removal:
Position:	Airframe Flight Hours at removal:
Engine Total Hours:	Airframe Cycles at removal:
Flight Hours/Cycles since last shop visit:
Shop visit:
Reason for removal:

Repair Agent:	Location:

Intended work scope: (incl. AD/SB):

9.	Maintenance Programme Revisions

Date
Details of revisions/correspondence with MPD task numbers
Effective date:

10.	Significant Event

For

Name:

Signature:

Date:

PART B

NOTICES

Lessee

Lessee:	Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V.

Address:	Prolongación Paseo de la Reforma No. 490
Piso 1 (Edificio GE)
Colonia Santa Fé Peña Blanca
Del. Alvaro Obregón
México D.F. 01012
México

Facsimile:	+ 011 52 55 5261 6460

Email:	alfonso.ascencio@volaris.com.mx.

Attention:	General Counsel

Lessor

Lessor:	Wells Fargo Bank Northwest, National Association, as owner trustee

Address:	299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
United States of America

Fax:	+1 801-246-5053

Email:	CorporateLeaseGroup@wellsfargo.com

Attention:	Corporate Trust Department

with a copy to:	Avolon Aerospace Leasing Limited
The Oval, Building 3
Shelbourne Road
Ballsbridge
Dublin 4
Ireland

Fax:	+353 1 485 3242

Email:	notices@avolon.aero

Attention:	Chief Operating Officer

SCHEDULE 8

INSURANCE REQUIREMENTS

1.	Scope of cover

1.1	The Lessee will at its own cost maintain the following concerning the Aircraft:

(a)	Hull and Spares All Risks Insurance (which may be contained in separate policies) which will cover the Aircraft for not less than the Agreed Value and Engines and Parts for their replacement cost, against all risks of loss or damage sustained (i) by the Aircraft or (ii) by Engines or Parts which are for the time being not treated for insurance purposes as part of the Aircraft.

(b)	Hull, Spares, War and Allied Perils Insurance which will cover the Aircraft for not less than the Agreed Value and Engines and Parts for their replacement cost against all of those risks currently enumerated in Lloyds Endorsement AVN 48B (War, Hi-jacking and Other Perils Exclusion Clause (Aviation) other than paragraph (b) of that Form) or equivalent.

(c)	Airline Liability Insurance for a combined single limit of liability of not less than ***** for operations in the passenger configuration, for any one accident or series of accidents for each aircraft arising out of any one occurrence and for an unlimited number of occurrences, which will include (but may not be limited to) aircraft third party (bodily injury/property damage), passenger (including passengers’ checked and unchecked baggage and personal effects), cargo and mail legal liability and general third party liability insurance including products, hangar keepers’ and premises liability. This policy shall include the AVN 52D Extended Coverage Endorsement Aviation Liabilities and additional coverage in respect of War and Allied Perils Third Party Baggage Cargo Legal Liabilities of not less than ***** each occurrence each aircraft.

2.	Additional Terms of Hull and Spares Insurance

2.1	The Lessee will ensure that each Insurance policy taken out as specified in paragraphs 1.1 (a) and 1.1(b):

(a)	includes the Lessor, the Owner Participant and each of the Financiers and their respective successors and assigns as an additional insured;

(b)	provides that any payment of proceeds in an amount equal to the Agreed Value in respect of a Total Loss will be paid directly to the Loss Payee or as the Loss Payee may direct, for the account of all interests, and any other loss will be settled jointly with the Lessor and the Lessee and will be payable to the Loss Payee; and

(c)	provides in the form of AVS 103 or equivalent that the underwriters subscribing to each relevant insurance policy agree between themselves to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2.2	The Lessee will ensure that each Insurance policy taken out as specified in paragraph 1(a) will provide that:

(a)	any deductibles will be no greater than the following:

(i)	Hull All Risks: ***** each claim;

(ii)	Spares: ***** each claim, but in respect of test bed running of Engines the relevant deductible will be that in (a) above.

(b)	the insurers have no right to replace the Aircraft on a Total Loss (arranged, constructive or otherwise).

(c)	the insurers recognise that the Lessee and the Lessor have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.

(d)	the insurers confirm that under Clause 17 (Insurance) and this Schedule, if the insured has installed an engine owned by a third party on the Aircraft either (a) the Hull Insurance will automatically increase to such higher amount as is necessary in order to satisfy both the Lessor’s requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner; or (b) separate additional insurance on such engine will attach in order to satisfy separately the requirement of the insured to such third party owner.

3.	Additional terms of liability insurance

The Lessee will ensure in respect of each liability Insurance policy that it:

(a)	contains a provision insuring (to the extent of the risks covered by the policy) the indemnity provisions of this Agreement, if available in the relevant market;

(b)	includes each Indemnitee as an addition insured;

(c)	does not provide for any deductible other than in respect of cargo and baggage;

(d)	contains a provision that the Insurance policy be primary and without any right of contribution from any other insurance which may be available to the Lessor and

(e)	contains a severability of interests clause which provides that the Insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured.

4.	Terms common to all Insurance

The Lessee will ensure that each Insurance policy:

(a)	is in accordance with industry practice of prudent international air carrier operating similar aircraft on routes similar to those of the Lessee and covers at least such risks as are customarily insured against in the airline industry;

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b)	provides cover denominated in Dollars (other than in respect of Liability Claims which may be payable in the currency of demand);

(c)	provides for worldwide coverage, subject only to such exceptions as the Lessor, the Owner Participant and the Security Trustee may agree;

(d)	incorporates the provisions of Lloyds Endorsement AVN67B, AVN67C or equivalent provisions satisfactory to the Lessor, the Owner Participant and the Security Trustee;

(e)	provides that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission by the Lessee, or any other person other than the respective additional insureds seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by the Lessee, or any other person other than the respective additional insureds seeking protection of any warranty, declaration or condition, contained in such Insurances;

(f)	provides that the insurers will hold harmless and waive any rights of recourse against the additional assureds or to be subrogated to any rights of the Lessor of the Lessee;

(g)	provides that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim; and

(h)	provides that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty (30) days after written notice by registered mail or fax of any cancellation, material adverse change, event of non-payment of premium or installment thereof has been issued by insurers, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic.

5.	Reinsurance

The Lessor may require that the original insurers maintain ***** reinsurance for so long as the original Insurance is required in force under this Agreement. Such reinsurance will be placed with approved underwriters through the Insurance Broker and will reinsure such percentage of all risks insured by the original Insurance as the Lessor, the Owner Participant or the Security Trustee may specify. Such reinsurance will be:

(a)	be on the same terms as the original Insurance;

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b)	contain a “cut-through” clause in terms satisfactory to the Lessor, the Owner Participant and the Security Trustee; and

(c)	provide for payment to be made notwithstanding:

(i)	any bankruptcy, insolvency, concurso mercantil, liquidation or dissolution of any of the original insurers; and/or

(ii)	that the original insurers have made no payment under the original Insurance policies.

6.	Application of insurance proceeds

The following are the directions of the Indemnitees for the application of any proceeds of the Insurance:

(a)	in respect of a Total Loss, all proceeds of the Insurance in an amount equal to the Agreed Value will be paid to the Loss Payee without any deduction whatsoever;

(b)	insurance proceeds for damage or loss (not amounting to a Total Loss) exceeding the Partial Loss Threshold: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Period not constituting a Total Loss and in excess of the Partial Loss Threshold will be paid to the Loss Payee and applied in payment (or to reimburse the Lessee) for repairs or replacement property upon the Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Subject to paragraph (e) below, any balance remaining may be retained by the Lessee;

(c)	insurance proceeds for damage or loss (not amounting to a Total Loss) equal to or less than the Partial Loss Threshold: insurance proceeds in amounts equal to or less than the Partial Loss Threshold may be paid by the insurer directly to the Lessee;

(d)	Liability Proceeds: all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to the Loss Payee to be paid directly in satisfaction of the relevant liability or to the Lessee in reimbursement of any payment so made; and

(e)	Default or Event of Default: notwithstanding the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default or Event of Default has occurred and is continuing, all such proceeds (other than the proceeds of any third party liability Insurances) will be paid to or retained by the Loss Payee to be applied toward payment of any amounts which may be or become payable by the Lessee or any of its Affiliates under their Agreement or any Other Agreement in such order as the Loss Payee may elect and, upon cure of such Event of Default, the unapplied remainder shall be paid to the Lessee.

To the extent that insurance proceeds are paid to the Lessee, the Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

7.	Contract parties and documents

The Lessee will ensure that for the purposes of Lloyds Endorsement AVN 67B or AVN67C:

(a)	this Agreement and such other of the Transaction Documents and/or the Financing Documents as the Lessor requires are identified as “contracts”; and

(b)	the Indemnitees are named as the “contract parties”.

8.	AVN67B

Notwithstanding the provisions of this Schedule 8, for so long as Airline Finance/Lease Contract Endorsement AVN67B or AVN67C is in effect and it remains the general aviation insurance market practice to insure equipment financed or leased on the basis of such endorsement, the Lessee may maintain insurances in respect of the Aircraft for the purposes of this Agreement which incorporate the terms and conditions of AVN67B or AVN67C (as applicable). To the extent any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of this Schedule 8, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Agreement. An insurance certificate in the form of AVN67B or AVN67C (as applicable) will be deemed to satisfy the requirements of this Schedule 8.

SCHEDULE 9

REDELIVERY

PART A

REDELIVERY PROCEDURE

1.	Inspection

1.1	On, or immediately prior to the Expiry Date, the Lessee shall perform a redelivery check flight of the Aircraft of up to two (2) hours duration with not more than two (2) of the Lessor’s representatives on board, using the Manufacturer’s recommended acceptance flight procedures (including take-off performance test and Engine ground runs, to demonstrate that each Engine performance including EGT margin is consistent with the Engine Flight Hours and Cycles operated since the previous Engine Performance Restoration, but in any event no less than 30 degrees Celsius at maximum rated take off power 27,000 lbs thrust at sea level, standard ambient pressure conditions and an outside temperature of 30 degrees Celsius), or such other procedures reasonably acceptable to the Lessor. All discrepancies found during such check flight which exceed maintenance manual allowable limits shall be corrected by the Lessee at the Lessee’s expense. The Lessee shall be responsible for all expenses associated with such flight and shall furnish the necessary crews and fuel.

1.2	The Lessor shall inspect the Aircraft (the “Final Inspection”) prior to the Expiry Date. The Final Inspection of the Aircraft shall commence after its last revenue flight and shall include (a) a complete video borescope inspection of all Engine modules, (b) an inspection of all of the Aircraft Documents and (c) the opening or removal of panels as reasonably required by the Lessor, and access to all compartments and bays, which are customarily opened in connection with maintenance redelivery services. All discrepancies discovered during such Final Inspection, exceeding maintenance manual allowable limits or not in compliance with this Agreement shall be repaired by the Lessee in compliance with the Manufacturers’ maintenance requirements which are not interim in nature. The Lessor shall be given the opportunity to conduct all activity necessary to verify that the Aircraft complies with the requirements set forth herein. The Final Inspection of the Aircraft Documents shall commence on a date as mutually agreed by the Lessor and the Lessee. To the extent that (a) any repairs to the Aircraft or (b) correction of discrepancies found in the Aircraft Documents, extend beyond the Expiry Date, the Lease Period shall be deemed to have been automatically extended in accordance with Clause 18.2.1 (Rectification).

1.3

All Aircraft Documents and other current and historical records delivered with the Aircraft on the Delivery Date, and all other Aircraft Documents acquired or prepared by the Lessee during the Lease Period shall be returned with the Aircraft including, without limitation, (a) time logs showing Aircraft and Engine Flight Hours and Cycles on any given date, (b) documents, (c) manuals (revised up to and including the most current revisions issued by the Manufacturer), (d) data, (e) Overhaul records, (f) time controlled Part traceability to overhaul and to “zero time since new” for time controlled Parts which have life limits as determined by the Manufacturer or EASA and the FAA, (g) log books, (h) original Aircraft and Engine delivery documents, (i) EASA Form One or FAA 8130-3 with EASA dual release (or any successor thereto) for all then currently installed Parts which have replaced by the Lessee, (j) teardown reports for time controlled Parts certifying overhaul of such Part in accordance with Manufacturer’s overhaul manual if not indicated as such on the EASA Form One or FAA 8130-3 with EASA dual release for time controlled Parts then currently installed on the Aircraft and which have been overhauled or installed during the Lease Period, (k) EASA, FAA and/or other Aviation Authority forms (as applicable), (1) records of modification accomplished during the Lease Period with respect to the Airframe, Engines, Landing Gear and APU, (m) Airframe and Engine inspection records (including NDT documentation such as x-ray, eddy current, etc.), (n) burn test certification records, including without limitation, those required by EASA and the FAA for seat covers, cushions and carpeting, and (o) all other documentation in the possession of the Lessee, pertaining to the Airframe, Engines and Parts. All discrepancies found in the Aircraft Documents shall be corrected and any missing Aircraft Documents shall be reconstructed by the Lessee at the Lessee’s sole cost and expense prior to the return of the Aircraft. All Aircraft Documents shall be in the English language. In the event any Aircraft Documents are not provided to the Lessor, or are not in the English language, on the Expiry Date, the Aircraft shall be deemed to not meet return conditions and the Lease Period shall be deemed to have been automatically extended in accordance with Clause 18.2.1 (Rectification).

1.4	All aircraft and engine systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions. The Lessor shall be entitled to operationally check all systems prior to the return of the Aircraft and all defects found shall be repaired by the Lessee in compliance with the Manufacturers’ maintenance requirements which are not interim in nature, at the Lessee’s expense prior to return of the Aircraft.

PART B

REDELIVERY CONDITION

In addition to the requirements set forth in Clause 18 (Return of the Aircraft) of this Agreement, on or before the Expiry Date, or earlier termination of this Agreement (except upon a Total Loss of the Aircraft or Airframe), the Lessee, at the Lessee’s expense, shall return the Aircraft to the Lessor at the Redelivery Location in compliance with all of the following provisions:

1.	General

1.1	The Aircraft shall be airworthy and have therefore been maintained and operated in accordance with the Agreement with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by the Lessee.

1.2	The Aircraft exterior shall be washed and the interior shall be clean by commercial airline standards with all carpets freshly replaced. The cockpit shall be repainted as required, and placards replaced as required.

1.3	All repairs to the Aircraft will have been accomplished and certified to a permanent standard, with no repeat inspections (if no terminating repair is available from the SRM or from the Manufacturer, then the repair is to be performed to the highest possible standard) in accordance with Manufacturer’s FAA and EASA approved data for the Aircraft.

1.4	The Aircraft shall have no deferred maintenance items, carryovers, watch items or Parts which are not serviceable or are in inoperative condition. There shall be no additional or repair inspection requirement supplemental to the Manufacturer’s MPD.

1.5	The Aircraft shall have no special or unique Manufacturer, Engine Manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types)

1.6	The Aircraft shall be in the same configuration as on the Delivery Date or as otherwise acceptable to the Lessor, and have installed the full complement of Engines and other items of equipment, Part and accessories as delivered and as would remain installed on the Aircraft were the Lessee to continue operating the same in continued regular passenger service, each such Item functioning in accordance with its intended use.

1.7	The Aircraft shall comply with the Manufacturer’s original FAA approved type certificate specifications, as revised up to the Expiry Date, in accordance with supplemental type certificates approved, and Airworthiness Directives issued by the FAA and EASA applicable to the Aircraft.

1.8

The Aircraft shall comply with all applicable EASA and FAA requirements and Airworthiness Directives on a terminating action basis which by their terms require compliance (i) on or before the Redelivery Date, (ii) falling due within one hundred and eighty days (180) thereafter, (iii) requiring compliance prior to the next C Check falling due after the Redelivery Date, if C Check level access is required for such compliance, notwithstanding any waiver, deviation or time extension obtained by the Lessee from the Aviation Authority or otherwise. Any Airworthiness Directive not having a terminating option, shall be cleared on the basis of the highest level of inspection and/or maintenance option permitted by such Airworthiness Directive on the Redelivery Date.

1.9	The Aircraft shall be in condition and certification standard, by modification if required, to (a) comply with all requirements for issuance of a current and effective FAA standard airworthiness certificate for passenger transport and commercial passenger operation by a US part 121 operator (except for installation of installation of an ozone filter (modification 21215) and the emergency exit inscription & marking (modification 21562) (b) shall comply with all EASA requirements (to the extent that such compliance does not affect the Lessee’s compliance with FAA requirements) for passenger operation as a transport category commercial aircraft in accordance with EU OPS to qualify for issuance of a EASA certificate of airworthiness immediately upon registration of the Aircraft with a EASA member state and permit immediate entry into service with an EU OPS operator and (c) have a valid export certificate of airworthiness issued by the Aviation Authority.

1.10	Cockpit windows shall have no crazing or delamination that exceed maintenance manual allowable limits, and passenger compartment windows shall have no crazing which unsatisfactorily obstructs the view from the inside of the cabin of the Aircraft to the outside. All equipment and furnishings in the interior of the Aircraft which are defective, damaged, or excessively worn shall be repaired or replaced by the Lessee.

1.11	The Aircraft shall have no leakage of fuel, oil, hydraulic fluid, or water which exceed the Manufacturers’ maintenance manual allowable limits.

1.12	The Aircraft and Engines shall be in compliance with (a) all Manufacturer’s alert Service Bulletins which by the terms of such Service Bulletins, require compliance on or before the Expiry Date, and (b) all other Manufacturer’s Service Bulletins to the same extent that the Lessee has accomplished such Service Bulletins on similar model aircraft and engines of the same manufacture in the Lessee’s fleet, without discrimination.

1.13	The Aircraft (including each Engine, Landing Gear, APU, and Part) shall not have any Flight Hour, Cycle, or calendar time extensions, or waivers with respect to any maintenance requirements.

1.14	Prior to the Expiry Date, all repairs accomplished during the Lease Period of a temporary or interim nature, including permanent repairs with repeat inspection requirement and repairs using blind fasteners (except to the extent that the use of blind fasteners is considered a permanent repair with no repeat inspections in accordance with the latest revision structural repair manual for the Aircraft) and those requiring repetitive inspections or future upgrading, shall be upgraded to a permanent repair with no repeat inspection requirements and all external doublers (scab patches) installed during the Lease Period (except to the extent that installation of a doubler is the only approved repair or where a flush repair cannot be accomplished due to inaccessibility of the area), shall be replaced with flush repairs, all in accordance with the latest revision Manufacturer’s maintenance manual, structural repair manual, and Manufacturer’s FAA and EASA approved data, except if a flush repair is not allowable by the aforementioned documents or approved data.

1.15	The Lessee shall deliver to the Lessor, at no cost to the Lessor, all mandatory or alert service bulletin kits furnished without charge by a vendor or the manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation provided with such kits. In the event such installation kits were purchased or manufactured by the Lessee, the Lessor shall have the exclusive right to purchase such kits at the Lessee’s actual cost for a period of ninety (90) days after return of the Aircraft and the non-exclusive right to purchase such kits thereafter.

1.16	All fluid reservoirs shall be serviced to full levels in accordance with the maintenance manual.

1.17	The Aircraft shall have all non-structural repairs, modifications and alteration accomplished in accordance with Manufacturer’s Service Bulletins or Manufacturer’s written approval with a statement of conformity to type certificate data.

1.18	The Aircraft shall have no less than the following aircraft flight manual approved weights;

(a)	MTOW – 77,000 kg

(b)	MLW – 66,000 kg; and

(c)	MZFW – 62,500 kg.

2.	Paint

The Aircraft fuselage, the wings, including radome, wing to body fairings, empennage, pylons and engine cowlings shall be prepared for repainting by sanding or stripping the paint, and repainted in a livery to be advised by the Lessor, using a quality paint acceptable to the Lessor, all in accordance with standard airline industry procedures. In the case the new livery is more complex than at Delivery, then the extra cost associated with applying such livery shall be borne by the Lessor. All other areas of the Aircraft where paint is peeled, chipped or worn out shall be restored as necessary to provide a uniform appearance. The Lessee shall prepare the Aircraft for such repainting by restoring aerodynamic sealer to areas requiring aerodynamic sealer due to deterioration or missing sealant. All required internal placards and markings shall be in the English language or in English and Spanish and shall be replaced if deteriorated. The external placards shall be as per the livery specification, and the costs associated therewith assigned as, described above.

3.	Airframe

3.1

Immediately prior to the return of the Aircraft, the Aircraft will have accomplished an Airframe 12Y Structural Check and block C Check in accordance with the then current MPD so that all structural, systems, zonal and CPCP Airframe inspections in accordance with the then current MPD falling due within the next 6,000 Flight Hours, 4,500 Flight Cycles and twenty (20) calendar months after the Expiry Date have been accomplished, with all discrepancies permanently repaired. The Lessee shall give the Lessor not less than thirty (30) days prior written notice of the commencement date of such Checks and the workscope to be accomplished, which notice shall specify the maintenance facility where such Checks shall be accomplished, which shall be reasonably acceptable to the Lessor. During the performance of such Checks, the Lessor shall, subject to the rules and requirements of such maintenance facility, be entitled to have representatives present in order to verify that such Checks comply with the requirements set forth herein. The Aircraft shall be weighed during such Check post completion repainting in accordance with this Schedule 9.

3.2	Each Hard Time Component shall have a minimum of 6,000 Flight Hours, 4,500 Cycles and twenty (20) calendar months (or 100% of Hard-Time life if this interval is less), or the then current C Check interval per the MPD as applicable remaining to its next expected overhaul or removal in accordance with the then current MPD. No Part of the Aircraft or Engine (excluding Engine Life Limited Parts) will have total hours and total cycles since new greater than one hundred ten percent (110%) of that of the Airframe and with respect to all Parts as a group, the Parts will have an average total time since new no greater than that of the Airframe. Each “on-condition” and “condition-monitored” component will be serviceable and shall be supported by appropriate certification documentation such as EASA Form 1 or FAA Form 8130-3 with EASA dual release or approved equivalent.

3.3	The fuselage shall be free of dents, abrasions and loose or pulled rivets which exceed the requirements of the Manufacturers Structural Repair Manual.

3.4	The fuselage shall be substantially free from corrosion and the Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control document (CPCP) and the MPD and EASA and FAA CPCP Airworthiness Directive requirements.

4.	Interior

4.1	The Aircraft shall be in the configuration (including interior seating configuration, galleys and lavatories) as set forth in this Agreement other than any modifications required as permitted hereunder (unless the Lessor’s approval is conditioned on removal) or modification required to register and maintain the registration of the Aircraft with the FAA.

4.2	Ceilings, sidewalls and bulkhead panels shall be clean, in good condition and free of all delamination, cracks and stains.

4.3	All seats shall be serviceable, in good working condition with no cracked plastic

4.4	All galleys compartments shall be clean, in good working condition and free of damage and corrosion. All plumbing and electrical connections and wiring shall be in good condition and the floor area properly sealed.

4.5	All galley catering inserts including trolleys, containers, ovens, hot cups, coffee makers and water boilers shall be serviceable and in good condition.

4.6	All lavatories shall be clean, in good condition, free of crack and stains and repainted as necessary, and floors shall be free of delamination.

5.	Engines, APU and Landing Gear

5.1	Immediately prior to the return of the Aircraft, which shall be after the redelivery flight for the Aircraft, the Lessor shall have the right to accomplish a complete borescope inspection of the compressor, turbine and combustion chamber section of each Engine, to be performed by the Lessor’s representative or an agency of the Lessor’s choosing, in accordance with the Manufacturer’s maintenance manual. All defects discovered as a result of such inspections, which (a) are within the maintenance manual limits and have repetitive inspection/maintenance requirements or (b) exceed the maintenance manual allowable limits for an installed engine, shall be corrected at the Lessee’s expense.

5.2	Where the Lessee has not exercised the Renewal Option pursuant to Clause 2.6, each Engine shall have a minimum of 13,000 Flight Hours and 6,000 Flight Cycles remaining to its next expected removal for any required maintenance, Engine Performance Restoration Shop Visit, refurbishment, or overhaul and shall have no defect which will result in the foregoing minimum limits not being complied with. Each Engine LLP shall have a minimum of 15,000 Cycles remaining to its respective certified life limit. Where the Lessee has exercised the Renewal Option pursuant to Clause 2.6, each Engine shall have a minimum of 9,000 Flight Hours and 5,200 Flight Cycles remaining to its next expected removal for any required maintenance, Engine Performance Restoration Shop Visit, refurbishment, or overhaul and shall have no defect which will result in the foregoing minimum limits not being complied with. Each Engine LLP shall have a minimum of 13,000 Cycles remaining to its respective certified life limit. The Flight Hours remaining to the next expected removal with respect to each Engine shall be determined, without limitation, by (a) borescope inspection results, (b) analysis of trend monitoring of the respective Engine for the previous six (6) months, (c) time remaining on each Engine LLP, (d) Maintenance Programme requirements, (e) Manufacturer’s data, and (f) comparison with the average number of Flight Hours accumulated between full Performance Restoration Shop Visits during the prior 24 month period for all similar model engines operated in the Lessee’s fleet, with approximately the same number of total Flight Hours and Cycles accumulated.

5.3	Each Engine shall be capable of developing full rated take-off power adjusted to the highest ambient outside air temperature for full rate take-off thrust at sea level, without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed etc) as per the Manufacturer’s specifications. A full take-off power engine run-up shall be performed in the presence of the Lessor’s representatives immediately prior to the return of the Aircraft, in accordance with the performance test in the maintenance manual, or other comparable test (as agreed to by the Lessor), using temperature corrected charts. Each Engine shall have an EGT margin consistent with the number of Flight Hours and Cycles operated since the most recent Engine Performance Restoration Shop Visit and in any event have no less than the appropriate EGT margin to ensure an on-wing life of 13,000 Flight Hours and 6,000 Cycles (9,000 Flight Hours and 5,200 Cycles in the case where the Lessee has exercised the Renewal Option pursuant to Clause 2.6) as. The test results shall not exceed the corrected limits in the charts for any parameter.

5.4	No Engine shall exhibit and adverse health trends as monitored by trend monitoring such parameters to include and not limited to EGT margin at take off and cruise, fuel flow oil pressure and vibration.

5.5	The APU shall (i) be serviceable, (ii) will have accomplished an APU Gas Path Refurbishment and have not more than 2,000 APU Operating Hours since such APU Gas Path Refurbishment and (iii) have not less than 6,000 APU Operating Cycles to the first life limited part restriction. The Lessor shall have the right to accomplish a complete borescope inspection of the compressor, turbine and combustion chamber sections of the APU. Such borescope inspection shall be performed by the Lessor’s representative, or an agency of the Lessor’s choosing, shall be accomplished immediately prior to return, and all discrepancies found beyond allowable limits for an installed APU shall be corrected by the Lessee.

5.6	The original Landing Gear must be fitted to the Aircraft at Redelivery. Where the Lessee has not exercised the Renewal Option pursuant to Clause 2.6, the Landing Gear shall have no less than 13,000 Flight Hours and eighty four (84) months (whichever is most limiting) life remaining to the next scheduled removal for Landing Gear Overhaul. Where the Lessee has exercised the Renewal Option pursuant to Clause 2.6, the Landing Gear shall have no less than 11,500 Flight Hours and seventy two (72) months (whichever is most limiting) life remaining to the next scheduled removal for Landing Gear Overhaul. No life limited part shall have more than 110% of the Airframe total Cycles since new. The Landing Gear shall be clean and repaired as necessary, stripped and painted. The Landing Gear modification standard will meet the Manufacturer requirements for an Aircraft MTOW of 77,000 kg.

5.7	Tires, wheels and brakes will, on an average, have no less than half of their useful life remaining but in no event shall individually have less than 25% of their useful life remaining.

6.	Corrosion

6.1	The Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control programme (CPCP) document, the CPCP requirements of the Manufacturer’s Maintenance Planning Document and EASA CPCP airworthiness directive requirements on a 100% basis without the Lessee fleet sampling; and

6.2	The entire fuselage will be substantially free from corrosion and all mild and moderate corrosion found will be adequately cleaned and treated and all severe or exfoliated corrosion shall be repaired in accordance with the Manufacturer’s structural repair manual.

SCHEDULE 10

FORM OF NOTICE AND ACKNOWLEDGEMENT

From:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee (the “Lessor”)

To:	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V. (the “Lessee”)

[—] 20[—]

Ladies and Gentlemen

We refer to the Aircraft Operating Lease Agreement (MSN 4741) described on the attached Annex 1 (as supplemented and amended from time to time, the “Lease Agreement”) relating to one Airbus A320-233 Aircraft with manufacturer’s serial number 4741 (together with the engines described in the Lease Agreement, the “Aircraft”). All terms defined in the Lease Agreement shall, unless the context otherwise requires, have the same meanings in this Notice and Acknowledgment (this “Notice”).

We hereby notify you, and for good and valuable consideration, the receipt of which is hereby acknowledged, you acknowledge and agree to the following:

1.	By the Security Trust and Guarantee Agreement, the Aircraft Mortgage and Security Agreement and the Local Law Aircraft Mortgage, each as more particularly described in Annex C attached hereto (the “Local Law Mortgage”) between The Bank of New York Mellon (the “Collateral Agent”) and ourselves, we have, among other things, assigned to the Collateral Agent as security, and granted to the Collateral Agent a security interest in, all of our right, title and interest in and to (a) the Aircraft, (b) the Lease Agreement, and all other agreements (including any side letters, guarantees, or subleases) entered into in connection with, or relating to, the Lease Agreement (collectively, the “Security Assignment Documents”) and (c) the rent payable under the Lease Agreement and, if any, all letters of credit, maintenance reserves, security deposits, other supporting obligations and arrangements, indemnity payments covering loss of or damage to the Aircraft, and insurance proceeds, and all proceeds of any of the foregoing (collectively, “Security Amounts”) relating to the Aircraft or the Security Assignment Documents. In connection with such assignment and grant, the Collateral Agent has agreed to execute and deliver to you a Confirmation of Quiet Enjoyment in the form attached hereto as Annex 2. The Lessee hereby consents, effective as of the date hereof, to such security assignment and grant in favor of the Collateral Agent.

2.

From and after the date of this Notice, Avolon Aerospace Leasing Limited (“Avolon”), in its capacity as servicer for the Lessor, will act as the Lessor’s attorney-in-fact, servicer and agent for all matters related to the Aircraft, the Security Assignment Documents and the Security Amounts (in such capacity, the “Servicer”). We hereby authorize and direct you, and you agree, to rely upon (and to comply with, where the context calls for such compliance) communications you receive from Avolon (or any successor Servicer whose appointment you receive written notice from the Collateral Agent) in connection with the Security Assignment Documents and the Security Amounts as if received from the Lessor, subject in all cases to the rights of the Collateral Agent as provided in this Notice. In the event of any conflict between the communications received by the Lessee from the Servicer and the Lessor, the Lessee is entitled to rely upon the communications received from the Servicer.

3.	From and after the date of this Notice, you agree to provide a copy of all notices you send to the Lessor under the Lease Agreement to Avolon at the address set forth below (and to any such successor Servicer at the address set forth in such notice of appointment):

with a copy to:

Avolon Aerospace Leasing Limited

Block 3, The Oval

Shelbourne Road

Ballsbridge

Dublin 4

Ireland

Attention:	Chief Operating Office

Telefax:	+353 1 485 3242

4.	From and after the date of this Notice, unless and until the Collateral Agent otherwise directs in writing:

(a)	all monies (other than Maintenance Payments and the Security Deposit) that are payable by you under the Lease Agreement or any other Security Assignment Document to which the Lessee is a party shall be paid to:

The Bank of New York Mellon

ABA No.             021000018

Account No.       GLA/111-565

Account Name:  Corporate Trust Agency

For further credit to:

Account No.       237123

Account Name:  Avolon Collection Account

Ref: Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V.; MSN 4741

(b)	all monies in respect of Maintenance Payments that are payable by you under the Lease Agreement or any other Security Assignment Document to which the Lessee is a party shall be paid to:

The Bank of New York Mellon

ABA No.             021000018

Account No.       GLA/111-565

Account Name:  Corporate Trust Agency

For further credit to:

Account No.       237125

Account Name:  Avolon Maintenance Reserve Account

Ref: Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V.; MSN 4741

(c)	all monies in respect of the Security Deposit that are payable by you under the Lease Agreement or any other Security Assignment Document to which the Lessee is a party shall be paid to:

The Bank of New York Mellon

ABA No.             021000018

Account No.       GLA/111-565

Account Name:  Corporate Trust Agency

For further credit to:

Account No.       237126

Account Name:  Avolon Security Deposit Account

Ref:     Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V.; MSN 4741.

5.	From and after the date of this Notice, if the Collateral Agent delivers to you a written notice that it has exercised its rights under the Security Trust Agreement or the Mortgage or the Local Law Mortgage (a “Relevant Notice”), then you shall thereafter perform, observe and comply with all terms of the Lease Agreement and the other Security Assignment Documents to which you are a party for the benefit of the Collateral Agent as if the Collateral Agent were named in place of the Lessor in such Security Assignment Documents. After the Collateral Agent delivers any Relevant Notice, you shall not recognize the exercise by the Lessor (or Avolon or any successor Servicer) of any of its rights and powers under the Security Assignment Documents unless and until requested to do so by the Collateral Agent in writing. After issuance of a Relevant Notice, if the Collateral Agent so requests, you agree, at no cost and expense to yourselves, to enter into a replacement lease with the Collateral Agent or its nominee, on the same terms (mutatis mutandis) as the Lease Agreement, provided that:

(a)	no such replacement lease shall have the effect of releasing the Lessor from any of its obligations to you under the Lease Agreement; and

(b)	you shall not be responsible for any additional costs, liability, obligations, expenses or charges, including, without limitation, any increased withholding tax liability which result from entering into such replacement lease.

6.	You agree to cause the hull and liability insurance (including war-risk insurance) required to be maintained under the Lease Agreement to be endorsed as specified in the attached Annex C and to obtain from your insurance/reinsurance brokers revised certificates of insurance and broker’s letter of undertaking to evidence such endorsements.

7.	You agree that the Lease Agreement is hereby, effective as of the date hereof, amended to include the parties listed in Annex C as Indemnitees and additional insured without increasing the scope of such indemnities. The Lessor agrees for the benefit of the Collateral Agent that the Lessor will not rescind this notification or give any conflicting notice to the Lessee without the consent of the Collateral Agent, until such time as the parties named as “Financing Parties” in Annex C attached hereto no longer have any interest in, to or under the Lease Agreement.

8.	Collateral Agent hereby acknowledges that it has received a copy of the Lease Agreement. Until such time as the Collateral Agent has notified you in writing that the Collateral Agent no longer has any interest in, or under the Lease Agreement, you will not amend or modify, or consent to the amendment or modification of, the Lease Agreement, or deregister, or consent to the deregistration of, the Aircraft, in each case without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld or delayed.

9.	If the Lessor is in breach of any of its obligations, express or implied, under the Lease Agreement, or if any event occurs which would permit you to terminate, cancel or surrender the Lease Agreement, you will, without waiving any such breach or right after the 14-day period referred to below if such breach has not been performed or a replacement lease has not been entered into:

(a)	promptly upon becoming aware of it, give the Collateral Agent notice of such breach or event;

(b)	accept as adequate remedy for any such breach performance by the Collateral Agent of such obligations within 14 days of your written notice to the Collateral Agent; and/or

(c)	if the Collateral Agent so requests, enter into a replacement lease in accordance with paragraph 5 above.

10.	Any consent or waiver required to be obtained from the Lessor by you under Clause 9 (Control of the Aircraft) of the Lease Agreement shall at all times require the consent or waiver of the Lessor and the Collateral Agent (which consent shall be given in accordance with the terms and conditions applicable to the Lessor thereunder); provided that, after the Collateral Agent has sent you a Relevant Notice and until the Collateral Agent sends you and the Lessor a notice withdrawing the Relevant Notice, any such consent or waiver shall require the consent or waiver of the Collateral Agent, which consent shall be given in accordance with the terms and conditions applicable to the Lessor thereunder.

11.	You represent and warrant to each Indemnitee as follows:

(a)	this Notice and the Security Assignment Documents to which the Lessee is a party have each been duly authorized, executed and delivered by, and constitute a legal, valid and binding agreement of, the Lessee, enforceable (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, concurso mercantil, examination, reorganization or other similar law, and (ii) general principles of equity) against the Lessee in accordance with their respective terms;

(b)	no “Total Loss” or similar event as defined in the Lease Agreement has occurred as to the Aircraft or the related engines, and the Certificate of Airworthiness for the Aircraft remains in full force and effect;

(c)	on the date of this Notice, no “Event of Default” as defined in the Lease Agreement has occurred and is continuing;

(d)	the Lessee is not entitled to any offset against any amounts payable under the Security Assignment Documents and to the Lessee’s knowledge after reasonable inquiry (without prejudice to any rights of the Lessee against the Lessor in respect of claims of which the Lessee does not have such knowledge) the Lessee has no present claim against the Lessor with respect to the Aircraft, the Security Assignment Documents or the Security Amounts;

(e)	the representations and warranties of the Lessee contained in Clause 3 (Representations and warranties) and Clause 3.2 (Lessee’s representations and warranties) of the Lease Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

(f)	other than this Notice, you have not received a notice of assignment in respect of the Lease Agreement or, if you have received any notice of assignment, you have subsequently been notified of the termination of such notice.

12.	At no cost to you, you will install identification plates on the Aircraft (airframe and each engine) in accordance with Clause 12 (Title Protection) of the Lease Agreement to note that the Lessor is the owner of the Aircraft and the Collateral Agent is the mortgagee of the Aircraft. You will do so as promptly as practicable but in any event not later than the earlier of (a) the date that is sixty (60) days following the date hereof and (b) the date required for the installation of such plates under the terms of such section. You will as promptly as practicable take any action reasonably requested by the Lessor, that may be taken only by you as operator of the Aircraft to cause the interest of the Lessor and Collateral Agent in the Aircraft and Lease Agreement to be appropriately noted in the aircraft registry of the country in which the Aircraft is registered. You will also take any action reasonably requested by the Lessor that may be taken only by you as operator of the Aircraft to record the Mortgage and the Local Law Mortgage on such aircraft registry. You will cause such notation and registration to be appropriately maintained under applicable law during the term of the Lease.

13.	This Notice and the authorizations and instructions contained in this Notice are irrevocable unless and until you receive written notice to the contrary from the Collateral Agent. Except as expressly provided for in this Notice, the Collateral Agent shall not have any liability for the performance of, any of the Lessor’s obligations under the Security Assignment Documents (whether undertaken by the Lessor, Avolon or any successor attorney-in-fact and manager) unless expressly agreed to in writing by the Collateral Agent following the exercise by the Collateral Agent of remedies under the Security Assignment or Mortgage or the Local Law Mortgage.

Yours faithfully

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as owner trustee
By:

Name:
Title:

Acknowledged and agreed

this             day of             , 20

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON (as “Collateral Agent”)

By:
Name:
Title:

ANNEX 1

LEASE AGREEMENT

Aircraft Operating Lease Agreement (MSN 4741) dated             2011, between Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee as lessor and the Lessee as lessee in respect of the Aircraft.

ANNEX 2

CONFIRMATION OF QUIET ENJOYMENT

To:	Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. (the “Lessee”)
Prolongación Paseo de la Reforma No. 490
Piso 1 (Edificio GE)
Colonia Santa Fé Peña Blanca
Del. Alvaro Obregón
México D.F. 01012
México

Attention: General Counsel

                                                     , 2011

Ladies and Gentlemen:

We refer to the Aircraft Operating Lease Agreement (MSN 4741), dated as of [            ] between Wells Fargo Bank Northwest National Association, not in its individual capacity but solely as owner trustee and the Lessee (as assigned, supplemented and amended from time to time, the “Lease Agreement”), relating to one Airbus A320-233 aircraft bearing manufacturer’s serial number 4741 and [            ] registration mark (the “Aircraft”). Words and expressions defined in Lease Agreement shall have the same respective meaning when used herein.

In consideration of your consent, acknowledgment and agreements to the Notice and Acknowledgment of Assignment, dated this date, from the Lessor to you (the “Notice”), we hereby agree that so long as no Event of Default shall have occurred and be continuing, we will not, take any action that would interfere, or permit any person lawfully claiming by or through us to interfere, with your rights, as the Lessee under the Lease Agreement, to quiet and peaceful use, enjoyment and possession of the Aircraft during the Lease Period under and in accordance with the terms of the Lease Agreement.

Yours faithfully,

for and on behalf of

THE BANK OF NEW YORK MELLON,

as Collateral Agent

ANNEX C

INSURANCE

1. Without limiting the requirements of the Lease Agreement, all required hull, spares and hull war risk insurance shall (i) name each “Indemnitee” referred to in paragraph 8 of the Notice and Acknowledgement to which this Annex is attached as additional insureds and (ii) designate the Collateral Agent as the sole loss payee in relation to any total loss.

All required liability (including war risk liability) insurance shall include (i) the Lessor, (ii) the Owner Trustee, (iii) Wells Fargo Bank Northwest, National Association, (iv) Avolon Aerospace (Warehouse 1) Limited, (v) Avolon Aerospace Leasing Limited, (vi) the Collateral Agent, (vii) UBS Real Estate Securities Inc.; Credit Agricole Corporate and Investment Bank; Deutsche Bank AG, London Branch; KfW IPEX-Bank GmbH; BNP Paribas SA; (viii) UBS AG, Stamford Branch, as Administrative Agent, on behalf of the Class A Lenders and the Class B Lenders (together with the parties listed in sub-clause (vi) and (vii) the “Financing Parties”), (ix) the Trust Estate, (x) the Owner Participant (xi) the Technical Servicer, the Manufacturer, the Seller and (xii) the respective successors and assigns of such parties, and (xiii) the respective shareholders, subsidiaries, directors, members, officers, agents, employees and indemnitees of such parties as additional insureds.

For insurance coverage that includes AVN67B (or the substantive equivalent) the following should be identified in the insurance/reinsurance certificates.

Contract Parties:

Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee

Avolon Aerospace (Warehouse 1) Limited

Avolon Aerospace Leasing Limited

UBS Real Estate Securities Inc.

Credit Agricole Corporate and Investment Bank

Deutsche Bank AG, London Branch

KfW IPEX-Bank GmbH

BNP Paribas SA

UBS AG, Stamford Branch

The Bank of New York Mellon

the Owner Trustee, Wells Fargo Bank Northwest, National Association, the Trust Estate, the Owner Participant, the Technical Servicer, the Manufacturer, the Seller

in each case, with its successor and assigns

Contracts:

1. Credit Agreement dated May 19, 2010, as amended and restated May 27, 2010, among Avolon Aerospace (Warehouse 1) Limited, as borrower, Avolon Aerospace Leasing Limited, UBS AG, Stamford Branch, as Administrative Agent and a Funding Agent; the other Funding Agents from time to time party thereto; UBS Real Estate Securities Inc; Credit Agricole Corporate and Investment Bank; Deutsche Bank AG, London Branch; KfW IPEX-Bank GmbH; other persons from time to time party thereto as Class A Lenders and Class B Lenders; and The Bank of New York Mellon, as Collateral Agent and Account Bank.

2. Security Trust and Guarantee Agreement dated May 27, 2010 among Avolon Aerospace (Warehouse 1) Limited, certain additional grantors identified therein, UBS AG, Stamford Branch, as Administrative Agent, and The Bank of New York Mellon, as Collateral Agent and Account Bank.

3. Servicing Agreement dated May 27, 2010 among Avolon Aerospace (Warehouse Limited, Avolon Aerospace Leasing Limited, as Servicer, the aircraft owning entities and applicable intermediaries identified therein, and UBS AG, Stamford Branch, as Administrative Agent.

4, [Aircraft Mortgage and Security Agreement dated [•], 2011 between [Lessor] and The Bank of New York Mellon, as Collateral Agent].

5. [Local law Aircraft Mortgage dated [•], 2011 between [Lessor] and The Bank of New York Mellon, as Collateral Agent].

6. Aircraft Operating Lease Agreement (MSN 4741) dated as of April 13, 2011, between Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee as lessor and the Lessee as lessee in respect of the Aircraft.

SCHEDULE 11

SUBLEASING REQUIREMENTS

1.	Subleasing

1.1	The Lessee shall provide to the Lessor, the Owner Participant and any Security Trustee (in case of sub-clause (d) below to the Security Trustee):

(a)	no later than ten (10) Business Days prior to the proposed date of execution of the proposed sublease, a copy of the form of the proposed sublease which is to be executed;

(b)	no later than fifteen (15) Business Days prior to the proposed date of commencement of the leasing under such sublease, a true and correct copy of such sublease together with:

(i)	a duly executed copy of an acknowledgment from the Permitted Sublessee that the rights under the sublease are subject and subordinate to this Agreement and the rights of the Lessor, the Owner Participant and any Security Trustee, under the Transaction Documents, provided that such acknowledgment may be contained within the text of the sublease:

(ii)	if so requested by the Lessor, the Owner Participant or any Security Trustee, a security assignment (in form and substance satisfactory to the Lessor, the Owner Participant or any Security Trustee), assigning all of the Lessee’s rights, title and interest to, in and under such sublease to the Lessor or any Security Trustee, as applicable;

(c)	no later than five (5) Business Days prior to the proposed sublease taking effect, a certificate of the Lessee, confirming that the proposed sublease complies with the provisions of this Schedule; and

(d)	on or prior to the date of execution of the proposed sublease, the tangible chattel paper original of the sublease (insofar as such sublease would constitute tangible chattel paper (as such term is defined in the UCC)).

1.2	The sublease shall:

(a)	be consistent with this Agreement and shall not permit the Permitted Sublessee to take any action not permitted under this Agreement;

(b)	not permit the Aircraft to be operated to or from an Excluded Country;

(c)	not permit further subleasing; and

(d)	expressly acknowledge:

(i)	the ownership interests of the Lessor in the Aircraft;

(ii)	any interests of the Security Trustee under any mortgage granted to the Security Trustee; and

(iii)	the interests of the Lessor under this Agreement;

1.3	The term of the sublease shall not extend beyond the date falling six (6) months before the Expiry Date;

1.4	The rights of the Permitted Sublessee under the sublease shall be expressly stated in the sublease to be subject and subordinate to this Agreement and to the rights and interests of the Lessor, the Owner Participant and any Security Trustee;

1.5	If the term of the sublease is greater than one year, the Lessee shall immediately upon the sublease being executed:

(a)	grant to the Lessor a perfected first priority security assignment of the sublease in form and substance satisfactory to the Lessor, the Owner Participant and any Security Trustee and deliver such assignment duly executed and perfected; and

(b)	provide to the Lessor, the Owner Participant and any Security Trustee a notice and acknowledgement duly executed by the sublessee in the form set out in Schedule 10 (Form of notice and acknowledgement), but with the following amendments: (i) references to the “Lessee” amended to references to the Permitted Sublessee; (ii) references to “Lease” amended to refer to the sublease and (iii) references to sublease assignment to be inserted, or such other form as may be reasonably required by the Lessor;

1.6	If the new State of Registration or the jurisdiction of incorporation of the Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, the Lessee shall provide to the Lessor, the Owner Participant and any Security Trustee, a satisfactory confirmation of the registration at the International Registry of the prospective international interest to be vested in the Lessee under the sublease, without a limit on the duration of the registration;

1.7	If a new State of Registration is proposed:

(a)	the Lessor, the Owner Participant and any Security Trustee shall be satisfied that, as compared to the State of Registration as at the date of this Agreement, such proposed State of Registration provides substantially equivalent or better protection for the rights of lessors, owners, lenders and mortgagees and imposes no less stringent aircraft maintenance standards taken as a whole; and

(b)	the Lessee shall provide to the Lessor, the Owner and any Security Trustee, a Deregistration Power of Attorney from the proposed Permitted Sublessee and, if the new State of Registration or the jurisdiction of incorporation of the Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State of the purposes of Article 4 of the Cape Town Convention, an IDERA;

1.8	The Lessee shall provide to the Lessor, the Owner and any Security Trustee, evidence satisfactory to the Lessor, the Owner and any Security Trustee that:

(a)	the Lessee will remain in compliance with Clause 17 (Insurance) and Clause 8 (Information) during the term of the sublease; or

(b)	if the proposed sublessee is to maintain insurance coverage during the term of the sublease, the proposed insurance coverage is on terms equivalent to the Insurances and is in all respects satisfactory to the Lessor, the Owner and any Security Trustee;

1.9	The Lessee shall demonstrate, by way of a legal opinion from independent counsel reasonably acceptable to the Lessor, the Owner Participant and any Security Trustee, to the satisfaction of the Lessor, the Owner Participant and any Security Trustee:

(a)	that the rights and interests of the Lessor, the Owner Participant and any Security Trustee in respect of the Aircraft or any Transaction Document (including any security interest) and the right to repossess the Aircraft in the case of an Event of Default will not be adversely affected by the subleasing;

(b)	the perfection of the interests of the Lessor, the Owner Participant and any Security Trustee in respect of the Aircraft and under the Transaction Documents (including the enforceability of any mortgage granted by the Lessor to the Security Trustee as a first priority perfected Security Interest over the Aircraft), including in the International Registry if applicable;

(c)	the due execution by the proposed Permitted Sublessee of the proposed sublease and any other document required to be delivered by the proposed Permitted Sublessee pursuant to the Agreement or this Schedule and the validity and enforceability against the proposed Permitted Sublessee of such documents;

(d)	that such sublease is subject and subordinate on the terms as set out in this Agreement; and

(e)	if a new State of Registration is proposed;

(i)	that the terms of the Lease are legal, valid, binding and enforceable in such country;

(ii)	that it is not necessary for the Lessor or the Security Trustee to register or qualify to do business in such country;

(iii)	that there is no tort liability of the owner of an Aircraft not in possession thereof under the laws of such country;

(iv)	that the laws of such country require fair compensation for requisition of title or use of the Aircraft by the government of registration;

(v)	as to:

(aa)	the due registration of the Aircraft in the name of the Permitted Sublessee or the Lessor (as applicable);

(bb)	the absence of any other Security Interests other than Lessor Liens and Permitted Security Interests;

(cc)	each Deregistration Power of Attorney or IDERA required to be delivered by the Lessee or the proposed Permitted Sublessee has been duly authorised, executed and delivered, and is suitable in form and substance for the purpose of permitting the Security Trustee to deregister and export the Aircraft upon presentation of the same at the applicable aircraft registry, without the need to obtain the consent of, or take any other action with respect to the Lessee, the proposed Permitted Sublessee or governmental authority other than such presentation; and

(dd)	such other matters as the Security Trustee may reasonably request (which may include, without limitation, advice to any Financiers as to creditors’ rights, including rights of recovery and repossession of the Aircraft);

(vi)	if the new State of Registration or the jurisdiction of incorporation of the proposed Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, addressing the effectiveness of the filings made under paragraph 1.6 above, the perfection and the absence of Security Interests other than Lessor Liens and Permitted Security Interests recorded at the International Registry;

(vii)	that such sublease will not result in the imposition of, or increase in the amount of, any Taxes, fees or expenses imposed on any Indemnitee for which the Lessee is not required to indemnify or is not then willing to enter into a binding agreement to indemnify each Indemnitee to their satisfaction against such imposed or increased Taxes, fees or expenses.

1.10	The Lessee shall, upon first demand, reimburse to the Lessor and any Security Trustee all reasonable costs and expenses incurred by any of them in connection with the consideration and/or implementation of such sublease.

2.	IDERA

If any prospective international interest or international interest has been registered at the International Registry under paragraph 1 above the Lessee shall promptly procure the execution of an IDERA by the Permitted Sublessee and its recordation by the relevant Aviation Authority to the extent such recordation is permissible by the relevant Aviation Authority, irrevocably appoint the Lessor or its certified designee under the IDERA. Following recordation or the execution of the IDERA as the case may be, the Lessee shall deliver the IDERA to the Lessor.

3.	Change of registration

3.1	Where the Aircraft is subleased pursuant to Clause 9.4 of the Lease (Permitted subleasing) the Aircraft may be re-registered with the Aviation Authority of the country in which the Permitted Sublessee is organised, subject to satisfaction of the relevant conditions of Clause 9.4 (Permitted subleasing) and this Schedule.

3.2	Upon the termination of any such sublease, the Lessee shall:

(a)	in the event the registration of the Aircraft was changed pursuant to such sublease and except as otherwise permitted under this Agreement, procure that the Aircraft is reregistered in the State of Registration as of the date immediately preceding the effectiveness of the sublease and provide a. legal opinion from counsel approved by the Lessor and the Security Trustee, such approval not to be unreasonably withheld (to be in form and substance reasonably satisfactory to the Lessor and the Security Trustee) addressed to the Owner Participant, the Lessor and the Security Trustee as to their rights and interests (and the perfection of such interests) in respect of the Aircraft or any Transaction Document and the right to repossess the Aircraft in such State of Registration; and

(b)	pay all reasonable costs and expenses (if any) of the Owner Participant, the Lessor and the Security Trustee incurred or payable in connection with the change in registry.

SCHEDULE 12

LIST OF AGREED MODIFICATION FOR FAA REGISTRATION

•	CN47.11.100.01: System provision for Fuel Tank Inerting System (FTIS)

•	CN47.11.101.01: Installation of Fuel Tank Inerting System (FTIS)

•	Dedicated 15” wheelchair stowage

•	Reduction in passenger seats to maximum 179

•	if applicable, such other Post Delivery Modifications as shall be listed in an annex to the Acceptance Certificate at the time of the Delivery.

IN WITNESS WHEREOF the Lessor and the Lessee have executed this Agreement, both as of the date shown at the beginning of this Agreement.

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A.P.I. DE C.V., as the Lessee

By:	/s/ Mario E. Geyne Pliego

Name: Mario E. Geyne Pliego
Title: Financial and Fleet Planning Director

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as the Lessor

By:	/s/ Scott Rosevear

Name: Scott Rosevear
Title: Vice President